SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by Registrant:
Filed by a Party other than the Registrant:

Check the appropriate box:

Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Materials Pursuant to § 240.14a-11(c) or § 240.14a-12

Lone Star Steakhouse & Saloon, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

No fee required.
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1)	Title of each class of securities to which transaction applies: Common Stock, $.01 par value per share, of Lone Star Steakhouse & Saloon, Inc.
2)	Aggregate number of securities to which transaction applies: 21,318,952 shares of common stock and options to purchase 3,721,093 shares of common stock.
3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing is calculated and state how it was determined): The filing fee was determined by multiplying 0.000107 by the sum of (i) $577,743,599, which is the product of 21,318,952 outstanding shares of Lone Star Steakhouse & Saloon, Inc. common stock and the transaction consideration of $27.10 per share and (ii) $35,945,758, which is the product of outstanding options to purchase 3,721,093 shares of common stock and $9.66, which is the amount equal to the excess of $27.10 per share over the weighted average exercise price per share of such outstanding options.

4)	Proposed maximum aggregate value of transaction: $613,689,357
5)	Total fee paid: $65,664
Fee paid previously by written preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:
2)	Form, Schedule or Registration Statement No.:
3)	Filing Party:
4)	Date Filed:

LONE STAR STEAKHOUSE & SALOON, INC.

224 EAST DOUGLAS

SUITE 700

WICHITA, KANSAS 67202

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON [______], 2006

Dear Stockholder:

You are cordially invited to attend a special meeting of the stockholders of Lone Star Steakhouse & Saloon, Inc. The special meeting will be held on [______], 2006 at [___]:00 [__].m., [______] Time, at [______].

At the special meeting, you will be asked to consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of August 18, 2006, by and among Lone Star Steakhouse & Saloon, Inc., Lone Star U.S. Acquisitions LLC (“Lone Star Acquisitions”) and COI Acquisition Corp., an affiliate of Lone Star Acquisitions. As a result of the transactions contemplated by the merger agreement, Lone Star Acquisitions and its affiliates will acquire our entire company, including all of our restaurant operations, which include Lone Star Steakhouse & Saloon, Texas Land & Cattle Co., Sullivan’s Steakhouse, Del Frisco’s Double Eagle Steak House and Frankie’s Italian Grille, and our stockholders will receive an aggregate of $27.10 per share in cash.

The steps of the transactions are as follows: (1) we will sell to an affiliate or affiliates of Lone Star Acquisitions all of the shares of capital stock of certain of our subsidiaries designated by Lone Star Acquisitions, which sales are referred to in the accompanying proxy statement as the “transfers” and which subsidiaries of ours are referred to in the accompanying proxy statement as the “transferred subsidiaries;” and (2) immediately thereafter, COI Acquisition Corp. will merge with and into us and we will be the surviving corporation in the merger and become an affiliate of Lone Star Acquisitions. Together, the transfers and the merger will result in the sale of our entire company to Lone Star Acquisitions and its affiliates. We will not consummate one of these transactions without the other.

Upon completion of the transfers and the merger, each share of our common stock not held by Lone Star Acquisitions, COI Acquisition Corp. or us, or by our stockholders who perfect their appraisal rights under Delaware law, will automatically be converted into the right to receive an aggregate of $27.10 in cash, without interest.

The consummation of the transactions contemplated by the merger agreement is NOT conditioned on (1) Lone Star Acquisitions obtaining financing or (2) our obtaining consents to the transactions under any of our real property leases or under any federal, state, city or local law governing the sale of liquor that may be applicable.

Our board of directors has unanimously determined that the transfers, the merger and the merger agreement are advisable and are fair to us and our stockholders, and in our best interest and the best interest of our stockholders. Accordingly, the board of directors has unanimously approved the merger agreement and the transactions contemplated thereby. The board of directors unanimously recommends that you vote “FOR” the adoption of the merger agreement and the approval of the transactions contemplated thereby at the special meeting and “FOR” the approval of the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies.

We cannot consummate the sale of the transferred subsidiaries and the merger unless holders of a majority of the outstanding shares of our common stock entitled to vote approve the merger agreement and the transactions contemplated thereby.

Your vote is extremely important. We ask that you either promptly sign, date and return the enclosed proxy card in the envelope provided without delay or promptly submit your proxy by telephone or over the Internet following the instructions on the proxy card, even if you plan to attend the special meeting.

Lone Star Acquisitions is an affiliate of Lone Star Funds, a Dallas-based private equity firm. Neither Lone Star Funds nor Lone Star Acquisitions, despite the similarity in name, is an affiliate or associate of Lone Star Steakhouse & Saloon, Inc., and neither Lone Star Funds nor Lone Star Acquisitions has any relationship with Lone Star Steakhouse & Saloon, Inc., except with respect to the merger agreement. No members of the management or the board of directors of Lone Star Steakhouse & Saloon, Inc. will be participating with Lone Star Funds or Lone Star Acquisitions in the purchase of Lone Star Steakhouse & Saloon, Inc.

This proxy statement and the form of the proxy are first being sent to the stockholders on or about [______], 2006.

Sincerely,
/s/ Gerald T. Aaron

GERALD T. AARON, Secretary

LONE STAR STEAKHOUSE & SALOON, INC.

224 EAST DOUGLAS

SUITE 700

WICHITA, KANSAS 67202

PROXY STATEMENT

FOR

SPECIAL MEETING OF STOCKHOLDERS

[______], 2006

Notice is hereby given that a special meeting of the stockholders of Lone Star Steakhouse & Saloon, Inc., a Delaware corporation, will be held at [______], on [______], 2006 at [__].m., [______] Time. The special meeting is being called to consider and vote upon a transaction as a result of which Lone Star U.S. Acquisitions LLC and its affiliates will acquire our entire company, including all of our restaurant operations, which include Lone Star Steakhouse & Saloon, Texas Land & Cattle Co., Sullivan’s Steakhouse, Del Frisco’s Double Eagle Steak House and Frankie’s Italian Grille, and our stockholders will receive an aggregate of $27.10 per share in cash.

Specifically, the special meeting is being held for the following purposes:

1.

To adopt the Agreement and Plan of Merger, dated as of August 18, 2006, by and among Lone Star Steakhouse & Saloon, Inc., Lone Star U.S. Acquisitions LLC and COI Acquisition Corp., an affiliate of Lone Star Acquisitions, pursuant to which we will sell to an affiliate or affiliates of Lone Star Acquisitions all of the shares of capital stock of certain of our subsidiaries designated by Lone Star Acquisitions, which sales are referred to in the accompanying proxy statement as the “transfers” and which subsidiaries of ours are referred to in the accompanying proxy statement as the “transferred subsidiaries,” and, immediately thereafter, COI Acquisition Corp. will merge with and into us, and we will be the surviving corporation in the merger and become an affiliate of Lone Star Acquisitions;

2.

To approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement and approve the transactions contemplated thereby; and

3.	To transact such other business as may properly come before the special meeting or any adjournment thereof.

Together, the transfers and the merger will result in the sale of our entire company to Lone Star Acquisitions and its affiliates. We will not consummate one of these transactions without the other.

Upon completion of the transfers and the merger, each share of our common stock not held by Lone Star Acquisitions, COI Acquisition Corp. or us, or by our stockholders who perfect their appraisal rights under Delaware law, will automatically be converted into the right to receive an aggregate of $27.10 in cash, without interest.

The consummation of the transactions contemplated by the merger agreement is NOT conditioned on (1) Lone Star Acquisitions obtaining financing or (2) our obtaining consents to the transactions under any of our real property leases or under any federal, state, city or local law governing the sale of liquor that may be applicable.

The board of directors unanimously recommends that you vote “FOR” the adoption of the merger agreement and the approval of the transactions contemplated thereby and “FOR” the approval of the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies.

The proxy statement accompanying this notice provides a more complete description of the matters to be acted upon at the special meeting. Stockholders of record at the close of business on August 28, 2006 are entitled to receive notice of and to vote at the special meeting and any adjournment thereof. A list of such stockholders will be available for examination by any stockholder, for any purpose related to the special meeting, during ordinary business hours, at Lone Star Steakhouse & Saloon, Inc., at 224 East Douglas, Suite 700, Wichita, Kansas 67202, during the 10-day period preceding the special meeting.

In order to approve the merger agreement and the transactions contemplated thereby, holders of a majority of the outstanding shares of our common stock entitled to vote must vote in favor of adopting the merger agreement and the transactions contemplated thereby.

All stockholders are cordially invited to attend the special meeting. Whether or not you expect to attend, please sign and return the enclosed proxy card promptly in the envelope provided or promptly submit your proxy by telephone or over the Internet following the instructions on the proxy card. You may revoke your proxy and vote in person at the special meeting if you desire. If you fail to vote in person or by proxy, or abstain from voting, it will have exactly the same effect as voting against adopting the merger agreement and the transactions contemplated thereby.

Lone Star Acquisitions is an affiliate of Lone Star Funds, a Dallas-based private equity firm. Neither Lone Star Funds nor Lone Star Acquisitions, despite the similarity in name, is an affiliate or associate of Lone Star Steakhouse & Saloon, Inc., and neither Lone Star Funds nor Lone Star Acquisitions has any relationship with Lone Star Steakhouse & Saloon, Inc., except with respect to the merger agreement. No members of the management or the board of directors of Lone Star Steakhouse & Saloon, Inc. will be participating with Lone Star Funds or Lone Star Acquisitions in the purchase of Lone Star Steakhouse & Saloon, Inc.

By order of the Board of Directors,
/s/ Gerald T. Aaron

GERALD T. AARON, Secretary

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Annex A	Agreement and Plan of Merger, dated as of August 18, 2006, by and among Lone Star Steakhouse & Saloon, Inc., Lone Star U.S. Acquisitions LLC and COI Acquisition Corp.
Annex B	Opinion of North Point Advisors LLC
Annex C	Opinion of Thomas Weisel Partners LLC
Annex D	Section 262 of the Delaware General Corporation Law

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SUMMARY TERM SHEET

This summary term sheet highlights selected information from this proxy statement about the proposed transactions contemplated by the merger agreement and the special meeting and may not contain all of the information that is important to you as a stockholder of Lone Star Steakhouse & Saloon, Inc. Accordingly, we encourage you to read carefully this entire document and the other documents to which we refer you.

As a result of the transactions contemplated by the merger agreement, Lone Star Acquisitions and its affiliates will acquire our entire company, including all of our restaurant operations, which include Lone Star Steakhouse & Saloon, Texas Land & Cattle Co., Sullivan’s Steakhouse, Del Frisco’s Double Eagle Steak House and Frankie’s Italian Grille, and our stockholders will receive an aggregate of $27.10 per share in cash.

References in this proxy statement to “the Company,” “Lone Star Steakhouse,” “we,” “our,” “our company” and “us” mean, unless the context indicates otherwise, Lone Star Steakhouse & Saloon, Inc. and its consolidated subsidiaries; all references to “Acquisitions” or “Lone Star Acquisitions” refer to Lone Star U.S. Acquisitions LLC; all references to “COI Acquisition” or “Merger Sub” refer to COI Acquisition Corp.; all references to Purchase Sub or Purchase Subs refer to an affiliate or affiliates of Lone Star Acquisitions that are or will be formed to acquire the capital stock of the transferred subsidiaries; all references to “merger agreement” refer to the Agreement and Plan of Merger, dated as of August 18, 2006, by and among Lone Star Steakhouse & Saloon, Inc., Lone Star U.S. Acquisitions LLC and COI Acquisition Corp., as it may be amended from time to time, a copy of which is attached as Annex A to this proxy statement; all references to the “transferred subsidiaries” refer to our direct and indirect subsidiaries designated by Lone Star Acquisitions, all of the shares of capital stock of which will be sold by us to Purchase Sub pursuant to the merger agreement; all references to “transfers” refer to the sale of the capital stock of the transferred subsidiaries to Purchase Sub pursuant to the merger agreement; all references to the “merger” refer to the merger of COI Acquisition with and into us pursuant to the merger agreement; and all references to the “transactions” refer to the transfers and the merger.

The Companies (page [______])

Lone Star Steakhouse & Saloon, Inc.

224 East Douglas, Suite 700

Wichita, Kansas 67202

(316) 264-8899

As of August 28, 2006, Lone Star Steakhouse & Saloon, Inc., a Delaware corporation, owned and operated 222 mid-priced, full service, casual dining restaurants located in the United States, which operate under the trade name Lone Star Steakhouse & Saloon or Lone Star Cafe, 22 Texas Land & Cattle Co. restaurants, and 20 upscale steakhouse restaurants, five operating as Del Frisco’s Double Eagle Steak House restaurants and 15 operating as Sullivan’s Steakhouse restaurants. We also operate a mid-priced restaurant operating as Frankie’s Italian Grille. In addition, a licensee operates four Lone Star Steakhouse & Saloon restaurants in California and a licensee operates a Del Frisco’s restaurant in Orlando, Florida. Internationally, licensees operate 12 Lone Star Steakhouse & Saloon restaurants in Australia and one in Guam.

Lone Star U.S. Acquisitions LLC

717 North Harwood Street, Suite 2100

Dallas, Texas 75201

(214) 754-8400

Lone Star U.S. Acquisitions LLC, a Delaware limited liability company, is an affiliate of Lone Star Funds. Lone Star Funds, founded in 1993, is a group of private funds that invests globally in a broad range of assets, including secured and unsecured non-performing loans, and other debt and equity investments. The group has invested approximately $11 billion of equity capital and has affiliate offices in Dallas, London, Tokyo and Seoul.

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 Neither Lone Star Funds nor Acquisitions, despite the similarity in name, is an affiliate or associate of Lone Star Steakhouse, and neither Lone Star Funds nor Acquisitions has any relationship with Lone Star Steakhouse, except with respect to the merger agreement. No members of the management or the board of directors of Lone Star Steakhouse will be participating with Lone Star Funds or Acquisitions in the purchase of the Company.

COI Acquisition Corp.

717 North Harwood Street, Suite 2100

Dallas, Texas 75201

(214) 754-8400

COI Acquisition Corp., a Delaware corporation and an affiliate of Acquisitions, was formed solely for the purpose of effecting the merger and the transactions related to the merger agreement. It has not engaged in any business except in furtherance of this purpose.

Purchase Subs

717 North Harwood Street, Suite 2100

Dallas, Texas 75201

(214) 754-8400

The Purchase Subs are or will be formed solely for the purpose of effecting the purchase of the transferred subsidiaries and the transactions related to the merger agreement.

The Special Meeting (page [______])

Date, Time and Place (page [______])

The special meeting will be held on [______], [______], 2006 at [______], located at [______], at [____] [__].m., [________] Time, to consider and vote upon proposals to adopt the merger agreement and to approve the transactions contemplated thereby, to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the adoption of the merger agreement and the transactions contemplated thereby, and to transact such other business as may properly come before the special meeting and any adjournment of the special meeting.

Record Date, Shares Entitled to Vote and Quorum (page [______])

Only holders of record of our common stock at the close of business on August 28, 2006, the record date for the special meeting, are entitled to notice of, and to vote at, the special meeting. On the record date, 21,318,952 shares of our common stock were issued and outstanding and held by approximately 297 holders of record. A quorum will be present at the special meeting if the holders of a majority of the outstanding shares of our common stock entitled to vote on the record date are represented in person or by proxy at the special meeting.

Vote Required (page [______])

In order to approve the merger agreement and the transactions contemplated thereby, holders of a majority of the outstanding shares of our common stock entitled to vote must vote in favor of adopting the merger agreement and the transactions contemplated thereby. If you withhold a vote or abstain from voting on the proposal for the adoption of the merger agreement and the approval of the transactions contemplated thereby, it will have the same effect as a vote “AGAINST” the proposal. Approval of the proposal to adjourn the special meeting, if necessary or appropriate, requires the favorable vote of a majority of the votes cast at the special meeting, in person or by proxy, even if less than a quorum.

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Share Ownership of Directors and Executive Officers (page [______])

As of the record date, our executive officers (who include Jamie B. Coulter, our Chief Executive Officer, John D. White, our Executive Vice President and Chief Financial Officer, Gerald T. Aaron, our Senior Vice President – Counsel, Deidra Lincoln, our Vice President of Del Frisco’s, Mark Mednansky, our Chief Operating Officer, and Jon W. Howie, our Chief Accounting Officer) as a group and our directors (other than John D. White, our Executive Vice President and Chief Financial Officer, who is also a director) as a group owned and were entitled to vote 2,628,600 shares and 77,199 shares, respectively, of our common stock, which represent approximately 12.3% and less than 1%, respectively, of our total common stock outstanding on that date. Each of our directors and executive officers has indicated that he intends to vote in favor of the adoption of the merger agreement and the approval of the transactions contemplated thereby and for the approval of the adjournment, if necessary or appropriate, of the special meeting, but, in each case, has no obligation to do so other than as described below.

Voting Agreement (page [______])

In connection with the merger agreement, Jamie B. Coulter, our Chief Executive Officer, who holds and is entitled to vote approximately 11.2% of our total common stock outstanding on the record date, has entered into a voting agreement in which he has agreed, subject to specified exceptions, to vote his shares of our common stock:

•	to approve and vote in favor of the merger agreement and the transactions contemplated by the merger agreement and any other actions or agreements required in furtherance thereof;
•	against any action or agreement that would result in a breach of any covenant, representation or warranty or any of our other obligations or agreements under the merger agreement; and
•	against any action or agreement (other than the merger agreement or the transactions contemplated thereby) that would impede, interfere with, delay, postpone or attempt to discourage the transactions.

The voting agreement terminates upon the earliest to occur of (1) the termination of the merger agreement in accordance with its terms, (2) the effective time of the merger, (3) at such time as the board of directors (A) withdraws or modifies its approval or recommendation of the merger agreement or the transactions or (B) recommends or approves any takeover proposal and (4) at such time as the merger agreement is amended in any respect or we waive any of our rights under the merger agreement.

Voting of Proxies; Revocability of Proxies (page [______])

After carefully reading and considering the information contained in this proxy statement, you should either complete, date and sign the enclosed proxy card and mail the proxy card in the enclosed return envelope as soon as possible or promptly submit your proxy by telephone or over the Internet following the instructions on the proxy card so that your shares of common stock are represented at the special meeting, even if you plan to attend the special meeting in person. If you elect to submit your proxy by telephone or via the Internet, you will need to provide the control number set forth on the enclosed proxy card upon which you will be provided the option to vote “for,” “against,” or “abstain” with respect to each of the proposals. If no specification is indicated, all of your shares of common stock represented by valid proxies that have been submitted will be voted “FOR” the adoption of the merger agreement and the approval of the transactions contemplated thereby and “FOR” the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies.

Until your proxy is voted at the special meeting, you can revoke your proxy and change your vote in any of the following ways:

•	by giving written notice of the revocation to our Secretary;
•	by properly submitting another proxy by mail, telephone or the Internet, with a later date; or
•	by voting in person at the special meeting (if your shares are registered directly on our books and not held through a broker, bank or other nominee).

Your attendance at the special meeting will not in and of itself constitute a revocation of your proxy.

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If you have instructed your broker or other nominee to vote your shares, you must follow the procedures provided by your broker or nominee to change those instructions.

The Transactions (page [______])

Consideration to Be Received by Our Stockholders (page [______])

If the merger agreement is approved and adopted by our stockholders and the other conditions to closing are satisfied or waived, we will sell to Purchase Sub all of the shares of capital stock of the transferred subsidiaries and, immediately thereafter, Merger Sub will be merged with and into us and we will be the surviving corporation and become an affiliate of Acquisitions.

As a result of the transactions contemplated by the merger agreement, Acquisitions and its affiliates will acquire our entire company, including all of our restaurant operations, which include Lone Star Steakhouse & Saloon, Texas Land & Cattle Co., Sullivan’s Steakhouse, Del Frisco’s Double Eagle Steak House and Frankie’s Italian Grille, and our stockholders will receive an aggregate of $27.10 per share in cash. Together, the transfers and the merger will result in the sale of our entire company to Acquisitions and its affiliates. We will not consummate one of these transactions without the other.

Upon completion of the transfers and the merger, each share of our common stock not held by Lone Star Acquisitions, COI Acquisition or us, or by our stockholders who perfect their appraisal rights under Delaware law, will automatically be converted into the right to receive an aggregate of $27.10 in cash, without interest. Following the completion of the transactions, we will no longer be a public company, and you will cease to have any ownership interest in us and will not participate in any of our future earnings and growth or losses.

Reasons for the Transactions (page [______])

Our board of directors has determined unanimously to recommend the adoption of the merger agreement and the approval of the transactions contemplated thereby based on its consideration of a number of factors, which are described in the section of this proxy statement entitled “The Transactions—Reasons for the Transactions.”

Recommendation of the Board of Directors (page [______])

After careful consideration, the board of directors has unanimously determined that the merger agreement, the sale of the transferred subsidiaries and the merger are advisable and are fair to us and our stockholders, and in our best interest and the best interest of our stockholders and has unanimously approved the merger agreement, the sale of the transferred subsidiaries and the merger. The board of directors unanimously recommends that you vote “FOR” the adoption of the merger agreement and the approval of the transactions contemplated thereby at the special meeting and “FOR” the approval of the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies.

Opinions Delivered to the Board of Directors (page [______])

In connection with the transactions, the board of directors received written opinions, each dated August 18, 2006, from North Point Advisors LLC and Thomas Weisel Partners LLC as to the fairness to our stockholders, from a financial point of view and as of the date of the opinions, of the aggregate $27.10 per share transaction consideration. The full text of North Point’s and Thomas Weisel Partners’ written opinions are attached to this proxy statement as Annex B and Annex C, respectively. We encourage you to read these opinions carefully in their entirety for a description of the assumptions made, procedures followed, matters considered and limitations on the reviews undertaken. The opinions were provided to the board of directors in connection with its evaluation of the aggregate $27.10 per share transaction consideration to be received by our stockholders and relate only to the fairness to our stockholders, from a financial point of view and as of August 18, 2006, of the aggregate $27.10 per share transaction consideration. The opinions do not address any other terms, aspects or implications of the transactions and do not constitute a recommendation to any stockholder as to how such stockholder should vote or act on any matter relating to the proposed transactions.

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Background of the Transactions (page [______])

The section of the proxy statement entitled “The Transactions—Background of the Transactions” contains a description of the process that we undertook with respect to reaching a definitive merger agreement with Acquisitions and Merger Sub, and includes a discussion of our contacts and discussions with Acquisitions and its affiliates that led to the merger agreement.

Financing for the Transactions; Source and Amounts of Funds (page [______])

The consummation of the transactions contemplated by the merger agreement is not conditioned on Acquisitions obtaining financing. The total amount of funds required by Acquisitions to pay the consideration to be paid for the transferred subsidiaries and the merger, and to pay related fees and expenses, is estimated to be approximately $[______]. Acquisitions plans to fund this through its working capital, borrowings under existing lines of credit and other sources of immediately available funds. The foregoing estimate does not take into account the results of the exercise by stockholders of dissenters’ rights under Delaware law which may result in their receipt of consideration less than, more than or equal to the transaction consideration which would have been payable to them under the terms of the merger agreement.

Material United States Federal Income Tax Consequences (page [______])

Holders of our common stock that exchange all of their shares of our common stock for cash (either pursuant to the merger agreement or as a result of perfecting their appraisal rights) will recognize gain or loss on the exchange in an amount equal to difference between the amount of the cash received and that holder’s adjusted tax basis in the shares of our common stock exchanged therefor.

Interests of Certain Persons in the Transactions (page [______])

When considering our board of directors’ unanimous recommendation that our stockholders vote in favor of the adoption of the merger agreement and approval of the transactions contemplated thereby, you should be aware that some of our directors and executive officers have interests in the transactions that are different from, or in addition to, the interests of our stockholders. See “The Transactions—Interests of Certain Persons in the Transactions” for a description of such interests that may be different from, or in addition to, the interests of our stockholders.

Our board of directors knew about these additional interests and considered them, among other matters, when it approved the merger agreement and determined that the sale of the transferred subsidiaries, the merger and the merger agreement are advisable and are fair to us and our stockholders, and in our best interest and the best interest of our stockholders.

Appraisal or Dissenters’ Rights (page [______])

We have concluded that our stockholders are entitled under Delaware law to appraisal rights in connection with the transactions. To exercise appraisal rights, you must:

•	before the taking of the vote on the proposal to approve the merger agreement and the transactions contemplated thereby, deliver to us a written demand for appraisal;
•	NOT vote in favor of the proposal to approve the merger agreement and the transactions contemplated thereby; and
•	comply with other procedures as is required by Section 262 of the General Corporation Law of the State of Delaware.

A copy of the relevant provisions of Section 262 of the General Corporation Law of the State of Delaware is attached to this proxy statement as Annex D.

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Under the merger agreement, Acquisitions is not required to complete the transactions if holders of 22.5% or more of our outstanding common stock as of the effective date of the merger demand appraisal of their shares in accordance with Delaware law.

The Merger Agreement (page [______])

Structure of the Transactions (page [______])

As a result of the transactions contemplated by the merger agreement, Acquisitions and its affiliates will acquire our entire company, including all of our restaurant operations, which include Lone Star Steakhouse & Saloon, Texas Land & Cattle Co., Sullivan’s Steakhouse, Del Frisco’s Double Eagle Steak House and Frankie’s Italian Grille, and our stockholders will receive an aggregate of $27.10 per share in cash.

Subject to the terms and conditions of the merger agreement, the steps of the transactions are as follows: (1) we will sell to Purchase Sub all of the shares of capital stock of the transferred subsidiaries; and (2) immediately thereafter, Merger Sub will merge with and into us, and we will be the surviving corporation in the merger.

As a result of the transactions, we will cease to be a publicly traded company, and we will become an affiliate of Acquisitions.

Consideration to be Received by our Stockholders in the Transactions (page [______])

At the effective time of the merger, each outstanding share of our common stock (other than shares held by Acquisitions, Merger Sub or us, and other than shares held by stockholders properly exercising appraisal rights pursuant to Section 262 of the Delaware General Corporation Law, which we refer to as the “DGCL”) automatically will be converted into the right to receive an aggregate of $27.10 in cash, without interest, which we refer to in this proxy statement as the “transaction consideration.” All shares of our common stock held by Acquisitions, Merger Sub or us will be retired and cancelled and no payment will be made in respect of those shares.

Pursuant to Delaware law, holders of shares of our common stock will have the right to dissent from the transactions and receive the fair value of their shares. For a complete description of the procedures that must be followed to dissent from the transactions, see “The Transactions—Appraisal or Dissenters’ Rights” as well as the text of Section 262 of the DGCL, set forth in Annex D.

Treatment of Stock Options (page [______])

A holder of outstanding options to purchase shares of our common stock, whether or not then vested, at the effective time of the merger, will be entitled to receive a cash amount equal to the product of (a) the amount, if any, by which $27.10 exceeds the exercise price per share of each option held by such person at the effective time of the merger, multiplied by (b) the number of shares subject to such option held by such person, less any applicable withholdings for taxes. No consideration will be paid in respect of any stock options for which the exercise price equals or exceeds $27.10 per share.

Conditions to the Transactions (page [______])

The obligations of the parties to effect the transactions are subject to the fulfillment or waiver of the following conditions, among others:

•	the approval of the merger agreement and the transactions contemplated thereby by our stockholders;
•	the absence of legal prohibitions to the completion of the transactions;
•	the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 shall have expired or been terminated;

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•	the accuracy of our representations and warranties in the merger agreement, subject to exceptions which could not reasonably be expected to have a material adverse effect with respect to us;
•	our performance in all material respects of our obligations and compliance in all material respects with our agreements or covenants to be performed or complied with by us under the merger agreement;
•	the absence of any changes, conditions, events or developments that have had or that could reasonably be expected to have a material adverse effect with respect to us;
•

the absence of any judgment, order, injunction, ruling or decree which prohibits or materially limits the ownership or operation, or requires divestiture or rescission, by Acquisitions or its affiliates of any material portion of the shares of stock (or other rights of ownership) or assets of us and our subsidiaries, taken as a whole;

•

all consents required in connection with the merger agreement or the transactions contemplated by the merger agreement (other than any consents that may be required under any of our real property leases or permits, including under any federal, state, city or local law governing the sale of liquor that may be applicable) shall have been obtained and shall be in full force and effect, except where the failure to do so could not reasonably be expected to have, in the aggregate, a material adverse effect with respect to us; and

•	the holders of not more than 22.5% of the shares of our common stock shall have exercised dissenter’s rights.

The merger agreement expressly provides that our failure to obtain or have in effect consents that may be required under any of our real property leases or permits, including under any federal, state, city or local law governing the sale of liquor that may be applicable, will not constitute a material adverse effect with respect to us.

Termination of the Merger Agreement (page [______])

The merger agreement may be terminated and the transactions contemplated by the merger agreement may be abandoned at any time prior to the effective date of the merger:

•	by mutual written consent of Acquisitions and us;
•

by either Acquisitions or us, if the merger has not been consummated on or before December 15, 2006; provided, however, that the right to terminate the merger agreement under this provision is not available to any party whose failure to fulfill any obligation under the merger agreement has been the cause of, or resulted in, the failure of the merger to be consummated on or before this date;

•

by either Acquisitions or us, if any governmental authority shall have enacted, issued, promulgated, enforced or entered any legally binding law, injunction, order, decree or ruling or taken any other action (including the failure to have taken an action) which has become final and non-appealable and has the effect of making consummation of any of the transactions contemplated by the merger agreement illegal or otherwise preventing or prohibiting consummation of any of the transactions contemplated by the merger agreement;

•

by Acquisitions, if neither Acquisitions nor Merger Sub is in material breach of any of its representations, warranties or covenants under the merger agreement, and if (1) any of our representations or warranties in the merger agreement becomes untrue or inaccurate such that the condition in the merger agreement with respect to the accuracy of our representations and warranties would not be satisfied, or (2) we have breached any of our covenants or agreements in the merger agreement such that the condition in the merger agreement with respect to our performance of and compliance with our covenants or agreements under the merger agreement would not be satisfied, and the breach (if curable) has not been cured within 20 days after notice to us;

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•

by us, if we are not in material breach of any of our representations, warranties or covenants under the merger agreement, and if (1) any of the representations or warranties of Acquisitions or Merger Sub in the merger agreement becomes untrue or inaccurate such that the condition in the merger agreement with respect to the accuracy of Acquisitions’ representations and warranties would not be satisfied, or (2) Acquisitions or Merger Sub has breached any of its covenants or agreements in the merger agreement such that the condition in the merger agreement with respect to Acquisitions’ performance of and compliance with its covenants or agreements under the merger agreement would not be satisfied, and such breach (if curable) has not been cured within 20 days after notice to Acquisitions or Merger Sub, as applicable;

•

by Acquisitions, if the board of directors shall have withdrawn or modified in a manner adverse to Acquisitions its approval or recommendation of the merger agreement or the transactions contemplated by the merger agreement or recommended or approved any takeover proposal;

•

by us, if the board of directors shall have withdrawn or modified in a manner adverse to Acquisitions its approval or recommendation of the merger agreement or the transactions contemplated by the merger agreement in accordance with the terms of the merger agreement, but any such purported termination shall be void and of no force or effect unless we:

•	concurrently pay to Acquisitions a termination fee of $18 million and its expenses of up to $1.5 million; and
•

enter into a definitive acquisition, merger or similar agreement to effect the superior offer that caused the board of directors to withdraw or modify its approval or recommendation of the merger agreement or the transactions; or

•	by us or Acquisitions, if, at the special meeting, the stockholder approval for the merger agreement is not obtained.

Effect of Termination of the Merger Agreement (page [______])

In the event of the termination of the merger agreement as described above, the merger agreement will become void, and there will be no liability under the merger agreement on the part of any party to the merger agreement, except that:

•	the parties will remain liable for fees and expenses under the circumstances described under “Fees and Expenses” below; and
•	the parties will remain subject to the confidentiality provisions of the merger agreement.

In the event that a party terminates the merger agreement because of a material breach of any of the other party’s representations, warranties or covenants, such that the applicable conditions to the terminating party’s obligations to effect the transactions would not be satisfied, the terminating party will be entitled to receive from the breaching party, within two business days after termination of the merger agreement, an amount equal to $3,000,000 as the sole and liquidated damages of the terminating party, except as otherwise described under “Fees and Expenses” below. A party will not otherwise have any liability for any breach of any of its representations, warranties, covenants or agreements in the merger agreement prior to a termination of the merger agreement, or otherwise in connection with any termination of the merger agreement, except as otherwise described above or under “Fees and Expenses” below. In lieu of terminating the merger agreement, a party may seek an injunction or restraining order to prevent breaches of the merger agreement, as well as specific performance of the terms and provisions of the merger agreement.

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Fees and Expenses (page [______])

Except as otherwise described below, all expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement will be paid by the party incurring such expenses, whether or not any of the transactions contemplated by the merger agreement are consummated.

The merger agreement provides that we will be required to pay a termination fee of $18 million and/or termination expenses equal to the reasonably documented expenses of Acquisitions and its affiliates of up to $1.5 million if the merger agreement is terminated in the following circumstances:

•

by Acquisitions because our board of directors has withdrawn or modified in a manner adverse to Acquisitions its approval or recommendation of the merger agreement or the transactions or recommended or approved any takeover proposal, then, so long as neither Acquisitions nor Merger Sub was, as of the date of termination, in material breach of any of its representations, warranties or covenants in the merger agreement, we will pay Acquisitions the termination fee, within two business days after the termination of the merger agreement, and the termination expenses;

•

by us if our board of directors has withdrawn or modified in a manner adverse to Acquisitions its approval or recommendation of the merger agreement or the transactions in accordance with the terms of the merger agreement, and we enter into a definitive acquisition, merger or similar agreement to effect the superior offer that caused the board of directors to withdraw or modify its approval or recommendation of the merger agreement or the transactions, then we will pay Acquisitions the termination fee, concurrently with and as a condition to the termination of the merger agreement, and the termination expenses;

•

because (1) the transactions have not been consummated on or before December 15, 2006 or (2) we do not obtain stockholder approval of the merger agreement at the special meeting, if prior to such termination a takeover proposal has been publicly announced or otherwise disclosed to our stockholders and, within nine months of the termination date, we or any of our subsidiaries enters into a definitive agreement with respect to, or the board of directors recommends that our stockholders approve, adopt or accept, any takeover proposal, then we will pay Acquisitions the termination fee, concurrently upon entering into such definitive agreement or with the board of directors’ recommendation, and the termination expenses;

•

by Acquisitions because of a material breach of any of our representations, warranties or covenants, such that the applicable conditions to Acquisitions’ obligations to effect the transactions would not be satisfied, and, within nine months of the termination date, we or any of our subsidiaries enters into a definitive agreement with respect to, or the board of directors recommends that our stockholders approve, adopt or accept, any takeover proposal, then we will pay Acquisitions the termination fee (with a credit for the $3,000,000 liquidated damages amount payable upon such termination), concurrently upon entering into such definitive agreement or with the board of directors’ recommendation, and the termination expenses; or

•

because we do not obtain stockholder approval of the merger agreement at the special meeting, and prior to such termination a takeover proposal has not been publicly announced or otherwise disclosed to our stockholders, then we will pay Acquisitions termination expenses of up to $1,000,000.

In no event will we be required to pay under any of the above circumstances an amount in the aggregate in excess of $19,500,000.

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If we fail to pay the termination fee or any termination expenses when due, we will reimburse Acquisitions, in addition to the termination expenses and not subject to any cap or limit, for all reasonable costs and expenses actually incurred or accrued by Acquisitions (including reasonable fees and expenses of counsel) in connection with the collection under and enforcement of the above provisions. If the merger agreement is terminated under any of the circumstances described above as a result of which Acquisitions is entitled to receive payment of the termination fee and/or termination expenses, Acquisitions’ right to receive payment of the termination fee and/or termination expenses will be the exclusive remedy of Acquisitions and Merger Sub for the loss suffered as a result of the failure of the transactions to be consummated, and upon payment of the termination fee and/or termination expenses, we will have no further liability or obligation relating to or arising out of the merger agreement or the transactions (except with respect to the first sentence of this paragraph and with respect to our confidentiality obligations under the merger agreement) if the merger agreement is terminated under any of the above circumstances.

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QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers briefly address some commonly asked questions regarding the special meeting, the proposed sale of the transferred subsidiaries, the merger and the merger agreement. These questions and answers may not address all questions that may be important to you. Please refer to the more detailed information contained elsewhere in this proxy statement, the appendices to this proxy statement and the other documents we refer to in this proxy statement.

Q.	Why are our stockholders receiving these materials?
A.

Our board of directors is sending these proxy materials to provide our stockholders with information about the sale of the transferred subsidiaries and the merger so that they may determine how to vote their shares in connection with the special meeting.

Q.	When and where is the special meeting?
A.	The special meeting will be held on [______], [______], 2006 at [______], located at [______], at [___]:00 [___].m., [__________] Time.
Q.	Who is soliciting my proxy?
A.	This proxy is being solicited by our board of directors.
Q.	Who is paying for the solicitation of proxies?
A.

We will bear the cost of solicitation of proxies by us. In addition to soliciting stockholders by mail, our directors, officers and employees, without additional remuneration, may solicit proxies in person or by telephone or other means of electronic communication. We will not pay these individuals for their solicitation activities but will reimburse them for their reasonable out-of-pocket expenses. Brokers and other custodians, nominees and fiduciaries will be requested to forward proxy-soliciting material to the owners of stock held in their names, and we will reimburse such brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by our directors, officers and employees may also be made of some stockholders in person or by mail, telephone or other means of electronic communication following the original solicitation. In addition, we have retained Innisfree M&A Incorporated, to assist in the solicitation of proxies.

Q.	What matters will we vote on at the special meeting?
A.	You will vote on the following proposals:
•	to adopt the merger agreement and to approve the transactions contemplated thereby;
•

to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement and approve the transactions contemplated thereby; and

•	to transact such other business as may properly come before the special meeting or any adjournment thereof.

None of the proposals to be acted upon at the special meeting is conditioned upon the approval of any other proposal.

Q.	How does our board of directors recommend I vote on the proposals?
A.	Our board of directors recommends that you vote:
•	“FOR” the adoption of the merger agreement and approval of the transactions contemplated thereby; and
•	“FOR” the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies.

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Q.	What are the required votes for the proposals?
A.

In order to approve the merger agreement, holders of a majority of the outstanding shares of our common stock entitled to vote must vote in favor of adopting the merger agreement and the transactions contemplated thereby. If you withhold a vote or abstain from voting on the proposal for the adoption of the merger agreement and the approval of the transactions contemplated thereby, it will have the same effect as a vote “AGAINST” the proposal. Approval of the proposal to adjourn the special meeting, if necessary or appropriate, requires the favorable vote of a majority of the votes cast at the special meeting, in person or by proxy, even if less than a quorum.

Q.	Who may attend the special meeting?
A.	All of our stockholders who owned shares on August 28, 2006, the record date for the special meeting, may attend.
Q.	Who may vote at the special meeting?
A.

Only holders of record of our common stock as of the close of business on August 28, 2006, the record date for the special meeting, may vote at the special meeting. As of the record date, we had 21,318,952 outstanding shares of common stock entitled to vote.

Q.	If my shares are held in “street name” by my broker, will my broker vote my shares for me?
A.

Yes, but your broker will only be permitted to vote your shares of our common stock if you instruct your broker how to vote. You should follow the procedures provided to you by your broker regarding how to instruct your broker to vote your shares. Failure to instruct your broker to vote your shares will have exactly the same effect as voting against adoption of the merger agreement and the transactions contemplated thereby.

Q.	What does it mean if I get more than one proxy card?
A.

If your shares are registered in multiple accounts with one or more brokers and/or our transfer agent, you will receive more than one proxy card. If you are submitting your proxy by completing and returning your proxy card, please complete and return each of the proxy cards you receive to ensure that all of your shares are voted.

Q.	What is a “quorum”?
A.

A “quorum” will be present at the special meeting if the holders of a majority of the outstanding shares of our common stock entitled to vote on the record date are represented in person or by proxy. This quorum of our shares must be present at the special meeting, in person or by proxy, in order for the special meeting to be held. Shares present by proxy will be counted as present for purposes of determining the presence of a quorum even if the proxy does not have authority to vote on all matters.

Q.	What happens if I withhold my vote or abstain from voting?
A.

If you withhold a vote or abstain from voting on the proposal for the adoption of the merger agreement and the approval of the transactions contemplated thereby, it will have the same effect as a vote “AGAINST” the proposal. Approval of the proposal to adjourn the special meeting, if necessary or appropriate, requires the favorable vote of a majority of the votes cast at the special meeting, in person or by proxy, even if less than a quorum, and, therefore, withholding a vote or abstaining from voting will have no effect on the proposal to adjourn the special meeting.

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Q.	Will my shares be voted if I do not provide my proxy?
A.

Under stock market rules currently in effect, brokerage firms and nominees have the authority to vote their customers’ unvoted shares on certain “routine” matters if the customers have not furnished voting instructions within a specified period prior to the special meeting. However, the proposal to adopt the merger agreement and the transactions contemplated thereby and the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies, are not considered “routine” matters and hence brokerage firms and nominees will not be able to vote the shares of customers from whom they have not received voting instructions with regard to the proposal to adopt the merger agreement and the transactions contemplated thereby or the proposal to adjourn the special meeting. If you hold your shares directly in your own name, they will not be counted as shares present for the purposes of establishing a quorum or be voted if you do not provide a proxy or attend the special meeting and vote the shares yourself.

Broker non-votes occur when shares held by a broker are not voted with respect to a proposal because (1) the broker has not received voting instructions from the beneficial owner of the shares and (2) the broker lacks the authority to vote the shares at the broker’s discretion. Broker non-votes will have no effect on the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies because broker non-votes will not be considered votes cast, but will be counted as shares present and entitled to vote for the purposes of determining the presence of a quorum. With regard to the proposal to adopt the merger agreement and the transactions contemplated thereby, the shares represented by broker non-votes will also be considered present at the special meeting for the purposes of determining a quorum, but will have the same effect as a vote “AGAINST” the proposal because holders of a majority of the outstanding shares of our common stock entitled to vote must vote in favor of the adoption of merger agreement and the transactions contemplated thereby in order for this proposal to be approved.

Q.	If I have given a proxy, may I change my vote?
A.	Yes. Until your proxy is voted at the special meeting, you can revoke your proxy and change your vote in any of the following ways:
•	by giving written notice of the revocation to our Secretary;
•	by properly submitting another proxy by mail, telephone or the Internet, with a later date; or
•	by voting in person at the special meeting (if your shares are registered directly on our books and not held through a broker, bank or other nominee).

If you have instructed a broker to vote your shares, the above-described options for changing your vote do not apply; instead, you must follow the instructions received from your broker to change your vote.

Your attendance at the special meeting will not in and of itself constitute a revocation of your proxy.

Q.	What are the proposed transactions?
A.

In the proposed transactions, we will sell to Purchase Sub all of the shares of capital stock of the transferred subsidiaries and, immediately thereafter, Merger Sub will merge with and into us and we will be the surviving corporation in the merger. As a result of the transactions contemplated by the merger agreement, Acquisitions and its affiliates will acquire our entire company, including all of our restaurant operations, which include Lone Star Steakhouse & Saloon, Texas Land & Cattle Co., Sullivan’s Steakhouse, Del Frisco’s Double Eagle Steak House and Frankie’s Italian Grille, and our stockholders will receive an aggregate of $27.10 per share in cash. Together, the transfers and the merger will result in the sale of our entire company to Acquisitions and its affiliates. We will not consummate one of these transactions without the other. As a result of the transactions, we will cease to be a publicly traded company, and we will become an affiliate of Acquisitions.

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Q.	If the transactions are completed, what will I be entitled to receive for my shares and when will I receive it?
A.

At the effective time of the merger, each outstanding share of our common stock (other than shares held by Acquisitions, Merger Sub or us, and other than shares held by stockholders properly exercising appraisal rights pursuant to Section 262 of the DGCL) automatically will be converted into the right to receive the transaction consideration of an aggregate of $27.10 in cash, without interest. All shares of our common stock held by Acquisitions, Merger Sub or us will be retired and cancelled and no payment will be made in respect of those shares.

Pursuant to Delaware law, holders of shares of our common stock will have the right to dissent from the transactions and receive the fair value of their shares. For a complete description of the procedures that must be followed to dissent from the transactions, see “The Transactions—Appraisal or Dissenters’ Rights” as well as the text of Section 262 of the DGCL, set forth in Annex D.

After the transactions are completed, we will arrange for a letter of transmittal to be sent to each of our stockholders. The transaction consideration will be paid to each stockholder once that stockholder submits a properly completed and duly executed letter of transmittal, properly endorsed stock certificates and any other required documentation.

Q.	Am I entitled to appraisal rights?
A.

Yes. In order to exercise your appraisal rights, you must follow the requirements of Delaware law. Under Delaware law, holders of our common stock who do not vote in favor of adopting the merger agreement and the transactions contemplated thereby will have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery if the transactions are completed, but only if they submit a written demand for an appraisal prior to the vote on the adoption of the merger agreement and the transactions contemplated thereby at the special meeting and they comply with the procedures and requirements under Delaware law, which are summarized in this proxy statement. A copy of the applicable provision under Delaware law is included as Annex D to this proxy statement and a summary of this provision can be found along with additional information about appraisal rights under “Appraisal Rights” beginning on page [______] of this proxy statement.

Q.	Will the transactions be taxable to me?
A.

Yes. The exchange of your shares of our common stock for cash will be taxable to you. You will recognize gain or loss for federal income tax purposes in an amount equal to the difference between the cash you receive (either as transaction consideration of an aggregate of $27.10 per share or as a result of dissenting and receiving your appraisal rights) and your adjusted tax basis in your shares of our common stock exchanged therefor.

See the section entitled “The Transactions—Material United States Federal Income Tax Consequences” on pages [______] through [______] of this proxy statement for a more detailed explanation of the tax consequences of the transactions. You should consult your tax advisor on how specific tax consequences of the merger and the other transactions contemplated by the merger agreement apply to you.

Q.	Are the transactions subject to the satisfaction of any conditions?
A.

Yes. In addition to the adoption of the merger agreement and the transactions contemplated thereby by our stockholders, the transactions are subject to the satisfaction or waiver of other customary conditions. For a description of these conditions, please see “The Merger Agreement—Conditions to the Transactions” beginning on page [______] of this proxy statement. The consummation of the transactions contemplated by the merger agreement is NOT conditioned on (1) Lone Star Acquisitions obtaining financing or (2) our obtaining consents to the transactions under any of our real property leases or under any federal, state, city or local law governing the sale of liquor that may be applicable.

Q.	What should I do now?
A.

After carefully reading and considering the information contained in this proxy statement, including the appendices, please authorize your shares of our common stock to be voted by either marking, signing and dating the enclosed proxy card and returning it in the postage prepaid envelope provided as soon as possible or promptly submitting your proxy by telephone or over the Internet following the instructions on the proxy card. Do NOT enclose or return your stock certificates with the proxy card.

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Q.	What happens if I sell my shares of common stock before the special meeting?
A.

The record date for the special meeting is August 28, 2006, which is earlier than the date of the special meeting. If you held your shares of our common stock on the record date for the special meeting, you will retain your right to vote at the special meeting. If you transfer your shares of our common stock after the record date for the special meeting but prior to the date on which the transactions are completed, you will lose the right to receive the transaction consideration for the shares of our common stock you have sold. The right to receive the transaction consideration will pass to the person who owns your shares of our common stock when the transactions are completed.

Q.	When do you expect to complete the transactions?
A.

We are working toward completing the transactions as quickly as possible. We currently expect to complete the transactions as soon as possible after the special meeting and after all the conditions to the transactions, including antitrust regulatory approval, are satisfied or waived. In order to complete the transactions, we must obtain stockholder approval and the other closing conditions under the merger agreement must be satisfied or waived. See “The Merger Agreement—Conditions to the Transactions.”

Q.	What happens to Lone Star Steakhouse & Saloon, Inc. if the merger agreement is not adopted?
A.

If the merger agreement is not adopted, neither the sale of the transferred subsidiaries nor the merger will be consummated, and our stockholders will not receive any payment for their shares. We will remain an independent public company, and we would expect to be operated by management in a manner similar to that in which we are being operated today. In view of the pending transactions, we do not anticipate paying a cash dividend for the 2006 third quarter, but we intend to subsequently pay this dividend to our stockholders if for any reason the transactions are not consummated; however, there can be no assurance that such cash dividend will be paid or as to the amount of the cash dividend. See “The Transactions—Certain Effects on the Company if the Transactions are Not Completed.”

Q.	After the special meeting, how can I determine whether the proposal to adopt the merger agreement and the transactions contemplated thereby has been approved by our stockholders?
A.

Promptly after the special meeting, we anticipate that we will issue a press release announcing whether the proposal to adopt the merger agreement and the transactions contemplated thereby has been approved by holders of a sufficient number of outstanding shares of our common stock.

Q.	Should I send in my stock certificates now?
A.

No. After we complete the transactions, you will receive written instructions informing you how to send in your stock certificates in order to receive the transaction consideration. You will receive your cash payment as soon as practicable after receipt of the stock certificates representing the shares of our common stock that you own, together with the completed documents requested in the instructions. PLEASE DO NOT SEND ANY STOCK CERTIFICATES WITH YOUR PROXY CARD.

Q.	Where can I find more information about Lone Star Steakhouse & Saloon, Inc.?
A.

We file periodic reports and other information with the Securities and Exchange Commission, which we refer to as the “SEC.” This information is available at the SEC’s public reference facilities, and at the Internet site maintained by the SEC at http://www.sec.gov. For a more detailed description of the information available, please see the section of this proxy statement entitled “Where You Can Find Additional Information.”

Q.	Who can help answer my questions?
A.

If you have questions about the special meeting or the transactions after reading this proxy statement, you should contact our proxy solicitor, Innisfree M&A Incorporated, at 501 Madison Avenue, 20th Floor, New York, New York 10022 or call Innisfree toll-free at (877) 456-3488.

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THE SPECIAL MEETING

We are furnishing this proxy statement to our stockholders as part of the solicitation of proxies by our board of directors for use at the special meeting.

Date, Time and Place

The special meeting will be held on [______], [______], 2006 at [______], located at [______], at [___]:00 [___].m., [_________] Time.

Purpose of the Special Meeting

The special meeting is being called to consider and vote upon the transactions, as a result of which Acquisitions and its affiliates will acquire our entire company, including all of our restaurant operations, which include Lone Star Steakhouse & Saloon, Texas Land & Cattle Co., Sullivan’s Steakhouse, Del Frisco’s Double Eagle Steak House and Frankie’s Italian Grille, and our stockholders will receive an aggregate of $27.10 per share in cash.

Specifically, at the special meeting, we will ask holders of our common stock to consider and vote on the following proposals:

1.

To adopt the Agreement and Plan of Merger, dated as of August 18, 2006, by and among Lone Star Steakhouse & Saloon, Inc., Lone Star U.S. Acquisitions LLC and COI Acquisition Corp., an affiliate of Lone Star Acquisitions, pursuant to which we will sell to an affiliate or affiliates of Lone Star Acquisitions all of the shares of capital stock of certain of our subsidiaries designated by Lone Star Acquisitions, which sales are referred to in this proxy statement as the “transfers” and which subsidiaries or ours are referred to in this proxy statement as the “transferred subsidiaries,” and, immediately thereafter, COI Acquisition will merge with and into us, and we will be the surviving corporation in the merger and become an affiliate of Lone Star Acquisitions;

2.

To approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement and approve the transactions contemplated thereby; and

3.	To transact such other business as may properly come before the special meeting or any adjournment thereof.

Our board of directors has unanimously determined that the transfers, the merger and the merger agreement are advisable and are fair to us and our stockholders, and in our best interest and the best interest of our stockholders. Accordingly, the board of directors has unanimously approved the merger agreement and the transactions contemplated thereby. The board of directors unanimously recommends that you vote “FOR” the adoption of the merger agreement and the approval of the transactions contemplated thereby at the special meeting and “FOR” the approval of the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies.

Record Date, Shares Entitled to Vote and Quorum

Only holders of record of our common stock at the close of business on August 28, 2006, the record date for the special meeting, are entitled to notice of, and to vote at, the special meeting. On the record date, 21,318,952 shares of our common stock were issued and outstanding and held by approximately 297 holders of record. A quorum will be present at the special meeting if the holders of a majority of the outstanding shares of our common stock entitled to vote on the record date are represented in person or by proxy.

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Vote Required

In order to adopt the merger agreement and approve the transactions contemplated thereby, holders of at least a majority of the outstanding shares of our common stock entitled to vote must vote in favor of adopting the merger agreement and the transactions contemplated thereby. Each holder of our common stock is entitled to one vote for each share held of record on the record date. If you withhold a vote or abstain from voting on the proposal relating to the adoption of the merger agreement and the transactions contemplated thereby, it will have the same effect as a vote “AGAINST” the proposal. As of the record date, our executive officers (who include Jamie B. Coulter, our Chief Executive Officer, John D. White, our Executive Vice President and Chief Financial Officer, Gerald T. Aaron, our Senior Vice President – Counsel, Deidra Lincoln, our Vice President of Del Frisco’s, Mark Mednansky, our Chief Operating Officer, and Jon W. Howie, our Chief Accounting Officer) as a group and our directors (other than John D. White, our Executive Vice President and Chief Financial Officer, who is also a director) as a group owned and were entitled to vote 2,628,600 shares and 77,199 shares, respectively, of our common stock, which represent approximately 12.3% and less than 1%, respectively, of our total common stock outstanding on that date. Each of our directors and executive officers has indicated that he intends to vote in favor of the adoption of the merger agreement and the approval of the transactions contemplated thereby and for the approval of the adjournment, if necessary or appropriate, of the special meeting, but, in each case, has no obligation to do so other than as described in the next sentence. In connection with the merger agreement, Jamie B. Coulter, our Chief Executive Officer, who holds and is entitled to vote approximately 11.2% of our total common stock outstanding on the record date, has entered into a voting agreement in which he has agreed to vote in favor of the adoption of the merger agreement and the transactions contemplated thereby and the adjournment proposal, subject to specified exceptions. Assuming that the directors, as a group, and executive officers, as a group, vote in favor of the adoption of the merger agreement and the transactions contemplated thereby, other stockholders holding at least 7,953,678 shares of our common stock, representing approximately 37.3% of all shares outstanding on the record date, must vote in favor of the adoption of the merger agreement and the transactions contemplated thereby in order for this proposal to be approved.

Approval of the proposal to adjourn the special meeting, if necessary or appropriate, requires the favorable vote of a majority of the votes cast at the special meeting, in person or by proxy, even if less than a quorum. For the proposal to adjourn the special meeting, abstentions will have no effect on the outcome, since an abstention is not a vote cast.

Under stock market rules currently in effect, brokerage firms and nominees have the authority to vote their customers’ unvoted shares on certain “routine” matters if the customers have not furnished voting instructions within a specified period prior to the special meeting. However, the proposal to adopt the merger agreement and the transactions contemplated thereby and the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies, are not considered “routine” matters, and brokerage firms and nominees will not be able to vote the shares of customers from whom they have not received voting instructions with regard to the proposal to adopt the merger agreement and the transactions contemplated thereby or the proposal to adjourn the special meeting. If you hold your shares directly in your own name, they will not be counted as shares present for the purposes of establishing a quorum or be voted if you do not provide a proxy or attend the special meeting and vote the shares yourself.

Broker non-votes occur when shares held by a broker are not voted with respect to a proposal because (1) the broker has not received voting instructions from the beneficial owner of the shares and (2) the broker lacks the authority to vote the shares at the broker’s discretion. Broker non-votes will have no effect on the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies because broker non-votes will not be considered votes cast, but will be counted as shares present and entitled to vote for the purposes of determining the presence of a quorum. With regard to the adoption of the merger agreement and the transactions contemplated thereby, the shares represented by broker non-votes will also be considered present at the special meeting for the purposes of determining a quorum, but will have the same effect as a vote “AGAINST” the proposal because holders of a majority of the outstanding shares of our common stock entitled to vote must vote in favor of the adoption of the merger agreement and the transactions contemplated thereby in order for this proposal to be approved.

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Voting of Proxies

After carefully reading and considering the information contained in the proxy statement, you should either complete, date and sign the enclosed proxy card and mail the proxy card in the enclosed return envelope as soon as possible or promptly submit your proxy by telephone or over the Internet following the instructions on the proxy card so that your shares of common stock are represented at the special meeting, even if you plan to attend the special meeting in person. If you elect to submit your proxy by telephone or via the Internet, you will need to provide the control number set forth on the enclosed proxy card upon which you will be provided the option to vote “for,” “against,” or “abstain” with respect to each of the proposals. If no specification is indicated, all shares of common stock represented by valid proxies that have been submitted will be voted “FOR” the adoption of the merger agreement and the approval of the transactions contemplated thereby and “FOR” the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies.

We do not expect that any matter other than the proposal to adopt the merger agreement and the transactions contemplated thereby and to adjourn the special meeting, if necessary or appropriate, will be brought before the special meeting. If, however, our board of directors properly presents other matters, each of the persons named as a proxy will vote in accordance with his judgment as to matters that he believes to be in the best interests of the stockholders. A proxy in the accompanying form or properly submitted by telephone or over the Internet will give authority to Jamie B. Coulter, our Chief Executive Officer, and John D. White, our Executive Vice President and Chief Financial Officer, to vote on such matters at their respective discretion and they intend to do so in accordance with their respective best judgment on any such matter.

Revocability of Proxies

The grant of a proxy on the enclosed form of proxy or submission of a proxy by telephone or over the Internet pursuant to the instructions on the proxy card does not preclude a stockholder from voting in person at the special meeting. Until your proxy is voted at the special meeting, you can revoke your proxy and change your vote in any of the following ways:

•	by giving written notice of the revocation to our Secretary;
•	by properly submitting another proxy by mail, telephone or the Internet, with a later date; or
•	by voting in person at the special meeting (if your shares are registered directly on our books and not held through a broker, bank or other nominee).

Your attendance at the special meeting will not in and of itself constitute a revocation of your proxy.

If you have instructed a broker to vote your shares, the above-described options for changing your vote do not apply; instead, you must follow the instructions received from your broker to change your vote.

Solicitation of Proxies

We will bear the cost of solicitation of proxies by us. In addition to soliciting stockholders by mail, our directors, officers and employees, without additional remuneration, may solicit proxies in person or by telephone or other means of electronic communication. We will not pay these individuals for their solicitation activities but will reimburse them for their reasonable out-of-pocket expenses. Brokers and other custodians, nominees and fiduciaries will be requested to forward proxy-soliciting material to the owners of stock held in their names, and we will reimburse such brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by our directors, officers and employees may also be made of some stockholders in person or by mail, telephone or other means of electronic communication following the original solicitation.

We have retained the firm of Innisfree M&A Incorporated to assist in the solicitation of proxies for a base fee of $[_______], plus reasonable out-of-pocket expenses, and have agreed to indemnify Innisfree for specified liabilities and expenses.

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You should not send your stock certificates with your proxy. A letter of transmittal with instructions for the surrender of our common stock certificates will be mailed to our stockholders promptly after the consummation of the transactions.

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THE TRANSACTIONS

This section describes material aspects of the sale of the transferred subsidiaries and the merger, including the merger agreement. While we believe that the description covers the material terms of the merger agreement and the transactions contemplated thereby, this summary may not contain all of the information that is important to you. You should read carefully this entire document and the other documents referred to in this proxy statement for a more complete understanding of the merger agreement and the transactions contemplated thereby.

The Companies

Lone Star Steakhouse & Saloon, Inc.

As of August 28, 2006, Lone Star Steakhouse & Saloon, Inc., a Delaware corporation, owned and operated 222 mid-priced, full service, casual dining restaurants located in the United States, which operate under the trade name Lone Star Steakhouse & Saloon or Lone Star Cafe, 22 Texas Land & Cattle Co. restaurants, and 20 upscale steakhouse restaurants, five operating as Del Frisco’s Double Eagle Steak House restaurants and 15 operating as Sullivan’s Steakhouse restaurants. We also operate a mid-priced restaurant operating as Frankie’s Italian Grille. In addition, a licensee operates four Lone Star Steakhouse & Saloon restaurants in California and a licensee operates a Del Frisco’s restaurant in Orlando, Florida. Internationally, licensees operate 12 Lone Star Steakhouse & Saloon restaurants in Australia and one in Guam.

Lone Star U.S. Acquisitions LLC

Lone Star U.S. Acquisitions LLC, a Delaware limited liability company, is an affiliate of Lone Star Funds. Lone Star Funds, founded in 1993, is a group of private funds that invests globally in a broad range of assets, including secured and unsecured non-performing loans, and other debt and equity investments. The group has invested approximately $11 billion of equity capital and has affiliate offices in Dallas, London, Tokyo and Seoul.

Neither Lone Star Funds nor Acquisitions, despite the similarity in name, is an affiliate or associate of Lone Star Steakhouse, and neither Lone Star Funds nor Acquisitions has any relationship with Lone Star Steakhouse, except with respect to the merger agreement. No members of the management or the board of directors of Lone Star Steakhouse will be participating with Lone Star Funds or Acquisitions in the purchase of the Company.

COI Acquisition Corp.

COI Acquisition Corp., a Delaware corporation and an affiliate of Acquisitions, was formed solely for the purpose of effecting the merger and the transactions related to the merger agreement. It has not engaged in any business except in furtherance of this purpose.

Purchase Subs

The Purchase Subs are or will be formed solely for the purpose of effecting the purchase of the transferred subsidiaries and the transactions related to the merger agreement.

Background of the Transactions

In early October 2005, members of our management and board of directors met with North Point and another nationally recognized investment bank regarding our company.

On October 19, 2005, at a meeting of the executive committee of our board of directors in Nashville, Tennessee, North Point presented an overview of the restaurant mergers and acquisitions market and industry trends, as well as its preliminary views on our valuation. As a result of this meeting and in light of our declining results, the executive committee decided to invite North Point and two other nationally recognized investment banks to deliver presentations to the board of directors on strategic alternatives available to us to increase stockholder value. Following the October 19, 2005 meeting, we also explored with third-party financing sources the possibility of engaging in a sale/leaseback of our restaurant sites.

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On December 5, 2005, North Point and two other nationally recognized investment banks made presentations to the board of directors on strategic alternatives available to us to increase stockholder value. At the board of directors meeting, director Mark Saltzgaber informed the board members that Lone Star Funds’ financial advisor, Piper Jaffray, had approached him concerning a potential acquisition of us by Lone Star Funds.

On December 7, 2005, we presented to Lone Star Funds a proposed confidentiality agreement between Lone Star Funds and us for execution in connection with Lone Star Funds’ approaching us concerning a potential acquisition of us. Lone Star Funds and we executed the confidentiality agreement dated December 7, 2005. Following the execution of the confidentiality agreement, we provided Lone Star Funds with certain non-public information.

On December 19, 2005, representatives of Lone Star Funds informed us that its preliminary indication of value for an acquisition of us was $28.00 - $30.00 per share, subject to further due diligence.

On December 21, 2005, the executive committee met to discuss the preliminary expression of interest of Lone Star Funds. After discussion, the executive committee determined that we should engage in a dialogue with Lone Star Funds regarding a potential transaction, including seeking an upward adjustment of the proposed price range, and decided to submit for the consideration of the full board the questions of whether we should enter into an exclusivity agreement with Lone Star Funds or engage a financial advisor at that time.

The board of directors met later in the day on December 21, 2005. Members of the executive committee reviewed with the board of directors the executive committee’s discussions regarding the preliminary expression of interest of Lone Star Funds. After discussion, the board of directors deferred on the issue of granting Lone Star Funds an exclusive negotiating period at that stage, but determined that we should engage a financial advisor to formally assist us. The board of directors considered the presentations that had been delivered to it earlier in December 2005 by North Point and the other investment banking firms and directed management to enter into discussions with North Point concerning an engagement letter to act as our financial advisor in connection with a potential strategic transaction. In making this determination, the board of directors considered, among other things, the significant experience of North Point in advising companies in the restaurant industry on strategic transactions and recently completed transactions in which North Point had served as financial advisor. Neither the executive committee nor the board of directors had made any determination at this time regarding a potential strategic transaction.

Following these meetings on December 21, 2005, discussions between representatives of Lone Star Funds and us produced a proposed price range for a transaction of $30.50 - $31.00 per share, subject to further due diligence on the part of Lone Star Funds.

On December 27, 2005, North Point delivered to us by e-mail a due diligence request list received from Lone Star Funds.

On December 28, 2005, the executive committee of the board of directors reviewed and approved the form of engagement letter between North Point and us. The executive committee further discussed a potential strategic transaction with Lone Star Funds and considered Lone Star Funds’ request for a 15-day exclusivity period as well as the due diligence request list it had provided. After discussion, the executive committee authorized management to negotiate a 15-day exclusivity agreement with Lone Star Funds based upon, among other things, the proposed price range for a transaction with Lone Star Funds. A representative of North Point joined the meeting and advised the executive committee that Lone Star Funds had completed substantial due diligence but that Lone Star Funds needed to conduct additional due diligence before presenting a formal proposal related to an acquisition of us. The executive committee approved the due diligence list provided by Lone Star Funds and directed management to permit Lone Star Funds to conduct additional due diligence.

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On December 28, 2005, we received a draft exclusivity agreement from Lone Star Funds. Also on December 28, 2005, we entered into an engagement letter with North Point, which commenced discussions with Lone Star Funds’ financial advisor, Piper Jaffray, regarding a potential strategic transaction.

Between December 28, 2005 and January 3, 2006, our counsel and counsel for Lone Star Funds negotiated the terms of the exclusivity agreement. On January 3, 2006, we executed the exclusivity agreement with Lone Star Funds, which provided for an exclusive negotiating period ending January 18, 2006.

On January 3-4, 2006, Lone Star Funds conducted due diligence at our offices in Wichita, Kansas.

The executive committee of the board of directors met on January 6, 2006 and discussed strategic alternatives available to us. The executive committee also discussed the process for continued discussions with Lone Star Funds.

On January 9, 2006, Lone Star Funds and we discussed the potential key terms of a transaction involving the sale of us. The terms discussed included the size of any “break-up” fee that would be payable by us in the event of specified termination events under a merger agreement. Also on January 9, 2006, Lone Star Funds delivered to us additional due diligence requests in preparation for a meeting with us on January 10-11, 2006.

On January 10-11, 2006, Lone Star Funds conducted additional due diligence at our offices in Wichita, Kansas. During this meeting, Lone Star Funds and we continued discussions about the potential terms of a transaction, although no agreement was reached on these terms at that time.

The board of directors met on January 13, 2006. Management briefed the board members on the due diligence meeting with Lone Star Funds at our offices on January 10-11, 2006. Management advised the board of directors that Lone Star Funds intended to conduct additional due diligence before presenting a formal proposal related to an acquisition of us. Management also indicated that our preliminary 2005 fourth quarter and full year results were significantly below management’s expectations and the prior year’s results. In light of these deteriorating trends, the board of directors discussed other strategic alternatives to the sale of our company, including leveraging our balance sheet for a significant share repurchase, continuing to operate our existing business in its present structure and spinning off our upscale restaurant business. North Point briefed the board of directors on the status of discussions with Lone Star Funds. North Point also reviewed with the board members a proposed solicitation process for the sale of us involving a list of targeted potential buyers and a timetable for the solicitation effort. The board members discussed the desirability of this “market check” that would allow the board the opportunity to test the adequacy of any proposal presented by Lone Star Funds.

On January 19, 2006, Lone Star Funds advised North Point that, based on its due diligence and the deterioration in our 2005 fourth quarter and full year results, Lone Star Funds had decided to lower the proposed price range for a potential transaction. North Point discussed this decision of Lone Star Funds with members of our board of directors and discussions between Lone Star Funds and us were suspended.

On February 9, 2006, the board of directors asked North Point to begin an effort to identify potential buyers for us in order to assist the board in evaluating its strategic alternatives.

On February 16, 2006, we received a non-binding proposal from Lone Star Funds to acquire us for a price of $28.50 – $29.00 per share in a cash tender offer, with no financing contingency, but subject to confirmatory due diligence. We advised Lone Star Funds that the proposal would be presented to the board of directors. Meanwhile, at the request of the board of directors, our counsel had prepared materials for the board’s consideration regarding a possible spinoff and initial public offering of our upscale restaurant business. These materials were delivered to the board members on February 22, 2006.

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On February 22, 2006, the executive committee of the board of directors met and discussed the proposal from Lone Star Funds. The executive committee discussed various alternatives to a sale of us, including continuing to operate our business in its present structure and a spinoff and initial public offering of our upscale restaurant business. The executive committee discussed the marketing effort of North Point to identify other potential buyers for us. North Point indicated that a targeted market check would be recommended to provide an assessment of the potential willingness of potential buyers to acquire us. The executive committee also considered the implications on our business of conducting a broader market check. The executive committee discussed various options for responding to the proposal from Lone Star Funds, including the possibility of presenting Lone Star Funds with a definitive merger agreement for its review and informing Lone Star Funds that we would not respond to its proposal until we had completed our market check. The executive committee discussed the process for considering an offer to acquire us, including the need to obtain a fairness opinion from North Point. The executive committee also discussed whether we should obtain a fairness opinion from a second investment banking firm. After discussion, the executive committee determined that North Point would be directed to continue its marketing effort and that Lone Star Funds would be informed of this decision and of the fact that we would not agree to a further exclusive negotiating window with Lone Star Funds until North Point had completed its market check. In addition, the executive committee determined that we would present a draft of a definitive merger agreement to Lone Star Funds and request its comments on the terms of the agreement other than price (this draft was sent to Lone Star Funds on February 24, 2006). The executive committee was willing to proceed in its discussions with Lone Star Funds, despite its reduced offer, due to the continued downturn in our business and industry and operational challenges that we faced for the foreseeable future. The executive committee also directed management to ask one of the nationally recognized investment banks that had made a presentation to the board of directors in December 2005 to provide its separate views on the risks and benefits associated with various strategic alternatives to increase stockholder value, to update its financial analysis of the potential range of values of those alternatives based on the downward trend in our operating results and in our industry, and to potentially render a second fairness opinion in any sale of us. The executive committee also asked Thomas Weisel Partners to prepare an analysis of a spinoff and initial public offering of our upscale restaurant business.

Between February 22 and March 11, 2006, North Point contacted five highly qualified potential buyers, and one other highly qualified potential buyer contacted North Point, regarding a possible transaction. During that period, we entered into confidentiality agreements with all six of these potential buyers and provided certain non-public information to these potential buyers for their consideration.

The board of directors met on March 1, 2006. At this meeting, the board again discussed strategic alternatives to increase stockholder value and Thomas Weisel Partners delivered a presentation to the board regarding a spinoff and initial public offering of our upscale restaurant business.

On March 1-2, 2006, we negotiated the terms of an engagement letter with the nationally recognized investment bank that had been identified by the executive committee to update its financial analysis based on our declining results. The investment bank and we executed the engagement letter.

On March 3, 2006, North Point provided to us a list of additional due diligence requested by Lone Star Funds.

The board of directors met on March 11, 2006. North Point provided the board of directors with a report on the status of its discussions with the potential buyers for us.

On March 13, 2006, we issued our 2005 fourth quarter and fiscal year earnings release announcing, among other things, that we had experienced a decline in consolidated comparable store sales of 0.5% for each of the 2005 fourth quarter and fiscal year, including a 3.0% and 2.5% decrease for domestic Lone Star Steakhouse & Saloon restaurants for the 2005 fourth quarter and fiscal year, respectively. In this release, Jamie B. Coulter, our Chief Executive Officer, characterized 2005 as “a disappointing year for the Company, especially for the Lone Star brand.”

The board of directors met again on March 17, 2006. North Point provided a status update, and then North Point, Thomas Weisel Partners and the other nationally recognized investment bank made presentations to the board of directors on strategic alternatives to increase stockholder value, including continuing to operate our existing business in its present structure, leveraging our balance sheet (including a sale/leaseback transaction) and spinning off and engaging in an initial public offering of our upscale restaurant business. Following discussion, the board of directors determined not to proceed with a sale of us at that time so that it could evaluate the depth and severity of our deteriorating financial results and their impact on our ability to implement strategic alternatives.

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On March 20, 2006, North Point advised the potential buyers for us, including Lone Star Funds, that we had decided to terminate our sale process. To that point, although four of these potential buyers had expressed some level of interest in exploring a potential transaction, none of them had made any type of proposal to us, other than Lone Star Funds.

On May 30, 2006, due to the continued decline in our business and industry, at our request, a representative of North Point called representatives of Lone Star Funds and Piper Jaffray to discuss re-opening negotiations. On June 5, 2006, representatives of Lone Star Funds and us, together with our respective financial advisors, met in Dallas to discuss Lone Star Funds’ interest in re-opening negotiations for the possible acquisition of our company.

On June 6, 2006, North Point gave the board of directors an update on the renewed discussions with Lone Star Funds. On June 6, 2006, we executed a new exclusivity agreement with Lone Star Funds so that Lone Star Funds would continue its due diligence and delivered to Lone Star Funds a draft merger agreement. Lone Star Funds commenced additional diligence.

In early June 2006, we negotiated an engagement letter with Thomas Weisel Partners to deliver a second fairness opinion in the event the board determined that a sale of our company was in the best interest of us and our stockholders. This engagement letter was not executed until August 17, 2006 due to the extended nature of the negotiations with Acquisitions.

On June 28, 2006, the board of directors met and discussed the proposed transaction with Lone Star Funds. Lone Star Funds had not submitted a proposal to acquire us for our consideration at this meeting but, as a result of the continued deterioration of our financial results, had indicated that any forthcoming proposal was likely to be lower than its prior indications of interest. Members of our management provided an update on the operating trends in the casual dining segment for the restaurant industry as well as the continuing decline in the financial results at our Lone Star Steakhouse & Saloon restaurants. The board members reached a general consensus that the deteriorating trends in our business and industry were likely to have a significant and long-term effect on our results of operations. After discussion, the board of directors directed management to ask Lone Star Funds for its best and final offer to acquire us.

On June 30, 2006, Lone Star Funds requested a meeting at our offices in Wichita, Kansas to get an update on our business. Lone Star Funds conducted additional diligence at our offices on July 6, 2006.

On July 12, 2006, Lone Star Funds submitted to us a non-binding proposal letter to acquire us for $27.00 per share in cash, with no financing contingency, and delivered to us a mark-up of the draft merger agreement. Lone Star Funds’ proposal letter expressed its strong preference to structure the transaction in the form set out in this proxy statement, as a sale of the transferred subsidiaries followed by the merger, rather than as a tender offer.

On July 17, 2006, North Point presented to the board of directors the proposal of Lone Star Funds to acquire us for $27.00 per share in cash. The board members also received and discussed a memorandum from our counsel that described the key issues presented by Lone Star Funds’ mark-up of the draft merger agreement.

The board members participated in a telephonic board call on July 19, 2006 and continued their discussions of the proposal from Lone Star Funds. The board authorized the formation of a negotiating committee, consisting of directors Anthony Bergamo, William Greene, Clark Mandigo and Mark Saltzgaber, to negotiate the proposed transaction with Lone Star Funds. After having considered the ongoing financial, operational and industry difficulties that we have experienced and would continue to face, and having reviewed the strategic alternatives previously explored by us, the board of directors approved in principle a sale of us at $27.00 per share in cash, subject to certain conditions, including structuring the transaction as a tender offer that would be subject to an expeditious closing, limited closing conditions, our right to respond to unsolicited proposals to acquire us from a third party, and a 10% reduction in the proposed break-up fee that had been previously discussed between Lone Star Funds and us.

On July 24, 2006, we issued our 2006 second quarter earnings release, announcing, among other things, a decrease in comparable store sales for the 2006 second quarter of 0.3%, including a 3.4% decline for domestic Lone Star Steakhouse & Saloon restaurants.

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Representatives of Lone Star Funds and the negotiating committee discussed the terms of the proposed transaction on July 26, 2006. Lone Star Funds agreed with our proposed conditions, except that Lone Star Funds would not agree to structure the transaction as a tender offer. The negotiating committee members asserted that Lone Star Funds should pay $27.50 per share for a transaction structured as a voted upon merger due to the additional time that would be required to close the transaction. The parties completed the meeting with no agreement on price and various other material terms of the transaction.

On July 27, 2006, North Point briefed the board of directors on the status of the negotiations with Lone Star Funds. The board of directors directed the negotiating committee to continue negotiations with Lone Star and authorized North Point to conduct another targeted market check by contacting the potential buyers who had previously indicated some interest in exploring a strategic transaction with us. North Point commenced this market check on August 3, 2006 and delivered updated financial information to these potential buyers, but none of them expressed any further interest in pursuing a transaction.

On August 1-2, 2006, Lone Star Funds and we met at our offices for confirmatory due diligence. The discussions included, among other items, a recent reduction in prices implemented by us at our Lone Star Steakhouse & Saloon restaurants.

Between August 4, 2006 and August 12, 2006, counsel for Lone Star Funds and us exchanged numerous revised drafts of the merger agreement and conducted several conference calls. On August 10, 2006, counsel for Lone Star Funds sent to our counsel a draft of a voting agreement to be executed by Mr. Coulter. From August 12-16, 2006, the respective parties’ counsel negotiated the remaining outstanding issues in the merger and voting agreements. On August 16, 2006, Lone Star Funds and we completed negotiation of the terms of the merger agreement, which included a final aggregate price per share of $27.10. The negotiating committee ultimately determined, after reviewing the potential strategic alternatives available to us to increase stockholder value, that it was advisable to proceed with the transaction in the form proposed by Lone Star Funds, due, among other reasons, to the continued deterioration in our business and financial results, to the limited closing conditions to the transaction contained in the merger agreement and to the negotiating committee’s belief that the transaction could be consummated in an expeditious fashion with a buyer that did not require a financing contingency.

On August 18, 2006, a special meeting of the board of directors was held to consider the proposed transaction with Lone Star Funds. The negotiating committee updated the board members on its negotiations and resolution of the principal terms of the merger agreement. North Point provided to the board its financial analysis of the proposed transaction, and then delivered to the board of directors its oral opinion (subsequently confirmed in writing) to the effect that, as of August 18, 2006, and subject to and based upon the assumptions made, matters considered and limits of review forth in its opinion, the aggregate $27.10 per share transaction consideration to be received by holders of our common stock was fair to us and our stockholders from a financial point of view. Thomas Weisel Partners also provided to the board its financial analysis of the proposed transaction, and then delivered to the board of directors its oral opinion (subsequently confirmed in writing) to the effect that, as of August 18, 2006, and subject to and based upon the assumptions made, matters considered and limits of review forth in its opinion, the aggregate $27.10 per share transaction consideration to be received by holders of our common stock (other than Acquisitions and its affiliates) was fair to such stockholders from a financial point of view. Representatives of our outside counsel, Olshan Grundman Frome Rosenzweig & Wolosky LLP, reviewed with the board members their fiduciary duties under Delaware law and the terms and provisions of the merger agreement. After discussion, including an in-depth analysis of the reasons for engaging in the transaction, the board of directors unanimously declared the sale of the transferred subsidiaries, the merger and the merger agreement advisable, fair to and in the best interests of us and our stockholders, approved the sale of the transferred subsidiaries, the merger and the merger agreement, and resolved to recommend that our stockholders adopt the merger agreement and approve the transactions contemplated thereby.

On August 18, 2006, Acquisitions and Merger Sub, affiliates of Lone Star Funds, and we executed the merger agreement and the voting agreement, which was also executed by Mr. Coulter. On August 18, 2006, we issued a press release announcing the signing of the merger agreement.

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Reasons for the Transactions

In reaching its decision to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement, and to recommend that our stockholders vote to approve the merger agreement, our board of directors consulted with management and its financial and legal advisors. The board of directors considered the following factors and potential benefits of the transactions, each of which it believed supported its decision.

1.

Company Financial Condition. Our current and historical financial condition and results of operations, as well as our prospects and strategic objectives if we were to retain our current ownership structure, and determined that our future financial condition, results of operations, prospects and strategic objectives would be best served through a sale of our company. The board of directors believed that we faced difficult industry and operational challenges for the foreseeable future. Some of the financial and operational factors used to determine such conclusion included:

•

the continued decrease in our EBITDA, as evidenced by a decrease in EBITDA of 28.7% from the second quarter of 2005 to the second quarter of 2006, as well as a decline in EBITDA from $70,983,000 in fiscal 2004, to $57,530,000 in fiscal 2005 to $45,102,000 for the 12-month period ended June 13, 2006;

•

the continued deterioration of the Lone Star Steakhouse & Saloon concept as evidenced by a decrease in comparable store sales of 14.5% for the four-week period ended August 8, 2006, as well as similar declines in comparable store sales in the Lone Star Steakhouse & Saloon concept of (i) 2.5% for fiscal 2005 compared to fiscal 2004, (ii) 1.4% for the 24 weeks ended June 13, 2006 compared to the 24 weeks ended June 14, 2005 and (iii) 5.5% for the six weeks ended July 25, 2006 compared to the six weeks ended July 26, 2005;

•	for the first two periods of the third quarter of 2006, EBITDA for the Lone Star Steakhouse & Saloon concept has declined 44% from the same two periods in 2005;
•	the negative demographic shifts and deterioration in many of the markets in which the our Lone Star Steakhouse & Saloon restaurants are located;
•	the costs involved in renovating, closing and/or relocating under-performing or older units;
•	the negative overall performance of the casual dining sector driven by, among other things, declining consumer disposable income, higher gas prices and higher interest rates;
•	the proliferation of discount pricing in the casual dining segment;
•	the spread of “living-wage” ordinances on a local basis, setting a minimum wage exceeding the federally mandated minimum wage;
•	the over-saturation of the casual dining industry coupled with an increased number of restaurants in the casual dining segment which offer or have added steak as part of their menus;
•	the expected over-saturation of the upscale steakhouse segment;
•	the continued price of beef above historical levels;
•	the reduced availability of quality beef due to factors such as the increasing number of restaurants which serve beef, as well as “mad cow disease” and foot/mouth disease;

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•	the difficulty in identifying, recruiting, training and retaining senior management and other key personnel;
•	increased labor, occupancy and construction costs and other operating expenses; and
•

the fact that our Lone Star Steakhouse & Saloon restaurants are not media efficient from a marketing perspective, making television advertising inefficient and thereby placing the Lone Star Steakhouse & Saloon concept at a disadvantage compared to larger casual dining chains.

2.

Best Acquisition Proposal Received. The board of directors considered that North Point made contact with approximately seven highly qualified third parties (including Acquisitions) regarding potential strategic transactions involving us and that, at the time the merger agreement was entered into, the market check completed by North Point revealed no other firm proposals to purchase us. The board of directors believed that Acquisitions’ proposal contemplated by the merger agreement was beneficial to us for several reasons including (i) the purchase price to be paid per share of our common stock and that the purchase price is payable in cash, (ii) the limited conditions required to be satisfied or waived in order to consummate the transactions contemplated by the merger agreement, including that there is no financing contingency, and (iii) the speed and likelihood of successfully consummating the transactions contemplated by the merger agreement.

3.	Strategic Alternatives. The board of directors considered strategic alternatives to increase stockholder value other than a sale of our company, including:
•

maintaining our current capital structure. However, the board of directors ultimately decided against this approach because, in order for our stockholders to benefit from this approach, the board of directors believed that we must successfully execute our growth plans in light of the increased competition in the casual dining segment and the industry and operational challenges affecting us. In addition, this alternative required significant capital investment to enable us to open additional units and remodel existing units. The board of directors was also concerned that continued deterioration at the Lone Star Steakhouse & Saloon concept as well as the negative operating trends at the Lone Star Steakhouse & Saloon restaurants would adversely affect the current capital structure;

•

a possible spin-off of our upscale concepts in conjunction with an initial public offering for the spin-off entity. However, the board of directors decided that in addition to the risks associated with the timing and completion of an initial public offering, a spin-off would result in duplicate public company costs, including additional administrative, accounting and Sarbanes-Oxley-related costs, the necessity for two separate management groups, and two small public companies with limited public float and liquidity. In addition, the board of directors was concerned with the recent decline in the stock prices of premium steak companies and the impact of a spin-off on the residual value of our common stock given the deteriorating performance of the Lone Star Steakhouse & Saloon concept;

•

a partial sale of our casual dining concepts. However, the board of directors decided that the resulting company with only the upscale concepts would have a limited public float and the partial sale of the mid-priced concepts would have been a taxable event for the resulting company. In addition, the board of directors was concerned that the deteriorating performance of the Lone Star Steakhouse & Saloon concept could negatively impact the value that we would receive in connection with a sale of the casual dining concepts;

•

issue a one-time cash dividend to our stockholders or initiate a substantial buy-back of our common stock. However, the board of directors decided that these alternatives would significantly increase our leverage thereby limiting our future financial flexibility and decreasing our market capitalization at a time when there has been continued deterioration at the Lone Star Steakhouse & Saloon concept. Such leverage would hinder our ability to make significant capital investments;

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•

a sale/leaseback of our real estate holdings. However, the board of directors decided that this alternative would decrease our market capitalization and increase our operating risk given the uncertainty in future operating results;

•

making a strategic acquisition or acquisitions. However, the board of directors decided it did not believe that there were suitable acquisitions which would address the financial problems facing us; namely our ability to execute our business plan in light of the increased competition in the casual dinning segment and the industry and operational challenges affecting us; and

•

undertaking a going-private transaction/management buy-out. However, the board of directors decided that the transactions contemplated by the merger agreement will provide more value for our stockholders and in a shorter amount of time, and no candidates surfaced to lead a going private transaction.

4.

Multiple of EBITDA. The board of directors considered the fact that the transaction consideration of an aggregate of $27.10 per share represents a factor that is 12.3 times EBITDA for the 12 months ended June 13, 2006, a significant premium over the average of historical transactions in the restaurant industry.

5.

Multiple Fairness Opinions. At a meeting of the board of directors held on August 18, 2006 to evaluate the transactions, the board of directors considered the respective presentations and fairness opinions of North Point and Thomas Weisel Partners, each of which provided that, as of August 18, 2006, and based upon and subject to the considerations and assumptions set forth in their respective opinions, the aggregate $27.10 per share transaction consideration was fair to our stockholders from a financial point of view. The board of directors also considered that North Point becomes entitled to certain fees described under “The Transactions—Opinions of the Board of Directors’ Financial Advisors” below upon the consummation of the transactions. See “The Transactions—Opinions of the Board of Directors’ Financial Advisors” below for further detail.

6.

Perceived Certainty of Closure - Limited Conditions to Consummation. The board of directors considered that Acquisitions’ obligations to consummate the transactions are subject to only a limited number of customary conditions, including that a majority of the outstanding shares of our common stock approve the merger agreement. The board of directors further considered that to consummate the transactions, we would not be required to obtain certain material consents, approvals or authorizations, including those required by all state, city or local liquor licensing boards, agencies or other similar entities. In addition, the consummation of the transactions is not subject to Acquisitions receiving financing for the aggregate transaction consideration or completing any additional due diligence.

7.

Market Price of our Common Stock. The board of directors considered the current and historical market prices of our common stock, and the fact that the transaction consideration represents a premium to the market price of our common stock, including a premium of 17.8% to the average closing price for the one-week period ended August 16, 2006, and a premium of 14.3% to the one month moving average for the period ended August 16, 2006.

8.

Alternative Proposals. The board of directors considered that, under the terms of the merger agreement, while we are prohibited from soliciting acquisition proposals from third parties, we may engage in discussions and negotiations with, and may furnish non-public information to, a third party that makes an unsolicited acquisition proposal if, among other things, the board of directors determines in good faith, after consultation with its outside legal counsel, that such action with respect to such proposal is necessary for the board of directors to comply with its fiduciary duties. Specifically, we may entertain discussions with third parties whose initial proposals may be less than the transaction consideration, but the board of directors would be prohibited from accepting such an offer unless it ultimately determined it was a superior proposal to the transactions. In addition, the merger agreement permits the board of directors, in the exercise of its fiduciary duties, to withdraw or modify its approval or recommendation of the merger agreement or the transactions even if we have not received a superior proposal if it were to subsequently determine that the merger agreement and the transactions are no longer in our best interest and the best interest of our stockholders, although, unless the merger agreement is terminated by Acquisitions in such event, we would remain obligated to hold the special meeting. The board of directors further considered that the terms of the merger agreement provide the board of directors with the ability to terminate the merger agreement in order to enter into an agreement for a superior proposal, subject to paying Acquisitions’ expenses and a termination fee and the fact that, in the judgment of the board of directors, the amount of the termination fee would not preclude an interested third party from making an offer for us. The board of directors also considered the possible effect of these provisions of the merger agreement on third parties that might be interested in making a proposal to acquire us.

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The foregoing includes the material factors considered by the board of directors. In view of its many considerations, the board of directors did not find it practical to, and did not, quantify or otherwise assign relative weights to the specific factors considered. In addition, individual members of the board of directors may have given different weights to the various factors considered.

After considering the factors discussed above, the board of directors determined that the following constituted reasons to approve the merger agreement and the transactions contemplated thereby and recommend that holders of our common stock adopt the merger agreement and approve the transactions contemplated thereby:

•	the transaction consideration represents 12.3 times EBITDA for the 12 months ended June 13, 2006;
•	our future financial condition, results of operations, prospects and strategic objectives will be best served through a sale of our company;
•	a sale of our company will provide more value to our stockholders and in a shorter period of time than other potential strategic alternatives;
•	two financial advisors engaged by the board of directors have opined that the transaction consideration is fair to our stockholders from a financial point of view;
•	the transactions are subject to a limited number of customary conditions to consummation, and there is no financing contingency;
•	the merger agreement offered a speedy and timely closing;
•

the transaction consideration represents a premium of approximately 15% over the closing price of shares of our common stock on August 17, 2006, the last full day of trading prior to our public announcement of the execution of the merger agreement; and

•	the board of directors did not receive any other firm proposals.

Based upon these reasons, the board of directors unanimously (1) determined that the merger agreement and the transactions contemplated thereby are advisable and are fair to us and our stockholders, and in our best interest and the best interest of our stockholders, (2) approved the merger agreement and the transactions contemplated thereby and (3) recommended that the holders of our common stock adopt the merger agreement and approve the transactions contemplated thereby.

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Recommendation of the Board of Directors

After careful consideration, the board of directors has unanimously determined that the merger agreement, the sale of the transferred subsidiaries and the merger are advisable and are fair to us and our stockholders, and in our best interest and the best interest of our stockholders and has unanimously approved the merger agreement and the transactions contemplated thereby. The board of directors unanimously recommends that you vote “FOR” the adoption of the merger agreement and the approval of the transactions contemplated thereby at the special meeting and “FOR” the approval of the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies.

Opinions Delivered to the Board of Directors

Description of North Point’s Fairness Opinion

North Point rendered an opinion to the board of directors that, as of August 18, 2006, and based upon and subject to the factors and assumptions set forth therein, the aggregate per share consideration to be paid to our stockholders in the transactions contemplated by the merger agreement is fair from a financial point of view to us and our stockholders.

The full text of the North Point fairness opinion, dated as of August 18, 2006, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B to this proxy statement. North Point provided its opinion to the board of directors in its consideration of the transactions contemplated by the merger agreement and in order to provide further information for our stockholders in connection with such transactions. The North Point fairness opinion is not a recommendation as to how any stockholder of our company should vote with respect to the transactions contemplated by the merger agreement. North Point has consented to the disclosures regarding its fairness opinion in this proxy statement.

In connection with rendering the opinion described above and performing its related financial analyses, North Point reviewed, among other things:

•	the August 18 draft of the merger agreement;
•	certain financial, operating and business information prepared and furnished by our management, including certain of our audited and unaudited financial statements;
•	certain internal information prepared and furnished by our management with respect to our business, operations and prospects, including financial forecasts and projected financial data;
•	to the extent publicly available, information concerning selected transactions deemed comparable to the proposed transactions;
•	certain publicly available financial and securities data of selected public companies deemed comparable to our company;
•	certain internal financial information, including financial forecasts, of our company on a stand-alone basis, prepared and furnished by our management;
•	certain publicly available market and securities data of our company; and
•	certain publicly available press releases and research reports.

North Point also had discussions with members of our management concerning our financial condition, current operating results and our business outlook. In addition, North Point compared certain financial information for our company with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the restaurant business and performed such other studies and analyses, and considered such other factors, as it considered appropriate.

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North Point relied upon and assumed the completeness, accuracy and fairness of our financial statements, financial forecasts and management estimates as to our future performance, and other information made available to North Point, and North Point did not assume responsibility for the independent verification of that information. North Point relied on assurances from our management that the information provided to North Point by us was prepared on a reasonable basis in accordance with industry practice and that such information provides a reasonable basis upon which North Point could render its opinion.

With respect to the financial planning data, forward-looking statements, and other business outlook information provided to North Point, North Point assumed that the information had been reasonably prepared by us on bases reflecting the reasonable estimates and judgment of our management, that the information was based on reasonable assumptions, and that it reflected the anticipated effects of the transactions contemplated by the merger agreement. North Point did not express any opinion as to such financial planning data or the assumptions on which such data was based. In addition, various analyses performed by North Point incorporated forecasts prepared by research analysts using only publicly available information. These forecasts may or may not prove to be accurate.

North Point also assumed that our management was not aware of any information or facts that would make the information provided to North Point incomplete or misleading in any material respect. North Point also assumed that other than as provided in our disclosure schedules to the merger agreement there have been no material changes in our assets, financial condition, results of operations, business or prospects since the respective dates of the last financial statements made available to North Star. North Star further assumed that we were not party to any pending transaction, including external financing, recapitalization, acquisition, merger, consolidation or sale of all or substantially all of our assets, other than the transactions contemplated by the merger agreement or in the ordinary course of business.

In rendering its opinion, North Point assumed that the merger agreement as executed by the parties will not differ in any material respect from the August 18, 2006 draft of the merger agreement examined by North Point and that we and the other parties to the merger agreement will comply in all material respects with the terms of the merger agreement. North Point further assumed that the transactions will be consummated in accordance with the terms described in the merger agreement without waiver, modification or amendment to any material term, condition or agreement and that there will not be any material adjustment to the aggregate per share consideration to be paid to our stockholders in the transactions contemplated by the merger agreement. North Point also assumed and relied upon the accuracy and completeness of each of the representations and warranties contained in the merger agreement.

North Point assumed that all the necessary regulatory approvals and consents required for the transactions contemplated by the merger agreement will be obtained in a manner that will not change the aggregate per share consideration to be paid to our stockholders under the merger agreement. North Point also assumed that the transactions contemplated by the merger agreement will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all other applicable federal and state statutes, rules and regulations.

North Point’s opinion does not address the basic business decision to proceed with or effect the transactions contemplated by the merger agreement. North Point did not structure the merger or the other transactions contemplated by the merger agreement. North Point’s opinion did not address the relative merits of the transactions contemplated by the merger agreement, on the one hand, or any alternative business strategies or alternative transactions that may be available to our company, on the other hand, or any tax consequences of such transactions. In addition, North Point did not perform any appraisals or valuations of any specific assets or liabilities of our company, nor were any such appraisals or valuations furnished to North Point.

The following is a summary of the material financial analyses delivered by North Point to the board of directors in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by North Point, nor does the order of analyses described represent relative importance or weight given to those analyses by North Point. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of North Point’s financial analyses. Except as otherwise noted, the following quantitative information for our company, to the extent that it is based on market data, is based on market data as it existed on or before the August 18, 2006 announcement of the merger agreement and is not necessarily indicative of current market conditions.

North Point noted that the aggregate per share consideration to be paid pursuant to the merger agreement of $27.10 represented the following multiples for our company:

LTM Revenue	CY 2006E Revenue	LTM EBITDA	CY 2006E EBITDA

0.8 x	0.8 x	12.1 x	8.8 x

These multiples were calculated based on publicly available information and estimates for our company provided by management.

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Discounted Cash Flow Analysis. North Point performed a discounted cash flow analysis of our estimated cash flow for calendar years 2007 through 2011. North Point estimated a range of terminal values in the year 2011 based on multiples ranging from 7.5x earnings before interest, taxes, depreciation and amortization, or EBITDA, to 9.5x EBITDA. The 7.5x to 9.5x EBITDA multiples represented a reasonable range in line with the range of the mean and median of comparable public trading and M&A multiples. These terminal values were then discounted to calculate implied indications of present values using discount rates ranging from 10.0% to 15.0%. The discount rates used in this analysis were chosen based on accepted industry averages for the cost of capital for companies in the restaurant industry. North Point used these discounted terminal values to calculate a range of enterprise values (which is the market value of common equity plus the book value of debt, less cash) and equity values per share for our company. The resulting enterprise value ranged from $457.1 million to $659.7 million and the resulting equity value per share (based on 22.7 million fully diluted shares outstanding) ranged from $22.73 to $31.66. North Point compared this range of enterprise values to the implied transaction value of $556.3 million for the transactions contemplated by the merger agreement (based on the total transaction consideration of $614.5 million less $58.2 million of cash and short-term investments) and compared this range of equity values per share to the aggregate per share consideration to be paid pursuant to the merger agreement of $27.10.

Selected Companies Analysis. North Point reviewed and compared certain financial information and valuation multiples for our company to corresponding financial information and public market multiples for the following publicly traded corporations in the restaurant business:

•	Brinker International
•	Champps Entertainment, Inc.
•	Darden Restaurants, Inc.
•	J. Alexander’s Corp.
•	Landry’s Restaurants, Inc.
•	McCormick & Schmick’s Restaurants, Inc.
•	Morton’s Restaurant Group Inc.
•	O’Charley’s Inc.
•	OSI Restaurant Partners
•	RARE Hospitality International Inc.
•	Ruth’s Chris Steak House, Inc.
•	Smith & Wollensky Restaurant Group, Inc.

Although none of the selected companies is directly comparable to our company, each of the companies has operations in the restaurant business and the operations of these companies as a whole for purposes of analysis may be considered similar to our operations.

North Point calculated various financial multiples for such comparable companies (as set forth in the table below) based on the ratio of the enterprise value of these companies to the last twelve months revenue and last twelve months EBITDA of these companies for calendar year (CY) 2005 and the estimated revenue and estimated EBITDA for CY 2006 of these companies (obtained from SEC filings and Reuters consensus estimates as of August 18, 2006). North Point then identified the first and third quartiles within the range of such multiples.

The results of these analyses are summarized as follows:

Enterprise Value as a multiple of:	Range of Multiples	First Quartile	Third Quartile

LTM Revenue	0.3x-2.1x	0.6x	1.0x
LTM EBITDA	4.4x-12.9x	7.0x	10.0x
2006 Estimated Revenue	0.3x-1.8x	0.7x	1.0x
2006 Estimated EBITDA	4.3x-11.2x	6.9x	8.7x

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North Point then used the first and third quartiles within the range of such multiples to calculate a range of enterprise values and equity values per share for our company based on our operating data (provided by our management) set forth below.

•	enterprise value as a multiple of last twelve months revenue;
•	enterprise value as a multiple of last twelve months EBITDA;
•	enterprise value as a multiple of estimated revenue for CY 2006; and
•	enterprise value as a multiple of estimated EBITDA for CY 2006.

The resulting enterprise value for our company ranged from $321.1 million to $691.5 million and the resulting equity value per share ranged from $16.74 to $33.06. North Point compared this range of enterprise values to the implied transaction value of $556.3 million for the transactions contemplated by the merger agreement and compared this range of equity values per share to the aggregate per share consideration to be paid pursuant to the merger agreement of $27.10.

Selected Transactions Analysis. North Point reviewed the terms of certain recent merger and acquisition transactions reported in SEC filings, public company disclosures, press releases, industry and popular press reports, databases and other sources relating to the following selected transactions (listed by target/acquirer) in the restaurant industry since 2004:

Target	Acquiror

Ryan’s Restaurant Group	Buffets Inc.
Jamba Juice Company	Services Acquisition Corporation
Quizno’s Corporation	JPMorganChase
Bravo! Development Inc.	Bruckman, Rosser, Sherrill/Castle Harlan/Management
Main Street Restaurant Group Inc.	Briad Group
Checkers Drive-In Restaurants Inc.	Wellspring Capital Management LLC
Sticky Fingers Inc.	Quad-C Management
Dave & Buster’s Inc.	Wellspring Capital Management LLC
Dunkin Brands, Inc.	Bain Capital/Carlyle Group/Thomas H Lee
Fox & Hound Restaurant Group	Newcastle Partners/Steel Partners
Del Taco, Inc.	Sagittarius Brands Inc.
Corner Bakery Cafe	Bruckman, Rosser, Sherrill & Co.
El Pollo Loco Inc.	Trimaran Capital Partners
Garden Fresh Holdings, Inc.	Sun Capital Partners, Inc.
Claim Jumper Restaurants	Black Canyon Capital/Leonard Green
Perkins Restaurant & Bakery	Castle Harlan Inc.
Worldwide Restaurant Concepts Inc.	Pacific Equity Partners
Taco Bueno Restaurants	Palladium Equity Partners
Quality Dining	Management/Fitzpatrick Group
Elmer’s Restaurants Inc.	ERI Acquisition Group
Charlie Brown’s Inc.	Trimaran Capital Partners
Church’s Chicken	Crescent Capital Investments
Chevy’s Mexican Restaurant	Bruckman, Rosser, Sherrill & Co.
Mimi’s Cafe	Bob Evans
Garden Fresh Restaurant Corp.	Centre Partners/Fairmont Capital/Management
Piccadilly Cafeterias, Inc.	Piccadilly Investments LLC
Tumbleweed Inc.	Tumbleweed Inc. Management
Ninety Nine Restaurant & Pub	O’Charleys

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These transactions were selected because the target companies were involved in the restaurant business. Although none of the selected transactions involved businesses that are directly comparable to our company, each of the target businesses involved in the selected transactions had operations in the restaurant business and the operations of the target businesses involved in the selected transactions as a whole for purposes of analysis may be considered similar to our operations.

For each of the selected transactions, North Point calculated financial multiples for the target companies based on the ratio of the transaction value to the last twelve months revenue and the transaction value to the last twelve months EBITDA of the target companies prior to the consummation of the transaction. North Point then identified the first and third quartiles within the range of such multiples. The results of these analyses are summarized as follows:

Transaction Value as a multiple of last twelve months:	Range of Multiples	First Quartile	Third Quartile

Revenue	0.4x-5.5x	0.5x	1.0x
EBITDA	5.1x-13.7x	6.2x	9.6x

North Point used the first and third quartiles within the range of such multiples to calculate a range of enterprise values and equity values per share for our company based on our last twelve months revenue and last twelve months EBITDA (provided by our management). The resulting enterprise value for our company ranged from $282.5 million to $707.0 million and the resulting equity value per share ranged from $15.02 to $33.75. North Point compared this range of enterprise values to the implied transaction value of $556.3 million for the transactions contemplated by the merger agreement and compared this range of equity values per share to the aggregate per share consideration to be paid pursuant to the merger agreement of $27.10.

Premiums Paid Analysis. North Point reviewed the premiums paid in pending and completed acquisitions of U.S. target companies since January 1, 2004 with market capitalizations between $400 million and $1 billion on the date of announcement of the transaction (excluding transactions involving companies in higher growth industries such as healthcare, technology and telecommunications industries which are typically valued differently than restaurants and other retail businesses). North Point calculated the premiums paid in each of these transactions based on the trading prices of the stock of the target companies one day prior to announcement, one week prior to announcement and one month prior to announcement of the transaction. North Point then identified the first and third quartiles within the range of such premiums paid in these transactions. The results of these analyses are summarized as follows:

Premiums Paid:	Range of Premiums Paid	First Quartile	Third Quartile

One Day Prior to Announcement	0.20%-52.51%	11.81%	32.25%
One Week Prior to Announcement	0.54%-62.21%	16.03%	34.07%
One Month Prior to Announcement	2.70%-60.58%	17.69%	34.74%

North Point then applied the first and third quartiles of such premiums to the trading prices of our common stock one day, one week and one month prior to announcement of the transactions contemplated by the merger agreement to calculate a range of implied offer prices per share for our company. The resulting implied offer price per share for our company ranged from $26.67 to $31.66. North Point compared this range of offer prices to the aggregate per share consideration to be paid pursuant to the merger agreement of $27.10.

Additional Considerations. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying North Point’s opinion. In arriving at its fairness determination, North Point considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, North Point made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to our company or the transactions contemplated by the merger agreement.

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North Point prepared these analyses for purposes of providing its opinion to the board of directors as to the fairness from a financial point of view of the aggregate per share consideration to be paid to our stockholders under the merger agreement. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, neither we nor North Point nor any other person assumes responsibility if future results are materially different from those forecast.

The aggregate per share consideration was determined through arms’-length negotiations between Lone Star Funds and us and was approved by the board of directors. North Point did not recommend any specific amount of consideration to the board of directors or that any specific amount of consideration constituted the only appropriate consideration for the transactions.

The foregoing summary does not purport to be a complete description of the analyses performed by North Point in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of North Point attached as Annex B to this proxy statement.

North Point, as part of its customary investment banking practice, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, competitive biddings, corporate and other purposes. North Point has acted as financial advisor to our company in connection with the transactions. North Point has received a $500,000 fee for rendering its fairness opinion. North Point will also receive a fee for its financial advisory services equal to 0.65% of the aggregate transaction value realized by our stockholders, which fee is contingent upon the consummation of the transactions. The opinion fee paid to North Point will be credited against any transaction fee payable to North Point upon the consummation of the transactions. In addition, whether or not the transactions are consummated, we have agreed to pay the reasonable out-of-pocket expenses of North Point and to indemnify North Point against certain liabilities in connection with its services.

Opinion of Thomas Weisel Partners

The board of directors retained Thomas Weisel Partners LLC to provide it with an opinion as to the fairness to our stockholders, from a financial point of view and as of the date of the opinion, of the aggregate $27.10 per share transaction consideration. The board of directors selected Thomas Weisel Partners to render such opinion based on Thomas Weisel Partners’ experience, expertise and reputation, and its familiarity with our business and industry.

On August 18, 2006, Thomas Weisel Partners delivered to the board of directors its oral opinion, subsequently confirmed in writing, that, as of August 18, 2006, and subject to and based on the assumptions made, matters considered and limits of review set forth in Thomas Weisel Partners’ written opinion, the aggregate $27.10 per share transaction consideration to be received by holders of our common stock (other than Acquisitions and its affiliates) was fair to such stockholders from a financial point of view.

We determined the aggregate $27.10 per share transaction consideration through negotiations with Lone Star Funds. We did not impose any limitations on Thomas Weisel Partners with respect to the investigations made or procedures followed in rendering its opinion. Further, we did not request the advice of Thomas Weisel Partners with respect to alternatives to the transactions, the terms and conditions, including structure, of the transactions, or our underlying decision to proceed with or effect the transactions. Thomas Weisel Partners did not solicit or assist our company in soliciting indications of interest from third parties for all or any part of our company.

The full text of Thomas Weisel Partners’ written opinion, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Thomas Weisel Partners in delivering its opinion, is attached as Annex C. You should read the opinion carefully and in its entirety. The following description of Thomas Weisel Partners’ opinion is only a summary of the written opinion and is qualified in its entirety by the written opinion and is not a substitute for the written opinion.

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Thomas Weisel Partners’ opinion was directed to the board of directors in its consideration of the transactions and is not a recommendation to any stockholder as to how such stockholder should vote with respect to the transactions or any other matter. Further, Thomas Weisel Partners’ opinion addressed only the financial fairness of the aggregate $27.10 per share transaction consideration to holders of our common stock (other than Acquisitions and its affiliates) and did not address the relative merits of the transactions or any alternatives to the transactions, our underlying decision to proceed with or effect the transactions, the financial or other fairness of the distribution consideration or the merger consideration, individually (as opposed to the aggregate $27.10 per share transaction consideration), or any other aspect of the transactions. In furnishing its opinion, Thomas Weisel Partners did not admit that it is an expert within the meaning of the term “expert” as used in the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, nor did it admit that its opinion constitutes a report or valuation within the meaning of Section 11 of the Securities Act. Thomas Weisel Partners’ opinion includes statements to this effect.

In connection with its opinion, Thomas Weisel Partners:

(1)

reviewed certain publicly available financial and other data with respect to our company, including our company’s consolidated financial statements for recent years and interim periods to our fiscal quarter ended June 13, 2006 and certain other relevant financial and operating data relating to our company made available to Thomas Weisel Partners from published sources and from our internal records;

(2)	reviewed the financial terms and conditions of the merger agreement;
(3)	reviewed certain publicly available information concerning the trading of, and the trading market for, shares of our common stock;
(4)	compared our company from a financial point of view with certain other public companies in the restaurant industry which Thomas Weisel Partners deemed to be relevant;
(5)

considered the financial terms, to the extent publicly available, of selected recent business combinations of companies in the restaurant industry which Thomas Weisel Partners deemed to be comparable, in whole or in part, to the transactions;

(6)

reviewed and discussed with representatives of our company’s management certain information of a business and financial nature regarding our company, including financial forecasts and related assumptions with respect to our company;

(7)	made inquiries regarding and discussed the transactions and the merger agreement and other related matters with our counsel; and
(8)	performed such other analyses and examinations as Thomas Weisel Partners deemed appropriate.

In preparing its opinion, Thomas Weisel Partners did not assume any responsibility to independently verify the information referred to above. Instead, with the board of directors’ consent, Thomas Weisel Partners relied on the information being accurate and complete. Thomas Weisel Partners also made the following assumptions, in each case with the board of directors’ consent:

•

with respect to the financial forecasts and related assumptions related to our company, upon the advice of representatives of our management, Thomas Weisel Partners assumed for purposes of its opinion that the forecasts were reasonably prepared on bases reflecting the best available estimates and judgments of our management as to the future financial performance of our company and that they provided a reasonable basis upon which Thomas Weisel Partners could form its opinion;

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•

that there have been no material changes in our company’s assets, financial condition, results of operations, business or prospects since the date of our last financial statements made available to Thomas Weisel Partners;

•

that the transactions will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act of 1933, the Securities Exchange Act of 1934, and all other applicable federal and state statutes, rules and regulations;

•

that the transactions will be treated as a single overall plan to fully redeem each of our stockholders of his, her or its shares of common stock for U.S. federal income tax purposes pursuant to Section 302 of the Internal Revenue Code of 1986, as amended; and

•

that the transactions will be consummated in accordance with the terms described in the merger agreement, without any amendments, and without waiver by any party of any of the conditions to such party’s obligations.

In addition:

•

Thomas Weisel Partners relied on advice of counsel and independent accountants to our company as to all legal and financial reporting matters with respect to our company, the transactions and the merger agreement;

•

Thomas Weisel Partners did not assume responsibility for making an independent evaluation, appraisal or physical inspection of any of our assets or liabilities (contingent or otherwise), nor was Thomas Weisel Partners furnished with any such appraisals; and

•

Thomas Weisel Partners’ opinion was based on economic, monetary and market and other conditions as in effect on, and the information made available to Thomas Weisel Partners as of, August 18, 2006. Accordingly, although developments occurring after August 18, 2006 may affect its opinion and the assumptions used in preparing it, Thomas Weisel Partners has not assumed any obligation to update, revise or reaffirm its opinion.

The following is a summary of the material financial analyses performed by Thomas Weisel Partners in connection with providing its opinion to the board of directors. Some of the summaries of financial analyses performed by Thomas Weisel Partners include information presented in tabular format. In order to fully understand the financial analyses performed by Thomas Weisel Partners, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data set forth in the tables without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by Thomas Weisel Partners.

Thomas Weisel Partners noted that the aggregate $27.10 per share transaction consideration represented the following multiples for our company:

Implied Multiples Based on Aggregate $27.10 Per Share Transaction Consideration

LTM Revenue	CY 2006E Revenue	CY 2006E Net Income	CY 2007E Net Income	LTM EBITDA	CY 2006E EBITDA

0.8 x	0.9 x	28.2 x	24.9 x	12.3 x	10.5 x

These multiples were calculated based on publicly available information and publicly available research estimates with respect to our company.

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Selected Public Company Analysis. Thomas Weisel Partners compared the market values and trading multiples of our company with the market values and trading multiplies of 13 public companies in the restaurant industry. Based on publicly available information, Thomas Weisel Partners calculated the implied enterprise value (which Thomas Weisel Partners defined as market capitalization plus total debt less cash and cash equivalents) of our company, the implied equity value of our company and the implied per share value of our company.

The multiples that were used by Thomas Weisel Partners in this analysis were derived by (i) dividing the enterprise value of each selected company (based on closing stock prices on August 16, 2006) by its revenue for the last twelve months, EBITDA for the last twelve months, 2006 estimated revenue and 2006 estimated EBITDA, and (ii) dividing the closing price per share of the common stock of each selected company on August 16, 2006 by its estimated 2006 and 2007 earnings per share (referred to as the P/E ratio). For this analysis, Thomas Weisel Partners utilized publicly available information and examined a range of publicly available estimates based on consensus securities analysis research provided by First Call and, in the case of our company, publicly available research estimates with respect to our company that we advised Thomas Weisel Partners were reasonable and reflected the best available estimates and judgments by our management as to our company’s future financial performance.

Thomas Weisel Partners selected companies for this analysis that operate in and are exposed to the restaurant industry and that have operations similar to some of our company’s operations, but Thomas Weisel Partners noted that none of the selected companies has the same management, composition, size or combination of businesses as our company. The following companies were reviewed in this analysis:

•	Applebee’s International Inc.
•	Bob Evans Farms, Inc.
•	Brinker International Inc.
•	CBRL Group, Inc.
•	Darden Restaurants
•	Landry’s Restaurants
•	Morton’s Restaurant Group Inc.
•	OSI Restaurant Partners
•	O’Charley’s Inc.
•	RARE Hospitality International, Inc.
•	Ruth’s Chris Steak House Inc.
•	Smith & Wollensky Restaurant Group Inc.
•	Texas Roadhouse Inc.

Thomas Weisel Partners assembled relevant data regarding selected public companies and used statistical interpolation to divide the probability distribution of that data into four equal areas: the first quartile, the median, the mean and the third quartile. Thomas Weisel Partners considered the first quartile and the third quartile to represent the low and the high ends of the range of each multiple, and highlighted that analysis in its presentation to the board of directors.

The multiples derived from the implied estimated enterprise values, revenues, EBITDA, and net income of the companies utilized in the analysis were calculated using data that excluded all extraordinary items and non-recurring charges. In each case, Thomas Weisel Partners multiplied the ratios derived from its analysis by our company’s estimated revenues, EBITDA and net income to calculate the resulting implied value ranges listed below.

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The following table sets forth the multiples and valuation ranges indicated by this analysis:

	Range of Selected Company Multiples		Implied Enterprise Value		Implied Equity Value		Implied Price Per Share

	Low	High	Low	High	Low	High	Low	High

			(millions)		(millions)
LTM Revenue	0.7x	1.1x	$454	$748	$502	$796	$22.38	$35.48
CY 2006E Revenue	0.7x	1.2x	444	739	492	787	21.95	35.12
CY 2006E Net Income	15.7x	18.9x	298	368	346	416	15.74	18.93
CY 2007E Net Income	14.7x	16.3x	329	379	377	427	16.82	19.02
LTM EBITDA	7.2x	9.1x	333	419	381	467	17.23	21.13
CY 2006E EBITDA	7.4x	8.9x	400	485	448	533	20.09	23.91

While the comparable company analysis compared our company to 13 other public companies in the restaurant industry, Thomas Weisel Partners did not include every company that could be deemed to be a participant in the industry or in any specific sector of the industry.

Selected Transactions Analysis. Based on public and other available information, Thomas Weisel Partners calculated the implied enterprise value of our company as multiples of revenue and EBITDA for the last twelve months using data derived from 29 selected acquisitions of companies in the restaurant industry that have been announced since March 19, 1999. The following acquisitions were reviewed in this analysis:

Announcement Date	Name of Target	Name of Acquiror

07/25/06	Ryan’s Restaurant Group*	Buffets, Inc.
06/05/06	Bravo! Development	Management/Bruckman, Rosser/Castle Harlan
05/04/06	Catalina Restaurant Group	Zensho America
12/12/05	Fox and Hound Restaurant*	Newcastle Partners/ Steel Partners
12/08/05	Dave and Busters*	Wellspring Capital Management
10/18/05	Garden Fresh	Sun Capital
10/03/05	Corner Bakery	Bruckman, Rosser/II Fornaio
09/19/05	Claim Jumper	Investor Group
09/06/05	Perkins Restaurant	Castle Harlan
04/28/05	Worldwide Restaurant Concepts*	Pacific Equity Partners
01/12/05	Charlie Brown’s	Trimaran Capital Partners
01/12/05	UNO Restaurant Holdings	Centre Partners
12/21/04	Elmer’s Restaurants*	ERI Acquisition Group
10/13/04	Quality Dining, Inc.*	Management
06/14/04	SWH Corporation (d.b.a.) Mimi’s Café	Bob Evans Farms, Inc.
09/30/03	Garden Fresh Restaurant Corp.*	Fairmont Capital Inc.
06/13/03	VICORP (Village Inn, Bakers Square)	Wind Point Partners
10/28/02	Ninety Nine Restaurant & Pub	O’Charley’s
03/27/02	Morton’s Restaurant Group*	Castle Harlan
01/24/02	Shoney Inc.*	Lone Star Funds
11/20/01	Santa Barbara Restaurant Group*	CKE Restaurant Group
10/08/01	Blimpie International*	Investor Group
03/23/01	PJ America Inc.*	Management
02/15/01	VICORP Restaurants Inc.*	BancBoston Capital, Golden Hawn
11/16/00	II Fornaio*	Bruckman, Rosser, Sherrill & Co.
10/25/00	UNO Restaurant Holdings*	Investor Group
10/06/00	Taco Cabana*	Carrols Corporation
06/05/00	Buffets, Inc.*	Caxton-Iseman Capital/Sentinel Partners
03/19/99	Rock Bottom Restaurants*	RB Capital
*	Indicates that the target was a public company.

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Thomas Weisel Partners assembled relevant data regarding selected precedent transactions and used statistical interpolation to divide the probability distribution of that data into four equal areas: the first quartile, the median, the mean and the third quartile. Thomas Weisel Partners considered the first quartile and the third quartile to represent the low and the high ends of the range of each multiple, and highlighted that analysis in its presentation to the board of directors. Thomas Weisel Partners then multiplied the ratios derived from its analysis by estimated revenue and EBITDA for our company for the last twelve months to calculate the resulting implied value ranges listed below.

The following table sets forth the implied enterprise value, the implied equity value and the implied price per share of our company based on multiples derived from the 18 acquisitions of public restaurant companies used in Thomas Weisel Partners’ analysis:

	Range of Selected Transaction Multiples		Implied Enterprise Value		Implied Equity Value		Implied Price Per Share

	Low	High	Low	High	Low	High	Low	High

			(millions)		(millions)
LTM Revenue	0.6x	0.8x	$386	$510	$434	$557	$19.47	$25.04
LTM EBITDA	5.4x	7.2x	251	334	299	382	13.73	17.55

The following table sets forth the implied enterprise value, the implied equity value and the implied price per share of our company based on multiples derived from acquisitions of both private and public restaurant companies used in Thomas Weisel Partners’ analysis:

	Range of Selected Transaction Multiples		Implied Enterprise Value		Implied Equity Value		Implied Price Per Share

	Low	High	Low	High	Low	High	Low	High

			(millions)		(millions)
LTM Revenue	0.6x	0.8x	$390	$550	$437	$597	$19.64	$26.82
LTM EBITDA	5.5x	7.3x	254	335	302	383	13.86	17.61

No company or transaction used in the selected transactions analysis is identical to our company or the proposed transactions. Accordingly, an analysis of the results of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the value of the companies to which our company and the transactions are being compared.

Precedent Premiums Paid Analysis. Based on public information, Thomas Weisel Partners reviewed the consideration paid in 18 acquisitions of public companies in the restaurant industry announced since March 19, 1999. Thomas Weisel Partners calculated the implied valuations of our company based on premiums paid in these transactions over:

•	the stock price of the target company one day prior to the announcement of the acquisition;
•	the average stock price of the target company during the one week prior to the announcement of the acquisition; and
•	the average stock price of the target company during the one month prior to the announcement of the acquisition.

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Thomas Weisel Partners used statistical interpolation to divide the probability distribution of that data into four equal areas: the first quartile, the median, the mean and the third quartile. Thomas Weisel Partners considered the first quartile and the third quartile to represent the low and the high ends of the range of each premium percentage, and highlighted that analysis in its presentation to the board of directors. Thomas Weisel Partners then multiplied the premium percentages derived from its analysis by our company’s applicable stock price to calculate the resulting valuation ranges listed below.

	Range of Premiums		Implied Enterprise Value		Implied Equity Value		Implied Price Per Share

	Low	High	Low	High	Low	High	Low	High

			(millions)		(millions)
Premiums Paid
One Day Average – Stock Price	15.2%	46.1%	$571	$736	$619	$784	$27.28	$34.58
One Week Average – Stock Price	18.6%	50.4%	566	731	614	779	27.09	34.36
One Month Average – Stock Price	22.3%	44.6%	605	724	653	772	28.67	33.89

Discounted Cash Flow Analysis. Thomas Weisel Partners used cash flow forecasts with respect to our company for calendar years 2006 through 2010 to perform a discounted cash flow analysis. Our company’s management advised Thomas Weisel Partners that the forecasts used in its analysis were reasonable and reflected the best available estimates and judgments of our management as to our company’s future financial performance. In conducting this analysis, Thomas Weisel Partners assumed that our company would perform in accordance with these forecasts. Thomas Weisel Partners first estimated the discounted value of the projected cash flows using discount rates ranging from 10.0% to 12.0%. This range of discount rates was selected based upon a weighted average cost of capital analysis for our company and other companies used in the selected public company analysis. Thomas Weisel Partners then discounted the terminal values of our company for calendar years 2006 through 2010 to present values using the same discount rates ranging from 10.0% to 12.0%. This analysis indicated a range of implied enterprise values, to which debt was subtracted and cash and cash equivalents were added back to calculate a range of implied equity values. This analysis implied per share values ranging from $20.83 to $27.22.

The foregoing description is only a summary of the analyses and examinations that Thomas Weisel Partners deems material to its opinion. It is not a comprehensive description of all analyses and examinations actually conducted by Thomas Weisel Partners. The preparation of a fairness opinion necessarily is not susceptible to partial analysis or summary description. Thomas Weisel Partners believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses and of the factors considered, without considering all analyses and factors, would create an incomplete view of the process underlying the analyses set forth in its presentation to the board of directors. In addition, Thomas Weisel Partners may have given various analyses more or less weight than other analyses and may have deemed various assumptions more or less probable than other assumptions. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that this analysis was given greater weight than any other analysis. Accordingly, the ranges of valuations resulting from any particular analysis described above should not be taken to be the view of Thomas Weisel Partners with respect to the actual value of our company.

In performing its analyses, Thomas Weisel Partners made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of our company. The analyses performed by Thomas Weisel Partners are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those suggested by these analyses. These analyses were prepared solely as part of the analysis performed by Thomas Weisel Partners with respect to the financial fairness of the aggregate $27.10 per share transaction consideration to be received by our stockholders in the transactions and were provided to the board of directors in connection with the delivery of Thomas Weisel Partners’ opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at any time in the future.

As described above, Thomas Weisel Partners’ opinion and presentation were among the many factors that the board of directors took into consideration in making its determination to approve, and to recommend that our stockholders approve, the transactions.

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We paid Thomas Weisel Partners a non-refundable cash fee of $1,000,000 upon the delivery of Thomas Weisel Partners’ opinion. The board of directors was aware of this fee and took it into account in considering Thomas Weisel Partners’ opinion and in approving the transactions. We have also agreed to reimburse Thomas Weisel Partners for its reasonable out-of-pocket expenses and to indemnify Thomas Weisel Partners, its affiliates, the partners, directors, officers, agents and employees of Thomas Weisel Partners and any controlling persons of Thomas Weisel Partners or its affiliates against certain liabilities arising out of the engagement or the transactions, including liabilities under the federal securities laws.

In the ordinary course of Thomas Weisel Partners’ business, Thomas Weisel Partners trades the equity securities of our company for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

Certain Effects of the Transactions

As a result of the transactions contemplated by the merger agreement, Acquisitions and its affiliates will acquire our entire company, including all of our restaurant operations, which include Lone Star Steakhouse & Saloon, Texas Land & Cattle Co., Sullivan’s Steakhouse, Del Frisco’s Double Eagle Steak House and Frankie’s Italian Grille, and our stockholders will receive an aggregate of $27.10 per share in cash.

If the merger agreement is adopted by our stockholders and the other conditions to the closing of the sale of the transferred subsidiaries and the merger are either satisfied or waived, we will sell to Purchase Sub all of the shares of capital stock of the transferred subsidiaries and, immediately thereafter, Merger Sub will be merged with and into us and we will be the surviving corporation. When the transactions are completed, each share of our common stock, other than any such share held by Acquisitions, Merger Sub or us, or by stockholders who perfect appraisal rights under Delaware law, will automatically be converted into the right to receive the transaction consideration of an aggregate of $27.10 in cash, without interest.

Together, the transfers and the merger will result in the sale of our entire company to Acquisitions and its affiliates and, following the transactions, the entire equity in our company is expected to be beneficially owned by Acquisitions and its affiliates. If the transactions are completed, our current stockholders will cease to have any direct or indirect ownership interest in our company or rights as our stockholders. As a result, our stockholders will not participate in any of our future earnings or growth and will not benefit from any appreciation in our value.

A holder of outstanding options to purchase shares of our common stock, whether or not then vested, at the effective time of the merger, will be entitled to receive a cash amount equal to the product of (a) the amount, if any, by which $27.10 exceeds the exercise price per share of each option held by such person at the effective time of the merger, multiplied by (b) the number of shares subject to such option held by such person, less any applicable withholdings for taxes. No consideration will be paid in respect of any stock options for which the exercise price equals or exceeds $27.10 per share.

Our common stock is currently registered under the Securities Exchange Act of 1934, as amended, which we refer to in this proxy statement as the Exchange Act, and is quoted on the NASDAQ Global Select Market, which we refer to in this proxy statement as Nasdaq, under the symbol “STAR.” As a result of the transactions, we will become a privately held corporation, and there will be no public market for our common stock. After the transactions, our common stock will cease to be quoted on Nasdaq, and price quotations with respect to sales of shares of our common stock in the public market will no longer be available. In addition, the registration of our common stock under the Exchange Act will be terminated. This termination will make certain provisions of the Exchange Act, such as the requirement of filing periodic and other reports with the SEC and furnishing a proxy or information statement in connection with stockholders’ meetings, no longer applicable to us.

At the effective time of the merger, the directors of Merger Sub immediately prior to the effective time of the merger will be the initial directors of the surviving corporation, and our officers immediately prior to the effective time of the merger will be the officers of the surviving corporation. All of our directors immediately prior to the merger will resign as directors at the effective time of the merger. Our certificate of incorporation in effect immediately prior to the effective time of the merger will continue to be the certificate of incorporation of the surviving corporation, and the bylaws of Merger Sub in effect immediately prior to the effective time of the merger will become the bylaws of the surviving corporation following the merger.

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Certain Effects on the Company if the Transactions are Not Completed

In the event that the merger agreement is not adopted by our stockholders or if the transactions are not completed for any other reason, our stockholders will not receive any payment for their shares in connection with the transactions. Instead, we will remain an independent public company and our common stock will continue to be listed and traded on Nasdaq. In view of the pending transactions, we do not anticipate paying a cash dividend for the 2006 third quarter, but we intend to subsequently pay this dividend to our stockholders if for any reason the transactions are not consummated; however, there can be no assurance that such cash dividend will be paid or as to the amount of the cash dividend. In addition, if the transactions are not completed, we expect that management will operate the business in a manner similar to that in which it is being operated today and that our stockholders will continue to be subject to the same risks and opportunities to which they are currently subject. Accordingly, if the transactions are not consummated, there can be no assurance as to the effect of these risks and opportunities on the future value of shares of our common stock. From time to time, the board of directors may evaluate and review, among other things, our business operations, management and capitalization and make such changes as are deemed appropriate. If the merger agreement is not adopted by the stockholders or if the transactions are not consummated for any other reason, there can be no assurance that any other transaction acceptable to us will be offered or that our business, prospects or results of operations will not be adversely impacted. If the merger agreement is terminated under specified circumstances, we may be obligated to reimburse up to $1.5 million of expenses incurred by Acquisitions and its affiliates in connection with the merger agreement and/or pay a termination fee of $18 million. See “The Merger Agreement—Fees and Expenses.”

Financing for the Transactions; Source and Amount of Funds

The consummation of the transactions contemplated by the merger agreement is not conditioned on Acquisitions obtaining financing. The total amount of funds required by Acquisitions to pay the consideration to be paid for the transferred subsidiaries and the merger, and to pay related fees and expenses, is estimated to be approximately $[______]. Acquisitions plans to fund this through its working capital, borrowings under existing lines of credit and other sources of immediately available funds. The foregoing estimate does not take into account the results of the exercise by stockholders of dissenters’ rights under Delaware law which may result in their receipt of consideration less than, more than or equal to the transaction consideration which would have been payable to them under the terms of the merger agreement.

Material United States Federal Income Tax Consequences

The following general discussion summarizes the material federal income tax consequences to our stockholders as a result of the exchange of their shares of our common stock solely in exchange for cash either pursuant to the merger agreement or as a result of dissenting and perfecting their appraisal rights. This discussion is based on the Internal Revenue Code of 1986, as amended, the current Treasury Regulations promulgated thereunder, existing administrative interpretations and court decisions, all of which are subject to change, possibly for retroactive effect. This discussion assumes that our stockholders hold their shares of our common stock as capital assets within the meaning of Section 1221 of the Internal Revenue Code.

This discussion does not address all aspects of federal income taxation that may be important to stockholders in light of their particular circumstances or if they are subject to special rules. These special rules include rules relating to:

•	stockholders who are not citizens or residents of the United States;
•	financial institutions;
•	tax-exempt organizations;

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•	insurance companies;
•	pass-through entities;
•	dealers in securities; and
•	stockholders who acquired their shares of stock through the exercise of options or similar derivative securities or otherwise as compensation.

This discussion also does not address the alternative minimum tax or any tax consequences under state, local or foreign laws.

The discussion that follows neither binds nor precludes the Internal Revenue Service from adopting a position contrary to that expressed in this proxy statement, and we cannot assure you that such a contrary position could not be asserted successfully by the Internal Revenue Service or adopted by a court if the positions were litigated. We do not intend to obtain a ruling from the Internal Revenue Service with respect to the U. S. federal income tax consequences of the exchange of your shares of our common stock for the transaction consideration pursuant to the merger and the related transactions, nor do we intend to obtain an opinion from tax counsel with respect to the federal income tax consequences of these transactions.

Except as otherwise indicated, this summary describes the United States federal income tax consequences for U.S. stockholders. U.S. stockholders means a beneficial owner of our common stock that is for United States federal income tax purposes:

•	a citizen or resident of the United States;
•	a corporation organized under the laws of the United States, any state of the United States or the District of Columbia;
•	an estate the income of which is subject to United States federal income taxation regardless of its source; or
•

a trust if (A) a court within the United States is able to exercise primary supervision over its administration and one or more United States Persons (as such term is defined in the Internal Revenue Code) have authority to control all substantial decisions of the trust, or (B) the trust was in existence on August 20, 1996, and validly elected to continue to be treated as a United States domestic trust.

As used herein, the term Non-U.S. stockholder means all stockholders that are not U.S. stockholders.

Exchanging Stockholder. The receipt of the cash by you pursuant to the merger agreement, or as a result of dissenting and perfecting your appraisal rights, will be a taxable transaction. In either case, you will be treated as having had all of your shares completely redeemed pursuant to Section 302 of the Internal Revenue Code and Revenue Rulings 55-745, 1955-2 C.B. 223 and 75-447, 1975-2 C.B. 113. You will recognize gain or loss for federal income tax purposes in an amount equal to the difference between the cash you receive and your adjusted tax basis in your shares of our common stock exchanged therefor. This gain or loss will be capital gain or capital loss if you held your shares of our common stock as a capital asset at the effective date of the merger. Any such capital gain will be long-term capital gain if you held the exchanged shares for more than one year as of the effective date of the merger. Net long-term capital gains generally will be subject to federal income tax at capital gain rates applicable to the exchanging stockholder (e.g., up to a maximum net long-term capital gains tax rate of 15% for taxpayers that are individuals). Capital losses may be subject to certain limitations.

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Non-U.S. Stockholders. In general, if you are a non-U.S. stockholder, you will generally not be subject to U.S. federal income tax or any withholding thereof with respect to the gain recognized on the redemption of your shares of our common stock (either pursuant to the merger and the related transactions or as a result of dissenting and perfecting your appraisal rights) unless one of the following situation applies.

•

The gain is effectively connected with your conduct of a trade or business in the United States and, if a tax treaty applies, is attributable to a permanent establishment maintained by you in the United States. In this case, you will generally be taxed on your net gain derived from the disposition of your shares of our common stock at the regular graduated United States federal income tax rates in much the same manner as if you were a U.S. person and, if you are a foreign corporation, then you may also be subject to a branch profits tax.

•

You are an individual who is present in the United States for 183 days or more in the taxable year that the merger occurs and you meet certain other requirements. In this case, you will be subject to U.S. federal income tax at a rate of 30% (or a reduced rate under an applicable treaty) on the amount by which capital gains (including gain recognized on the sale or other disposition of our common stock) allocate to U.S. sources exceed capital losses allocable to U.S. sources.

•

Our common stock may constitute a “United States real property interest” by reason of our status as a “United States real property holding corporation,” or a USRPHC, for United States federal income tax purposes at any time during the shorter of the 5-year period ending immediately on the date you dispose of our common stock or the period you held our common stock. The determination of whether we are a USRPHC depends upon the fair market value of our United States real property interests relative to the fair market value of our business assets. However, due to our common stock being “regularly traded on an established securities market” within the meaning of Section 897(c)(3) of the Internal Revenue Code, even if we are a USRPHC, our common stock will not be treated as a United States real property interest, except as noted in the next sentence. If you are a non-U.S. stockholder and directly or indirectly owned more than 5% of our common stock at any time during the five year period immediately preceding the date you exchange your shares and we are a USRPHC, any gain you recognize on the exchange of your shares will be treated as income that is effectively connected to a U.S. trade or business and you may be subject to withholding at a United States federal income tax withholding rate of 10% of the gross proceeds you realize with respect to the sale of your shares of our common stock. Any amount withheld in excess of the actual tax owed may be refundable if specified requirements are satisfied.

Backup withholding. You may be subject to backup withholding at a 28% rate on any cash consideration that you receive in connection with the transactions. Backup withholding will not apply, however, if you:

•

furnish to us a correct taxpayer identification number and certify that you are not subject to backup withholding on the substitute Form W-9 or successor form included in the letter of transmittal to be delivered to you following the date of the completion of the transactions;

•	provide a certification of foreign status on Form W-8BEN or another type of W-8 form; or
•	are otherwise exempt from backup withholding.

Backup withholding is not an additional tax but is credited against the federal income tax liability of the taxpayer subject to the withholding. If backup withholding results in an overpayment of a taxpayer’s federal income taxes, that taxpayer may obtain a refund from the Internal Revenue Service.

THE PRECEDING DISCUSSION OF THE MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE TRANSACTIONS IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. LONE STAR STEAKHOUSE STOCKHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE TRANSACTIONS, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF ANY CHANGES IN U.S. FEDERAL OR OTHER APPLICABLE TAX LAWS.

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Regulatory Matters

Except for the filing of a certificate of merger with the Secretary of State of the State of Delaware at or before the effective date of the merger and the notification of the Federal Trade Commission and the Antitrust Division of the Department of Justice under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, we are unaware of any material federal, state or foreign regulatory requirements or approvals that would be necessary for the consummation of the transactions. It is not a condition to the consummation of the transactions that we obtain consents to the merger agreement or the transactions that may be required under any of our permits, including under any federal, state, city or local law governing the sale of liquor that may be applicable.

Interests of Certain Persons in the Transactions

In considering the recommendation of the board of directors with respect to the adoption of the merger agreement and the approval of the transactions contemplated thereby, you should be aware that some of our directors and executive officers have interests in the transactions that are different from, or in addition to, the interests of our stockholders generally. These interests may present them with actual or potential conflicts of interest, and these interests, to the extent material, are described below. The board of directors was aware of these interests and considered them, among other matters, in approving the merger agreement, the sale of the transferred subsidiaries and the merger.

Treatment of Stock Options; Relationships of Executive Officers with Acquisitions

A holder of outstanding options to purchase shares of our common stock, whether or not then vested, at the effective time of the merger, will be entitled to receive a cash amount equal to the product of (a) the amount, if any, by which $27.10 exceeds the exercise price per share of each option held by such person at the effective time of the merger, multiplied by (b) the number of shares subject to such option held by such person, less any applicable withholdings for taxes. No consideration will be paid in respect of any stock options for which the exercise price equals or exceeds $27.10 per share.

Each of our directors and executive officers owns vested and/or unvested options with exercise prices of less than $27.10 per share. The following table sets forth the cash consideration that the directors and executive officers, individually and as a group, will be entitled to receive under the merger agreement in consideration for the cancellation of unvested and vested options held by such directors and executive officers.

Name	Number of Shares Subject to Unvested Options	Consideration for Cancellation of Unvested Options(1)	Number of Shares Subject to Vested Options	Consideration for Cancellation of Vested Options(1)	Total Number of Shares Subject to Options	Total Consideration for Cancellation of Unvested and Vested Options(1)

Jamie B. Coulter	48,750	$—	1,178,639	$17,007,204	1,227,389	$17,007,204
John D. White	45,000	—	265,000	4,657,813	310,000	4,657,813
Gerald T. Aaron	26,250	—	158,750	2,794,688	185,000	2,794,688
Deidra Lincoln	15,000	—	84,576	1,472,444	99,576	1,472,444
Mark Mednansky	101,250	299,250	8,750	—	110,000	299,250
Jon W. Howie	53,350	55,555	12,750	72,900	66,100	128,455
Fred B. Chaney	24,375	36,563	5,625	2,213	30,000	38,776
William B. Greene, Jr.	24,375	36,563	19,225	208,933	43,600	245,496
Clark R. Mandigo	24,375	36,563	19,225	208,933	43,600	245,496
Mark Saltzgaber	24,375	36,563	37,425	405,853	61,800	442,416
Thomas Lasorda	24,375	36,563	42,425	469,853	66,800	506,416
Michael Ledeen	24,375	36,563	52,425	597,853	76,800	634,416
Anthony Bergamo	60,625	65,344	16,875	8,481	77,500	73,825
All directors and executive officers as a group	496,475	$639,527	1,901,690	$27,907,168	2,398,165	$28,546,695

(1)

Under the merger agreement, no consideration will be paid in respect of any stock options for which the exercise price equals or exceeds $27.10 per share, and these options will be cancelled and all of the rights of the holders of these options will terminate at the effective time of the merger.

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Existing Employment Agreements

We have entered into separate employment agreements with each of Messrs. White, Mednansky and Aaron, dated on April 29, 2003, providing for the employment of these individuals as Executive Vice President, Director of Upscale Restaurants and Senior Vice President - Counsel and Secretary, respectively. Each employment agreement provides that the officer shall devote his entire business time to our business. The employment agreements provide base salaries in the amounts of $600,000 (subsequently increased to $675,000), $200,000 (subsequently increased to $300,000) and $250,000 (subsequently increased to $275,000), respectively, for Messrs. White, Mednansky and Aaron, subject to increases as determined by the compensation/stock option committee and ratified by the board of directors. Each agreement initially terminated on April 29, 2006, and extends automatically for successive terms of one year each, unless either we or the respective employee give written notice to the other not later than 90 days prior to the termination date. No notice was given with respect to any of the agreements and accordingly the termination date has now been extended to April 29, 2007. Each agreement contains non-competition and non-solicitation provisions which apply for twenty-four months after cessation of employment and confidentiality provisions which apply for ten years after cessation of employment.

We have an employment agreement, dated as of September 15, 1995, with Ms. Lincoln. Ms. Lincoln’s employment agreement provides for a base salary in the amount of $200,000 (subsequently increased to $260,000), subject to increase as determined by the compensation/stock option committee and ratified by the board of directors. Ms. Lincoln’s agreement initially terminated on September 16, 2000, and extends automatically for successive terms of one year each, unless either we or Ms. Lincoln give written notice to the other not later than 90 days prior to the termination date. No notice has been given with respect to Ms. Lincoln’s agreement and accordingly the termination date has now been extended to September 15, 2007. Ms. Lincoln’s agreement contains non-competition and confidentiality provisions which apply for eighteen months after cessation of her employment and non-solicitation provisions which apply for six months after cessation of her employment.

None of the above employment agreements provides for any payments to be made to any of these officers as a result of a change in control of the Company.

Mr. Coulter does not have an employment, non-competition, non-solicitation or confidentiality agreement with us. Mr. Coulter’s non-competition, non-solicitation and confidentiality agreement expired in 2001.

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Stock Ownership

Our executive officers and directors beneficially own shares of our common stock. For a further description of these stockholdings, see “Security Ownership of Certain Beneficial Owners and Management.”

Employee Retention Plan

In connection with entering into the merger agreement, the board of directors adopted an employee retention plan to provide retention bonuses for specified employees who continue to provide services to us, as the surviving corporation in the merger, for a specified period, or whose employment is terminated under specified circumstances, after the consummation of the transactions. Each participant in the plan who remains continuously employed by us through the six-month anniversary of the effective time of the merger will be entitled to receive a retention bonus, 50% of which will be paid to the participant in cash at the three-month anniversary of the effective time, provided the participant remains continuously employed by us through such three-month anniversary, and 50% of which will be paid to the participant in cash at the six-month anniversary of the effective time, provided the participant remains continuously employed by us through such six-month anniversary. If we terminate a participant’s employment without cause, or the participant terminates his or her employment for good reason, prior to the six-month anniversary of the effective time, we will be required to make a lump sum cash payment to the participant in an amount equal to the full amount of his or her retention bonus, to the extent not previously paid. Mr. Mednansky, our Chief Operating Officer, Ms. Lincoln, our Vice President of Del Frisco’s, and Mr. Howie, our Chief Accounting Officer, are participants in the plan and, subject to the terms and conditions of the plan, are entitled to receive retention bonuses of $90,000, $78,000 and $69,000, respectively. No other executive officers are participants in the plan.

Office Services

For one year after the closing of the transactions, we, as the surviving corporation in the merger, will pay for and provide Mr. Coulter with the same office space and secretarial personnel and support, as well as other office administrative services (including personal tax planning), as is currently provided to him.

Indemnification and Insurance

The merger agreement requires the certificate of incorporation and bylaws of the surviving corporation to contain provisions no less favorable with respect to indemnification than are set forth in our certificate of incorporation and bylaws, respectively, and provides that these provisions may not be amended, repealed or otherwise modified for a period of six years from the effective time of the merger in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the effective time of the merger, were directors, officers, employees, fiduciaries or agents of us or any of our subsidiaries. After the closing of the merger, the surviving corporation has agreed, to the fullest extent permitted under applicable law, to indemnify and hold harmless each present and former director and officer of ours and each of our subsidiaries at or prior to the effective time of the merger against all costs and expenses (including attorneys’ fees), judgments, fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to any action or omission, in his or her capacity as an officer, director, employee, fiduciary or agent, occurring on or before the effective time of the merger, to the same extent as provided in our certificate of incorporation or bylaws, or any other applicable contract or agreement, in effect on the date of the merger agreement.

In the event of any such claim, action, suit, proceeding or investigation:

•

the surviving corporation will pay the reasonable fees and expenses of counsel selected by the indemnified parties, which counsel shall be reasonably satisfactory to the surviving corporation, provided the applicable indemnified party provides an undertaking to repay all advanced expenses if it is finally judicially determined that such indemnified party is not entitled to indemnification; and

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•	the surviving corporation will cooperate in the defense of any such matter; provided, however, that:
•	the surviving corporation will not be liable for any settlement effected without the surviving corporation’s written consent, not to be unreasonably withheld or delayed;
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the surviving corporation shall not be obligated to pay the fees and expenses of more than one counsel for all indemnified parties in any jurisdiction with respect to any single action except to the extent that two or more of such indemnified parties shall have conflicting interests in the outcome of such action; and

•

in the event that any claim for indemnification is asserted or made within six years after the effective time of the merger, all rights to indemnification in respect of such claim will continue until the disposition of the claim.

The surviving corporation will either:

•

cause to be obtained at the effective time of the merger “tail” insurance policies with a claims period of at least six years from the effective time of the merger with respect to directors’ and officers’ liability insurance in amount and scope at least as favorable as our existing policies for claims arising from facts or events that occurred on or prior to the effective time of the merger; or

•

maintain in effect for six years from the effective time of the merger, if available, the current directors’ and officers’ liability insurance policies maintained by us (provided that the surviving corporation may substitute therefor policies of at least the same coverage containing terms and conditions that are not less favorable) with respect to matters occurring on or prior to the effective time of the merger; provided, however, that in no event shall the surviving corporation be required to expend in any year during such six-year period more than 300% of current annual premiums paid by us for current comparable insurance coverage; provided, however, that in the event of an expiration, termination or cancellation of the current policies, the surviving corporation shall be required to obtain as much coverage as is possible under substantially similar policies for such maximum annual amount.

If the surviving corporation or any of its successors or assigns:

•	consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger; or
•	transfers all or substantially all of its properties and assets to any person,

then, and in each such case, proper provision shall be made so that the successors and assigns of the surviving corporation shall succeed to the obligations set forth above.

Fees and Expenses

Whether or not the transactions are completed, in general, all fees and expenses incurred in connection with the transactions will be paid by the party incurring those fees and expenses. If the merger agreement is terminated under specified circumstances, we may be required to reimburse Acquisitions and its affiliates for expenses incurred in connection with the merger agreement, up to a maximum of $1.5 million. See “The Merger Agreement—Fees and Expenses.” Fees and expenses with respect to the transactions are estimated at this time to be as follows:

Description	Amount

SEC filing fee
Hart-Scott-Rodino fee
Legal fees
Accounting fees
Financial advisory fees
Paying agent fees and expenses
Printing, proxy solicitation and mailing costs
Miscellaneous expenses
Total expenses

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These expenses will not reduce the transaction consideration payable to our stockholders under the merger agreement.

Appraisal or Dissenters’ Rights

Under Section 262 of the Delaware General Corporation Law, which we refer to in this proxy statement as the DGCL, any holder of our common stock who does not wish to accept the $27.10 per share transaction consideration may dissent from the sale of the transferred subsidiaries and the merger and elect to exercise appraisal rights. A stockholder who exercises appraisal rights may ask the Delaware Court of Chancery to determine the fair value of his or her shares (exclusive of any element of value arising from the accomplishment or expectation of the transactions), and receive payment of fair value in cash, together with a fair rate of interest, if any, provided that the stockholder complies with the provisions of Section 262 of the DGCL.

The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL, and is qualified in its entirety by the full text of Section 262 of the DGCL, the full text of which is attached to this proxy statement as Annex D. All references in Section 262 of the DGCL or in this summary to a “stockholder” are to the record holder of the shares of our common stock who asserts appraisal rights.

Under Section 262 of the DGCL, when a merger agreement is submitted for adoption at a meeting of stockholders, as in the case of the merger agreement, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders that appraisal rights are available and include in the notice a copy of Section 262 of the DGCL. This proxy statement constitutes our notice, and we have attached Section 262 of the DGCL to this proxy statement as Annex D. Any holder of our common stock who wishes to exercise appraisal rights or who wishes to preserve the right to do so should review the following discussion and Annex D carefully. Failure to comply with the procedures of Section 262 of the DGCL, in a timely and proper manner, will result in the loss of appraisal rights.

Stockholders wishing to exercise the right to dissent from the transactions and seek an appraisal of their shares must do ALL of the following:

•

The stockholder must NOT vote in favor of adoption of the merger agreement. A proxy that does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the merger agreement, therefore a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote “AGAINST” the merger agreement or “ABSTAIN”. A vote in favor of the adoption of the merger agreement, by proxy or in person, will constitute a waiver of your appraisal rights in respect to our common stock so voted and will nullify any previously filed written demands for appraisal.

•	The stockholder must deliver to us a written demand for appraisal of his or her common stock BEFORE the vote on the adoption of the merger agreement at the special meeting.
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The stockholder must continuously hold the shares from the date of making the demand through the effective date of the merger. A stockholder will lose appraisal rights if the stockholder transfers the shares before the effective date of the merger.

•	The stockholder must file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares within 120 days after the effective date of the merger.

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Neither voting (in person or by proxy) against, abstaining from voting on or failing to vote on the proposal to adopt the merger agreement will constitute a written demand for appraisal within the meaning of Section 262 of the DGCL. The written demand for appraisal must be in addition to and separate from any proxy or vote. A stockholder who elects to exercise appraisal rights under Section 262 of the DGCL should mail or deliver a written demand fulfilling all the requirements of Section 262 of the DGCL to: Lone Star Steakhouse & Saloon, Inc., 224 East Douglas, Suite 700, Wichita, Kansas 67202, Attention: Secretary.

Only a holder of record of shares of our common stock issued and outstanding immediately prior to the effective date of the merger may assert appraisal rights for the shares of stock registered in that holder’s name. A demand for appraisal must be executed by or on behalf of the stockholder of record, fully and correctly, as the stockholder’s name appears on the stock certificates. The demand must specify the stockholder’s name and mailing address, the number of shares of common stock owned and that the stockholder intends to demand appraisal of his or her common stock. Stockholders who hold their shares in brokerage accounts or other nominee forms, and who wish to exercise appraisal rights, should consult with their brokers to determine the appropriate procedures for the nominee holder to make a demand for appraisal of those shares. A person having a beneficial interest in shares held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow properly and in a timely manner the steps necessary to perfect appraisal rights.

Upon completion of the transactions, we will give written notice of the effective date of the merger within 10 days of such time to each of our former stockholders who did not vote in favor of adoption of the merger agreement and who made a written demand for appraisal in accordance with Section 262 of the DGCL. Within 120 days after the effective date of the merger, but not later, either we or any dissenting stockholder who has complied with the requirements of Section 262 of the DGCL may file a petition in the Delaware Court of Chancery demanding a determination of the value of the shares of our common stock held by all dissenting stockholders entitled to appraisal. The surviving corporation is under no obligation to and has no present intention to file a petition. Stockholders who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262 of the DGCL. Failure to file such a petition within the specified period could nullify previously written demands for appraisal.

Within 120 days after the effective date of the merger, any stockholder who has complied with the provisions of Section 262 of the DGCL to that point in time may receive from us, upon written request, a statement setting forth the aggregate number of shares not voted in favor of adoption of the merger agreement and with respect to which we have received demands for appraisal, and the aggregate number of holders of those shares. We must mail this statement to the stockholder within 10 days of receipt of the request or within 10 days after expiration of the period for delivery of demands for appraisals under Section 262 of the DGCL, whichever is later.

If any party files a petition for appraisal in a timely manner, the surviving corporation will then be obligated, within 20 days after receiving a copy of the petition, to file with the Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares and with whom an agreement as to the value of their shares has not been reached. The Delaware Court of Chancery will then determine through a hearing which stockholders are entitled to appraisal rights and may require the stockholders demanding appraisal who hold certificated shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings. If the stockholder fails to comply with the court’s direction, the court may dismiss the proceeding as to the stockholder. The Delaware Court of Chancery will thereafter determine through a hearing the fair value of the shares of our common stock formerly held by dissenting stockholders, exclusive of any element of value arising from the accomplishment or expectation of the transactions, but together with a fair rate of interest, if any, to be paid on the amount determined to be fair value upon surrender by such holders of the certificates representing those shares of our common stock.

In determining the fair value, the Delaware Court of Chancery will take into account all relevant factors. The Delaware Supreme Court has stated that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered in the appraisal proceedings. In addition, Delaware courts have decided that the statutory appraisal remedy, in cases of unfair dealing, may or may not be a dissenter’s exclusive remedy. The Delaware Court of Chancery may determine the fair value to be more than, less than or equal to the consideration that the dissenting stockholder would otherwise receive under the merger agreement. If no party files a petition for appraisal in a timely manner, then stockholders will lose the right to an appraisal.

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The Delaware Court of Chancery will determine the costs of the appraisal proceeding and will allocate those costs to us and the stockholders participating in the appraisal proceeding as the Delaware Court of Chancery determines to be equitable under the circumstances. Upon the application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal.

Stockholders should be aware that the fair value of their shares as determined under Section 262 of the DGCL could be greater than, the same as or less than the $27.10 per share transaction consideration. The opinions of North Point and Thomas Weisel Partners delivered to the board of directors as to the fairness, from a financial point of view, of the transaction consideration do not in any manner address fair value under Section 262 of the DGCL.

Any stockholder who has duly demanded an appraisal in compliance with Section 262 of the DGCL may not, after the effective date of the merger, vote the shares subject to the demand for any purpose or receive any dividends or other distributions on those shares (except dividends or other distributions payable to holders of record of shares as of a record date prior to the effective date of the merger).

Any stockholder may withdraw a demand for appraisal and accept the transaction consideration by delivering to us a written withdrawal of the demand for appraisal and acceptance of the transactions, except that (1) any attempt to withdraw made more than 60 days after the effective date of the merger will require our written approval and must, to be effective, be made within 120 days after the effective date and (2) no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, and may be subject to such conditions as the Delaware Court of Chancery deems just. If the stockholder fails to perfect, successfully withdraws or loses the appraisal right, the stockholder’s shares will be converted into the right to receive the transaction consideration.

Under the merger agreement, Acquisitions and Merger Sub are not required to complete the transactions if holders of 22.5% or more of our outstanding common stock as of the effective date of the merger demand appraisal of their shares in accordance with Delaware law.

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THE MERGER AGREEMENT (PROPOSAL NO. 1)

The board of directors is asking our stockholders to vote on a proposal to adopt the merger agreement and approve the transactions contemplated thereby.

This section of the proxy statement summarizes some of the material terms and conditions of the merger agreement, but is not intended to be an exhaustive discussion of the merger agreement. The rights and obligations of the parties are governed by the express terms and conditions of the merger agreement and not the summary set forth in this section or any other information contained in this proxy statement. This summary is qualified entirely by reference to the complete text of the merger agreement, a copy of which is attached as Annex A to this proxy statement and is incorporated into this proxy statement by reference. We urge you to read the merger agreement carefully and in its entirety.

The merger agreement contains representations and warranties made by and to the parties to the merger agreement as of specific dates. The assertions embodied in those representations and warranties were made for purposes of the merger agreement and are subject to qualifications, limitations and exceptions agreed by the respective parties in connection with negotiating the terms of the merger agreement. In addition, some representations and warranties were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for the purpose of allocating risk between the respective parties rather than establishing matters as facts. For the foregoing reasons, you should not rely on the representations and warranties as statements of factual information at the time they were made or otherwise.

Structure of the Transactions

As a result of the transactions contemplated by the merger agreement, Acquisitions and its affiliates will acquire our entire company, including all of our restaurant operations, which include Lone Star Steakhouse & Saloon, Texas Land & Cattle Co., Sullivan’s Steakhouse, Del Frisco’s Double Eagle Steak House and Frankie’s Italian Grille, and our stockholders will receive an aggregate of $27.10 per share in cash.

The merger agreement provides that, upon the terms and subject to the conditions of the merger agreement and the Delaware General Corporation Law, the transactions will occur as follows: (1) immediately prior to the effective time of the merger, we will, or will cause our applicable subsidiaries to, sell to Purchase Sub all of the shares of capital stock of the transferred subsidiaries; and (2) at the effective time of the merger, Merger Sub will be merged with and into us, the separate corporate existence of Merger Sub will cease, and we will continue as the surviving corporation and become an affiliate of Acquisitions. We sometimes refer to the surviving corporation in the merger as the “surviving corporation.”

Closing of the Transactions

The closing of the transactions will take place no later than the second business day after the date that all of the conditions to the completion of the transactions set forth in the merger agreement are satisfied or validly waived (other than those conditions that cannot be waived) or at such other time as the parties agree. The merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware.

Consideration to be Received by our Stockholders in the Transactions

At the effective time of the merger, each outstanding share of our common stock (other than shares held by Acquisitions, Merger Sub or us, and other than shares held by stockholders properly exercising appraisal rights pursuant to Section 262 of the DGCL) automatically will be converted into the right to receive an aggregate of $27.10 in cash, payable without interest, as follows:

•	the right to receive $20.77 in cash, payable without interest, as a result of the transfers, which we refer to in this proxy statement as the “distribution consideration;” and

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•	the right to receive $6.33 in cash, payable without interest, as a result of the merger, which we refer to in this proxy statement as the “merger consideration”.

All shares of our common stock held by Acquisitions, Merger Sub or us will be retired and cancelled and no payment will be made in respect of those shares.

Pursuant to Delaware law, holders of shares of our common stock will have the right to dissent from the transactions and receive the fair value of their shares. For a complete description of the procedures that must be followed to dissent from the transactions, see “The Transactions—Appraisal or Dissenters’ Rights” as well as the text of Section 262 of the DGCL, set forth in Annex D.

Payment Procedures

Promptly after the effective time of the merger, Acquisitions and the surviving corporation will cause to be mailed to each holder of record as of the effective time of the merger whose shares of our common stock were converted into the right to receive the transaction consideration, a letter of transmittal and instructions for use in effecting the surrender of stock certificates in exchange for the transaction consideration to be received by each stockholder. Upon surrender of a certificate for cancellation to our transfer agent or to such other agent or agents as may be appointed by Acquisitions, together with a properly completed and duly executed letter of transmittal, the holder of the certificate will be entitled to receive in exchange therefor the transaction consideration for each share of common stock formerly represented by the certificate, and the surrendered certificate will be cancelled. No interest will be paid or accrued on the cash payable upon the surrender of the certificates.

If payment of the transaction consideration is to be made to a person other than the person in whose name the surrendered certificate is registered, it shall be a condition of payment that the surrendered certificate be properly endorsed or otherwise be in proper form for transfer and that the person requesting such payment shall have paid all transfer and other taxes required by reason of the issuance to a person other than the registered holder of the certificate surrendered or shall have established to the reasonable satisfaction of the surviving corporation that such tax either has been paid or is not applicable. Until surrendered, each certificate, other than certificates representing dissenting shares of common stock, will be deemed at any time after the effective time of the merger to represent only the right to receive the transaction consideration for each share in cash.

At any time following the nine-month anniversary of the effective time of the merger, the surviving corporation shall be entitled to require the transfer agent to deliver to it any funds, including any interest received with respect those funds, which had been made available to the transfer agent, and holders shall be entitled to look to the surviving corporation (subject to abandoned property, escheat or other similar laws) only as general creditors thereof with respect to the transaction consideration payable upon due surrender of their certificates, without interest.

In the event any certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed and, if required by Acquisitions, the posting by such person of a bond in such sum as Acquisitions may reasonably direct as indemnity against any claim that may be made against any party to the merger agreement or the surviving corporation with respect to such certificate, the transfer agent will disburse the transaction consideration payable in respect of the shares represented by such lost, stolen or destroyed certificate.

Acquisitions, Merger Sub and we, as applicable, are entitled to deduct and withhold, or cause the transfer agent to deduct and withhold, from the transaction consideration payable to a holder of shares pursuant to the transactions any amounts as are required under any applicable provision of federal, state, local or foreign tax law. To the extent that amounts are withheld by Acquisitions, Merger Sub or us pursuant to applicable tax laws, the withheld amounts will be treated as having been paid to the holder of the shares in respect of which the deduction and withholding was made.

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Treatment of Stock Options

A holder of outstanding options to purchase shares of our common stock, whether or not then vested, at the effective time of the merger, will be entitled to receive a cash amount equal to (a) the product of (i) the amount, if any, by which $27.10 exceeds the exercise price per share of each option held by such person at the effective time of the merger, multiplied by (ii) the number of shares subject to such option held by such person, (b) less any applicable withholdings for taxes. No consideration will be paid in respect of any stock options for which the exercise price equals or exceeds $27.10 per share, and those options will be cancelled and all of the rights of the holders of those options will terminate at the effective time of the merger.

As of the effective time of the merger, all rights under any stock option and any plan, program or arrangement providing for the issuance or grant of any other interest in respect of our securities will be cancelled. As of and after the effective time of the merger, no person will have any right, whether to acquire any of our securities or the securities of any of our subsidiaries or otherwise, under any of our plans, programs or arrangements with respect to our securities, the securities of the surviving corporation or any subsidiary of the surviving corporation.

Certificate of Incorporation and Bylaws; Directors and Officers

Our certificate of incorporation in effect immediately prior to the effective time of the merger will continue to be the certificate of incorporation of the surviving corporation, and the bylaws of Merger Sub in effect immediately prior to the effective time of the merger will become the bylaws of the surviving corporation following the merger.

At the effective time of the merger, the directors of Merger Sub immediately prior to the effective time of the merger will be the initial directors of the surviving corporation, and our officers immediately prior to the effective time of the merger will be the officers of the surviving corporation.

Representations and Warranties

Our Representations and Warranties

In the merger agreement, we make representations and warranties to Acquisitions and Merger Sub with respect to us and our subsidiaries. These include representations and warranties regarding, among other things:

•	corporate organization, existence, good standing, qualification and corporate power;
•	capitalization;
•	subsidiaries;
•	authority relative to the merger agreement and the consummation of the transactions contemplated by the merger agreement;
•	governmental and regulatory approvals required to complete the transactions contemplated by the merger agreement;
•

ability to enter into and consummate the transactions contemplated by the merger agreement without violation of organizational and governing documents, contracts or applicable law or the creation of liens or other encumbrances or restrictions;

•	documents filed with the SEC and the accuracy of information contained in those documents;
•	financial statements;

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•	absence of certain material changes since June 13, 2006;
•	absence of undisclosed liabilities;
•	compliance with laws and permits;
•	litigation matters;
•	restrictions on business activities;
•	material contracts;
•	intellectual property matters;
•	employee benefit matters;
•	tax matters;
•	finders’ or brokers’ fees;
•	fairness opinions;
•	insurance matters;
•	necessary actions to approve the merger and the sale of the transferred subsidiaries;
•	title to properties;
•	employee matters;
•	environmental matters;
•	disclosures by us in this proxy statement;
•	franchise matters; and
•	transactions with affiliates.

Many of our representations and warranties are qualified by the absence of a material adverse effect on us, which means, for purposes of the merger agreement, a material adverse effect on our and our subsidiaries’ business, financial condition or results of operations, taken as a whole, or our ability to consummate any of the transactions contemplated by the merger agreement, except in each case for any such effects resulting from, arising out of or relating to (a) the taking of any action or incurring of any expense in connection with the merger agreement or any of the transactions, (b) the entry into or the announcement of the merger agreement and the transactions, (c) any change in or interpretations of U.S. generally accepted accounting principles or any law, (d) any change in interest rates or general economic conditions in the industries or markets in which we or any of our subsidiaries operate or affecting the United States or foreign economies in general or in the United States or foreign financial, banking or securities markets (which changes do not affect us and our subsidiaries to a materially disproportionate degree), (e) any action taken by Acquisitions, Merger Sub, Purchase Sub or any of their respective affiliates, (f) any natural disaster or act of God, or (g) any act of terrorism or outbreak or escalation of hostilities or armed conflict, but does not include any changes, events, conditions or effects relating solely to Acquisitions or its subsidiaries’ financial condition, results of operations or business.

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Acquisitions’ and Merger Sub’s Representations and Warranties

In the merger agreement, Acquisitions and Merger Sub, jointly and severally, make representations and warranties to us. These include representations and warranties regarding, among other things:

•	limited liability company or corporate organization, existence, good standing, qualification and limited liability company and corporate power;
•	authority relative to the merger agreement and the consummation of the transactions contemplated by the merger agreement;
•	governmental and regulatory approvals required to complete the transactions contemplated by the merger agreement;
•

ability to enter into and consummate the transactions contemplated by the merger agreement without violation of organizational and governing documents, contracts or applicable law or the creation of liens or other encumbrances or restrictions;

•	finders’ or brokers’ fees;
•	disclosures supplied to us for inclusion in this proxy statement;
•	available financing to pay the aggregate transaction consideration;
•	litigation matters;
•	no prior business or other activities by Merger Sub; and
•	matters with respect to the investigation of us conducted by Acquisitions and Merger Sub.

Principal Covenants

Conduct of Business of the Company Pending the Transactions

Unless Acquisitions otherwise agrees in writing or except as expressly contemplated by the merger agreement, during the period from the date of the merger agreement to the effective time of the merger:

•	we and our subsidiaries will conduct our business in the ordinary course and consistent with past practice, and
•

we and our subsidiaries will use our commercially reasonable efforts to preserve intact our business organizations, to keep available the services of our officers and employees, to perform all of our contractual obligations, to maintain satisfactory relationships with all persons with whom we do business, and to preserve the title, possession, control and condition of all of our assets.

We have further agreed that, except as expressly contemplated by the merger agreement or as separately disclosed to Acquisitions, during the period from the date of the merger agreement to the effective time of the merger, neither we nor any of our subsidiaries will, without the prior written consent of Acquisitions:

•

amend or propose to amend our certificate of incorporation or bylaws (or comparable governing instruments) or alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate or organizational structure or ownership of us or any of our subsidiaries;

•	authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of

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•

any shares of, or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any shares of, our capital stock or other securities or equity interests or any voting debt, including, but not limited to, any securities convertible into or exchangeable for shares of stock of any class, except for the issuance of shares of our common stock pursuant to the exercise of options outstanding on the date of the merger agreement in accordance with their present terms; or

•	any “phantom” stock, “phantom” stock rights, stock appreciation rights or stock based performance units;
•

split, combine, reclassify, alter or amend the terms of any shares of, or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any shares of, our capital stock or other securities or equity interests or any voting debt, including, but not limited to, any securities convertible into or exchangeable for shares of stock of any class, or any “phantom” stock, “phantom” stock rights, stock appreciation rights or stock based performance units;

•

declare, pay or set aside any dividend or other distribution (whether in cash, stock or property or any combination thereof), other than the distribution consideration, in respect of any shares of, or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any shares of, our capital stock or other securities or equity interests or any voting debt, including, but not limited to, any securities convertible into or exchangeable for shares of stock of any class, or any “phantom” stock, “phantom” stock rights, stock appreciation rights or stock based performance units, including any dividends or distributions to us from our subsidiaries or to a subsidiary of ours from its subsidiaries;

•

directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any shares of, or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any shares of, our capital stock or other securities or equity interests or any voting debt, including, but not limited to, any securities convertible into or exchangeable for shares of stock of any class, or any “phantom” stock, “phantom” stock rights, stock appreciation rights or stock based performance units;

•

create, incur, assume, forgive or make any changes to the terms or collateral of any debt or receivables (other than trade payables and receivables in the ordinary course of business consistent in type and amount with prior practice and the incurrence of debt in connection with capital expenditures made in accordance with our capital expenditure budget for the 2006 fiscal year), or any employee or officer loans or advances, except incurrences that constitute a refinancing of existing obligations on terms that are no less favorable to us and our subsidiaries than the existing terms;

•	assume, guarantee, endorse or otherwise become liable or responsible (whether directly, indirectly, contingently or otherwise) for the obligations of any person;
•	except in accordance with our capital expenditure budget for the 2006 fiscal year, make any capital expenditures or incur any opening or preopening expenses;
•	make any loans, advances or capital contributions to, or investments in, any other person, other than customary travel, relocation or business advances to employees consistent with past practices;
•	acquire stock or assets of, or merge or consolidate with, any other person;
•	incur any material liability or obligation (absolute, accrued, contingent or otherwise) other than trade payables in the ordinary course of business consistent in type and amount with prior practice;

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sell, transfer, mortgage, pledge, lease, encumber or otherwise dispose of, or agree to sell, transfer, mortgage, pledge, lease, encumber or otherwise dispose of, any assets or properties (real, personal or mixed, tangible or intangible) other than inventory held for sale or the disposition and replacement of obsolete personal property in the ordinary course of business, or to secure permitted indebtedness;

•

increase the wages, salaries, bonus, compensation or other benefits of any of our officers or employees (other than non-material increases granted to retain employees, other than officers, who have been offered employment by another person) or enter into, establish, amend or terminate any employment, consulting, retention, change in control, collective bargaining, bonus or other incentive compensation, profit sharing, health or other welfare, stock option or other equity, pension, retirement, vacation, severance, termination, deferred compensation or other compensation or benefit plan, policy, agreement, trust, fund or other arrangement with, for or in respect of any officer, director or employee other than as required by applicable law or pursuant to the terms of agreements in effect on the date of the merger agreement or in the ordinary course of business consistent with past practice with employees (other than officers) of us or any of our subsidiaries;

•	commence or settle any litigation or other proceedings with any governmental authority or other person in excess of amounts reserved for such litigation in our financial statements;
•

make, amend or rescind any election relating to taxes, settle any litigation, audit or controversy relating to taxes in excess of amounts reserved therefor in our financial statements, file any amended tax return or claim for refund, change any method of accounting or make any other change in its accounting or tax policies or procedures, agree to an extension of any statute of limitations related to any tax, enter into a closing agreement related to any tax, or surrender any right to claim a tax refund, except as required by applicable law or GAAP;

•	adopt or amend any resolution or agreement concerning indemnification of our directors, officers, employees or agents;
•

transfer or license to any person or entity or otherwise extend, materially amend or modify, permit to lapse or fail to preserve any of our intellectual property as currently maintained or disclose to any person who has not entered into a confidentiality agreement any trade secrets;

•

modify, amend or terminate any material contract, or waive, release or assign any rights or claims thereunder, enter into any agreement that would be a material contract, or enter into or materially amend any contract or agreement with any affiliate of ours;

•

modify, amend or terminate, or waive, release or assign any rights or claims with respect to, any confidentiality agreement or non-competition agreement to which we or any of our subsidiaries is a party;

•	fail to maintain our books, accounts and records in the usual manner on a basis consistent with that heretofore employed;
•	establish any subsidiary or enter into any new line of business;
•

permit any insurance policy naming us or any of our subsidiaries as a beneficiary or a loss payee to be cancelled or terminated unless we maintain substantially similar insurance coverage as is currently in place;

•	revalue any of our assets or make any change in accounting methods, principles or practices, except as required by GAAP;

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•	fail to make in a timely manner any filings with the SEC required under the Securities Act of 1933, as amended, or the Exchange Act or the rules and regulations promulgated thereunder;
•	discharge any obligations (including accounts payable) other than on a timely basis in the ordinary course of business consistent with past practice;
•	close or materially reduce our or any subsidiary’s activities, or effect any layoff or other Company-initiated personnel reduction or change, at any of our or any subsidiary’s facilities; or
•	authorize any of, or agree to commit to do any of, the foregoing actions.

We also agreed to use our commercially reasonable efforts to comply with all laws applicable to us or any of our properties, assets or business and maintain in full force and effect all of our material permits.

Special Meeting; Proxy Statement

As promptly as practicable following the execution of the merger agreement, we, acting through our board of directors, have agreed to:

•

duly call, give notice of, convene and hold a special meeting of our stockholders for the purposes of considering and taking action upon the approval and adoption of the merger agreement and the transactions contemplated by the merger agreement, including adjourning such meeting for up to ten business days to obtain such approval; and

•	declare advisable and recommend to our stockholders that they adopt the merger agreement and approve the transactions.

No Solicitation

We have agreed not to, directly or indirectly, and not to, directly or indirectly, authorize or permit any of our officers, directors, employees, agents or representatives to:

•	solicit, encourage, initiate or facilitate the making, submission or announcement of any takeover proposal;
•	furnish any non-public information regarding us or the transactions to any person in connection with or in response to a takeover proposal;
•	engage in discussions or negotiations with any person with respect to any takeover proposal;
•

withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Acquisitions, the approval of the merger agreement or the transactions or the recommendation that holders of our common stock adopt the merger agreement;

•	approve or recommend, or propose publicly to approve or recommend, any takeover proposal; or
•	cause us to discuss, negotiate or enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any takeover proposal.

For purposes of the merger agreement, “takeover proposal” means (other than the transactions) any inquiry, proposal or offer from any person relating to:

•	any direct or indirect acquisition or purchase of assets representing 20% or more of the assets of us and our subsidiaries, including by way of the purchase of stock of our subsidiaries;

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any issuance, sale or other disposition of (including by way of merger, consolidation, business combination, share exchange, joint venture or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing 20% or more of our voting power;

•

any tender offer, exchange offer or other transaction in which, if consummated, any person or “group” (as such term is defined under the Exchange Act) shall acquire beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act), or the right to acquire beneficial ownership, of 20% or more of our voting power; or

•	any merger, consolidation, share exchange, business combination, recapitalization, liquidation or dissolution involving us.

For purposes of the merger agreement, a “superior offer” means a takeover proposal on terms that the board of directors determines, in good faith, based upon consultations with its outside legal counsel and its financial advisors, are more favorable to our stockholders than the merger agreement and the transactions, taken as a whole, after giving effect to any adjustments to the terms and conditions of the merger agreement agreed to in writing by Acquisitions in response to such takeover proposal, and is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of, and conditions to, the superior offer and the person making the superior offer, including any financing required by such person.

Nothing in the merger agreement prohibits or limits us, or our board of directors, prior to the date of the special meeting, from furnishing non-public information regarding us to, or entering into discussions or negotiations with, any person in response to an unsolicited, bona fide written takeover proposal if:

•

the board of directors determines in good faith, after consultation with its outside legal counsel, that such action with respect to such takeover proposal is necessary for the board of directors to comply with its fiduciary duties to our stockholders;

•	we receive from such person an executed confidentiality agreement with provisions no less favorable to us than those contained in the confidentiality agreement between us and Acquisitions; and
•	contemporaneously with furnishing any such information to such person, we furnish such information to Acquisitions, to the extent not previously furnished.

We have agreed to notify Acquisitions as promptly as practicable (and in any event within one business day) of the receipt by us, or any of our representatives, of any bona fide inquiries, proposals or offers, requests for information or requests for discussions or negotiations regarding any takeover proposal or any bona fide inquiries, proposals or offers, requests for information or requests for discussions or negotiations that could reasonably be expected to result in a takeover proposal, specifying the terms and conditions thereof and the identity of the party making such inquiry, proposal, offer or request for information. We have agreed to keep Acquisitions informed of the status of any such discussions or negotiations and of any modifications to such inquiries, proposals, offers or requests for information. We have also agreed that we will not terminate, waive, amend or modify any provision of any existing standstill or confidentiality agreement to which we are a party and that relates to a takeover proposal, and we will use our commercially reasonable efforts to enforce the provisions of any such agreement. We have also agreed to immediately terminate any discussions or negotiations with any parties that may have been ongoing with respect to any takeover proposal as of the date of the merger agreement.

The board of directors may, at any time prior to the date of the special meeting, withdraw or modify its approval of the merger agreement or the transactions or its recommendation that holders of shares of our common stock adopt the merger agreement or approve or recommend a superior offer if:

•	an unsolicited, bona fide written offer is made to us by a third party for a takeover proposal;

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•	the board of directors determines in good faith, after consultation with its financial advisors, that such offer constitutes a superior offer; and
•

following consultation with outside legal counsel, the board of directors determines that the withdrawal or modification of its approval of the merger agreement or the transactions or its recommendation that holders of shares of our common stock adopt the merger agreement is required to comply with the fiduciary duties of the board of directors to our stockholders but only (1) after providing written notice to Acquisitions advising it that the board of directors has received a superior offer, specifying the material terms and conditions of the superior offer and identifying the person or persons making the superior offer, and (2) if Acquisitions does not, within three business days of its receipt of the that notice, make an offer that the board of directors determines in good faith, after consultation with its financial advisors, to be at least as favorable to our stockholders as the superior offer; provided that during such three business day period, we must, and must use commercially reasonable efforts to cause our financial and legal advisors to, negotiate in good faith with Acquisitions (to the extent Acquisitions wishes to negotiate) to enable Acquisitions to make such an offer.

In addition, the board of directors may, at any time prior to the date of the special meeting, and other than in connection with a takeover proposal, withdraw or modify its approval of the merger agreement or the transactions or its recommendation that holders of shares of our common stock adopt the merger agreement, if the board of directors reasonably determines (after consultation with outside legal counsel) that the withdrawal or modification of its approval or recommendation is required to comply with its fiduciary duties to our stockholders under applicable law.

State Takeover Laws

We have agreed that if any state takeover statute becomes, or purports to be, applicable to any of the transactions, we and the members of our board of directors will, and we will cause our subsidiaries to, grant the approvals and take the actions as are necessary so that the transactions may be consummated as promptly as practicable on the terms and conditions contemplated by the merger agreement.

Amendment of our Employee Plans

We have agreed, effective at or immediately before the effective time of the merger, to cause any of our or our subsidiaries’ employee benefit plans to be amended, to the extent reasonably requested by Acquisitions, for the purpose of permitting the employee benefit plans to continue to operate in conformity with the Employee Retirement Income Security Act of 1974 and the Internal Revenue Code of 1986, and with the structure of us and our affiliates following the transactions.

Actions With Respect to the Transfers

Prior to the transfers, we have agreed that we and Acquisitions will join in making an election under Section 338(h)(10) of the Internal Revenue Code of 1986 with respect to the purchase and sale of the stock of each of the transferred subsidiaries.

Tax Sharing Agreements

To the extent permitted by the Internal Revenue Service, we have agreed that all tax sharing agreements or similar arrangements with respect to or involving us or any of our subsidiaries will be terminated as of the closing date of the merger, and, thereafter, we and our subsidiaries will not be bound thereby or have any liability thereunder.

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Certain Other Covenants

The merger agreement contains additional covenants, including covenants relating to our obligations with respect to:

•	notifying Acquisitions of specified matters;
•	providing Acquisitions access to personnel and information regarding us and our subsidiaries;
•	using our commercially reasonable efforts to consummate the transactions contemplated by the merger agreement;
•	issuing public announcements relating to the merger agreement and the transactions;
•	compliance with laws; and
•	filing required materials and obtaining early termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

Indemnification and Insurance

The merger agreement requires the certificate of incorporation and bylaws of the surviving corporation to contain provisions no less favorable with respect to indemnification than are set forth in our certificate of incorporation and bylaws, respectively, and provides that these provisions may not be amended, repealed or otherwise modified for a period of six years from the effective time of the merger in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the effective time of the merger, were directors, officers, employees, fiduciaries or agents of us or any of our subsidiaries. After the closing of the merger, the surviving corporation has agreed, to the fullest extent permitted under applicable law, to indemnify and hold harmless each present and former director and officer of ours and each of our subsidiaries at or prior to the effective time of the merger against all costs and expenses (including attorneys’ fees), judgments, fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to any action or omission, in his or her capacity as an officer, director, employee, fiduciary or agent, occurring on or before the effective time of the merger, to the same extent as provided in our certificate of incorporation or bylaws, or any other applicable contract or agreement, in effect on the date of the merger agreement.

In the event of any such claim, action, suit, proceeding or investigation:

•

the surviving corporation will pay the reasonable fees and expenses of counsel selected by the indemnified parties, which counsel shall be reasonably satisfactory to the surviving corporation, provided the applicable indemnified party provides an undertaking to repay all advanced expenses if it is finally judicially determined that such indemnified party is not entitled to indemnification; and

•	the surviving corporation will cooperate in the defense of any such matter; provided, however, that:
•	the surviving corporation will not be liable for any settlement effected without the surviving corporation’s written consent, not to be unreasonably withheld or delayed;
•

the surviving corporation shall not be obligated to pay the fees and expenses of more than one counsel for all indemnified parties in any jurisdiction with respect to any single action except to the extent that two or more of such indemnified parties shall have conflicting interests in the outcome of such action; and

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•

in the event that any claim for indemnification is asserted or made within six years after the effective time of the merger, all rights to indemnification in respect of such claim will continue until the disposition of the claim.

The surviving corporation will either:

•

cause to be obtained at the effective time of the merger “tail” insurance policies with a claims period of at least six years from the effective time of the merger with respect to directors’ and officers’ liability insurance in amount and scope at least as favorable as our existing policies for claims arising from facts or events that occurred on or prior to the effective time of the merger; or

•

maintain in effect for six years from the effective time of the merger, if available, the current directors’ and officers’ liability insurance policies maintained by us (provided that the surviving corporation may substitute therefor policies of at least the same coverage containing terms and conditions that are not less favorable) with respect to matters occurring on or prior to the effective time of the merger; provided, however, that in no event shall the surviving corporation be required to expend in any year during such six-year period more than 300% of current annual premiums paid by us for current comparable insurance coverage; provided, however, that in the event of an expiration, termination or cancellation of the current policies, the surviving corporation shall be required to obtain as much coverage as is possible under substantially similar policies for such maximum annual amount.

If the surviving corporation or any of its successors or assigns:

•	consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger; or
•	transfers all or substantially all of its properties and assets to any person,

then, and in each such case, proper provision shall be made so that the successors and assigns of the surviving corporation shall succeed to the obligations set forth above.

Benefit Plans and Employee Matters

Following the consummation of the transactions, Acquisitions will cause the transferred subsidiaries to, and the surviving corporation and its subsidiaries will, continue to honor, in accordance with their terms, all binding contracts, agreements, arrangements, policies, plans and commitments of us and our subsidiaries as in effect immediately prior to the closing that are applicable to any current or former employees or directors of us or any of our subsidiaries.

Employees of us and our subsidiaries as of the closing of the transactions will receive credit under any employee benefit plan, program or arrangement (including vacation plans, programs and arrangements) established or maintained by Purchase Sub or any of the transferred subsidiaries, or by the surviving corporation or any of its subsidiaries, for service with us and our subsidiaries through the closing. Each such employee will retain his or her current credit for service accrued or deemed accrued with us or any of our subsidiaries; provided, however, that such crediting of service will not operate to duplicate any benefit or the funding of any such benefit.

With respect to the welfare benefit plans, programs and arrangements maintained, sponsored or contributed to by Purchase Sub or any of the transferred subsidiaries, or by the surviving corporation or any of its subsidiaries, in which an employee of us or our subsidiaries may be eligible to participate on or after the closing of the transactions, Acquisitions will provide credit to each such employee for any co-payments, deductibles and out-of-pocket expenses paid by such employee under our employee benefit plans during the relevant plan year, up to and including the closing.

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Following the consummation of the transactions, Acquisitions will cause the transferred subsidiaries to, and the surviving corporation and its subsidiaries will, continue to honor, in accordance with their terms, all specified employment and retention agreements with our employees.

Conditions to the Transactions

The respective obligations of each party to effect the transactions are subject to the fulfillment or waiver of the following conditions:

•	the approval of the merger agreement and the transactions contemplated thereby by our stockholders;
•	the absence of legal prohibitions to the completion of the transactions; and
•	the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 shall have expired or been terminated.

The obligations of Acquisitions to effect the purchase of the transferred subsidiaries are subject to the fulfillment of the following additional conditions, which may be waived by Acquisitions in writing in its sole discretion:

•	the accuracy of our representations and warranties in the merger agreement, subject to exceptions which could not reasonably be expected to have a material adverse effect with respect to us;
•	our performance in all material respects of our obligations and compliance in all material respects with our agreements or covenants to be performed or complied with by us under the merger agreement;
•	the absence of any changes, conditions, events or developments that have had or that could reasonably be expected to have a material adverse effect with respect to us;
•

we shall have furnished Acquisitions with a certificate signed on our behalf by our Chief Executive Officer certifying that the conditions relating to our representations, warranties and covenants have been satisfied;

•	the absence of any judgment, order, injunction, ruling or decree which:
•

prohibits or materially limits the ownership or operation by the surviving corporation, Acquisitions or Purchase Sub of any material portion of the shares of stock (or other rights of ownership) or assets of us and our subsidiaries, taken as a whole; or

•

requires divestiture or rescission by Acquisitions, Merger Sub or Purchase Sub of any material portion of the shares of stock (or other rights of ownership) or assets of us and our subsidiaries, taken as a whole;

•

all consents required in connection with the merger agreement or the transactions contemplated by the merger agreement (other than any consents that may be required under any of our real property leases or permits, including under any federal, state, city or local law governing the sale of liquor that may be applicable) shall have been obtained and shall be in full force and effect, except where the failure to do so could not reasonably be expected to have, in the aggregate, a material adverse effect with respect to us; and

•	the holders of not more than 22.5% of the shares of our common stock shall have exercised dissenter’s rights.

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The merger agreement expressly provides that our failure to obtain or have in effect consents that may be required under any of our real property leases or permits, including under any federal, state, city or local law governing the sale of liquor that may be applicable, will not constitute a material adverse effect with respect to us.

The obligations of Acquisitions and Merger Sub to effect the merger are subject to the fulfillment of the following additional conditions, which may be waived by Acquisitions in writing in its sole discretion:

•	the closing of the sale of the transferred subsidiaries shall have occurred, and we shall have deposited the aggregate distribution consideration received from Acquisitions with the transfer agent;
•	all of the conditions relating to the sale of the transferred subsidiaries shall be conditions to the obligation of Acquisitions and Merger Sub to effect the merger; and
•	we shall have furnished Acquisitions with a certificate similar to the certificate furnished in connection with the closing of the sale of the transferred subsidiaries.

Our obligations to sell the transferred subsidiaries are subject to the fulfillment of the following additional conditions, which may be waived by us in writing in our sole discretion:

•

the accuracy of Acquisitions’ representations and warranties in the merger agreement, subject to exceptions which could not reasonably be expected to have a material adverse effect with respect to Acquisitions;

•

Acquisitions’ performance in all material respects of its obligations and compliance in all material respects with its agreements or covenants to be performed or complied with by it under the merger agreement; and

•

Acquisitions shall have furnished us with a certificate signed on its behalf by its President certifying that the conditions relating to its representations, warranties and covenants have been satisfied.

Our obligations to effect the merger are subject to the fulfillment of the following additional conditions, which may be waived by us in writing in our sole discretion:

•	the sale of the transferred subsidiaries shall have occurred;
•	all of the conditions relating to the sale of the transferred subsidiaries shall be conditions to our obligation to effect the merger; and
•	Acquisitions shall have furnished us with a certificate similar to the certificate furnished in connection with the closing of the sale of the transferred subsidiaries.

Termination of the Merger Agreement

The merger agreement may be terminated and the transactions contemplated by the merger agreement may be abandoned at any time prior to the effective date of the merger:

•	by mutual written consent of Acquisitions and us;
•

by either Acquisitions or us, if the merger has not been consummated on or before December 15, 2006; provided, however, that the right to terminate the merger agreement under this provision is not available to any party whose failure to fulfill any obligation under the merger agreement has been the cause of, or resulted in, the failure of the merger to be consummated on or before this date;

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by either Acquisitions or us, if any governmental authority shall have enacted, issued, promulgated, enforced or entered any legally binding law, injunction, order, decree or ruling or taken any other action (including the failure to have taken an action) which has become final and non-appealable and has the effect of making consummation of any of the transactions contemplated by the merger agreement illegal or otherwise preventing or prohibiting consummation of any of the transactions contemplated by the merger agreement;

•

by Acquisitions, if neither Acquisitions nor Merger Sub is in material breach of any of its representations, warranties or covenants under the merger agreement, and if (1) any of our representations or warranties in the merger agreement becomes untrue or inaccurate such that the condition in the merger agreement with respect to the accuracy of our representations and warranties would not be satisfied, or (2) we have breached any of our covenants or agreements in the merger agreement such that the condition in the merger agreement with respect to our performance of and compliance with our covenants or agreements under the merger agreement would not be satisfied, and the breach (if curable) has not been cured within 20 days after notice to us;

•

by us, if we are not in material breach of any of our representations, warranties or covenants under the merger agreement, and if (1) any of the representations or warranties of Acquisitions or Merger Sub in the merger agreement becomes untrue or inaccurate such that the condition in the merger agreement with respect to the accuracy of Acquisitions’ representations and warranties would not be satisfied, or (2) Acquisitions or Merger Sub has breached any of its covenants or agreements in the merger agreement such that the condition in the merger agreement with respect to Acquisitions’ performance of and compliance with its covenants or agreements under the merger agreement would not be satisfied, and such breach (if curable) has not been cured within 20 days after notice to Acquisitions or Merger Sub, as applicable;

•

by Acquisitions, if the board of directors shall have withdrawn or modified in a manner adverse to Acquisitions its approval or recommendation of the merger agreement or the transactions contemplated by the merger agreement or recommended or approved any takeover proposal;

•

by us, if the board of directors shall have withdrawn or modified in a manner adverse to Acquisitions its approval or recommendation of the merger agreement or the transactions contemplated by the merger agreement in accordance with the terms of the merger agreement, but any such purported termination shall be void and of no force or effect unless we:

•	concurrently pay to Acquisitions a termination fee of $18 million and its expenses of up to $1.5 million; and
•

enter into a definitive acquisition, merger or similar agreement to effect the superior offer that caused the board of directors to withdraw or modify its approval or recommendation of the merger agreement or the transactions; or

•	by us or Acquisitions, if, at the special meeting, the stockholder approval for the merger agreement is not obtained.

Effect of Termination of the Merger Agreement

In the event of the termination of the merger agreement as described above, the merger agreement will become void, and there will be no liability under the merger agreement on the part of any party to the merger agreement, except that:

•	the parties will remain liable for fees and expenses under the circumstances described under “The Merger Agreement—Fees and Expenses” below; and

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•	the parties will remain subject to the confidentiality provisions of the merger agreement.

In the event that a party terminates the merger agreement because of a material breach of any of the other party’s representations, warranties or covenants, such that the applicable conditions to the terminating party’s obligations to effect the transactions would not be satisfied, the terminating party will be entitled to receive from the breaching party, within two business days after termination of the merger agreement, an amount equal to $3,000,000 as the sole and liquidated damages of the terminating party, except as otherwise described under “The Merger Agreement—Fees and Expenses” below. A party will not otherwise have any liability for any breach of any of its representations, warranties, covenants or agreements in the merger agreement prior to a termination of the merger agreement, or otherwise in connection with any termination of the merger agreement, except as otherwise described above or under “The Merger Agreement—Fees and Expenses” below. In lieu of terminating the merger agreement, a party may seek an injunction or restraining order to prevent breaches of the merger agreement, as well as specific performance of the terms and provisions of the merger agreement.

Fees and Expenses

Except as otherwise described below, all expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement will be paid by the party incurring such expenses, whether or not any of the transactions contemplated by the merger agreement are consummated. As used in the merger agreement, expenses includes all reasonable out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, financing sources, experts and consultants to a party and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution or performance of the merger agreement, the preparation, printing, filing or mailing of this proxy statement, the solicitation of stockholder approvals and all other matters related to the consummation of the transactions contemplated by the merger agreement. We have agreed to pay half of the filing fee in connection with the filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

The merger agreement provides that we will be required to pay a termination fee of $18 million and/or termination expenses equal to the reasonably documented expenses of Acquisitions and its affiliates of up to $1.5 million if the merger agreement is terminated in the following circumstances:

•

by Acquisitions because our board of directors has withdrawn or modified in a manner adverse to Acquisitions its approval or recommendation of the merger agreement or the transactions or recommended or approved any takeover proposal, then, so long as neither Acquisitions nor Merger Sub was, as of the date of termination, in material breach of any of its representations, warranties or covenants in the merger agreement, we will pay Acquisitions the termination fee, within two business days after the termination of the merger agreement, and the termination expenses;

•

by us if our board of directors has withdrawn or modified in a manner adverse to Acquisitions its approval or recommendation of the merger agreement or the transactions in accordance with the terms of the merger agreement, and we enter into a definitive acquisition, merger or similar agreement to effect the superior offer that caused the board of directors to withdraw or modify its approval or recommendation of the merger agreement or the transactions, then we will pay Acquisitions the termination fee, concurrently with and as a condition to the termination of the merger agreement, and the termination expenses;

•

because (1) the transactions have not been consummated on or before December 15, 2006 or (2) we do not obtain stockholder approval of the merger agreement at the special meeting, if prior to such termination a takeover proposal has been publicly announced or otherwise disclosed to our stockholders and, within nine months of the termination date, we or any of our subsidiaries enters into a definitive agreement with respect to, or the board of directors recommends that our stockholders approve, adopt or accept, any takeover proposal, then we will pay Acquisitions the termination fee, concurrently upon entering into such definitive agreement or with the board of directors’ recommendation, and the termination expenses;

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by Acquisitions because of a material breach of any of our representations, warranties or covenants, such that the applicable conditions to Acquisitions’ obligations to effect the transactions would not be satisfied, and, within nine months of the termination date, we or any of our subsidiaries enters into a definitive agreement with respect to, or the board of directors recommends that our stockholders approve, adopt or accept, any takeover proposal, then we will pay Acquisitions the termination fee (with a credit for the $3,000,000 liquidated damages amount payable upon such termination), concurrently upon entering into such definitive agreement or with the board of directors’ recommendation, and the termination expenses; or

•

because we do not obtain stockholder approval of the merger agreement at the special meeting, and prior to such termination a takeover proposal has not been publicly announced or otherwise disclosed to our stockholders, then we will pay Acquisitions termination expenses of up to $1,000,000.

We will pay all termination expenses payable to Acquisitions within two business days after receiving evidence of the reasonably documented expenses of Acquisitions and its affiliates. In no event will we be required to pay under any of the above circumstances an amount in the aggregate in excess of $19,500,000.

If we fail to pay the termination fee or any termination expenses when due, we will reimburse Acquisitions, in addition to the termination expenses and not subject to any cap or limit, for all reasonable costs and expenses actually incurred or accrued by Acquisitions (including reasonable fees and expenses of counsel) in connection with the collection under and enforcement of the above provisions. If the merger agreement is terminated under any of the circumstances described above as a result of which Acquisitions is entitled to receive payment of the termination fee and/or termination expenses, Acquisitions’ right to receive payment of the termination fee and/or termination expenses will be the exclusive remedy of Acquisitions and Merger Sub for the loss suffered as a result of the failure of the transactions to be consummated, and upon payment of the termination fee and/or termination expenses, we will have no further liability or obligation relating to or arising out of the merger agreement or the transactions (except with respect to the second sentence of this paragraph and with respect to our confidentiality obligations under the merger agreement) if the merger agreement is terminated under any of the above circumstances.

Amendment of the Merger Agreement

The merger agreement may be amended, modified or supplemented only by a written agreement among Acquisitions, Merger Sub and us. However, after the adoption of the merger agreement by our stockholders, no amendment may be made unless we shall have obtained such consent of our stockholders as may be required by Delaware law with respect to such amendment.

Guarantee of Lone Star Fund V (U.S.), L.P.

Lone Star Fund V (U.S.), L.P., an affiliate of Acquisitions, has guaranteed the full payment and performance of all of the pre-closing and closing obligations of Acquisitions and Merger Sub arising under the merger agreement. Lone Star Fund V (U.S.), L.P. has sufficient cash, or unrestricted commitments, necessary to satisfy all of Acquisitions’ and Merger Sub’s pre-closing and closing obligations under the merger agreement. Lone Star Fund V (U.S.), L.P.’s obligations under this guarantee automatically terminate immediately after the closing of the transactions contemplated by the merger agreement, and Lone Star Fund V (U.S.), L.P. will have no obligations under this guarantee after the closing.

Voting Agreement

In connection with the merger agreement, Jamie B. Coulter, our Chief Executive Officer, entered into a voting agreement with Acquisitions and Merger Sub. The voting agreement provides that Mr. Coulter will, during the time the voting agreement is in effect, at any meeting of our stockholders, however called, or in any other circumstance in which the vote, consent or approval of our stockholders, in their capacity as stockholders, is sought:

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•

vote his shares of our common stock to approve and vote in favor of the merger agreement and the transactions contemplated by the merger agreement and any other actions or agreements required in furtherance thereof;

•

vote his shares of our common stock against any action or agreement that would result in a breach of any covenant, representation or warranty or any of our other obligations or agreements under the merger agreement; and

•

vote his shares of our common stock against any action or agreement (other than the merger agreement or the transactions contemplated thereby) that would impede, interfere with, delay, postpone or attempt to discourage the transactions, including:

•	any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving us or any of our subsidiaries;
•	a sale or transfer of a material amount of assets of us or any of our subsidiaries or a reorganization, recapitalization or liquidation of us or any of our subsidiaries;
•	any change in our management or board of directors, except as otherwise agreed to in writing by Acquisitions;
•	any material change in our present capitalization or dividend policy; or
•	any other material change in our corporate structure or business.

Mr. Coulter, in his capacity as a stockholder, also agreed that he will not, and will not permit or authorize any of his representatives or agents to, directly or indirectly, encourage, solicit, initiate or engage in discussions or negotiations with, or furnish any non-public information regarding us or the transactions to, any person or group (other than Acquisitions or Merger Sub or any of their affiliates or representatives) concerning any takeover proposal, other than in his capacity as an officer and in accordance with the terms of the merger agreement. Mr. Coulter agreed to immediately cease any existing discussions or negotiations with any parties previously conducted with respect to any takeover proposal.

Mr. Coulter also waived any rights of appraisal or rights to dissent from the transactions that he may have.

The voting agreement terminates upon the earliest to occur of (1) the termination of the merger agreement in accordance with its terms, (2) the effective time of the merger, (3) at such time as the board of directors (A) withdraws or modifies its approval or recommendation of the merger agreement or the transactions or (B) recommends or approves any takeover proposal and (4) at such time as the merger agreement is amended in any respect or we waive any of our rights under the merger agreement.

Nothing in the voting agreement will in any way restrict Mr. Coulter in the exercise of his fiduciary duties as an executive officer of the Company.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ADOPTION OF THE MERGER AGREEMENT AND THE APPROVAL OF THE TRANSACTIONS CONTEMPLATED THEREBY.

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ADJOURNMENT OF THE SPECIAL MEETING (PROPOSAL NO. 2)

The board of directors is asking our stockholders to vote on a proposal to adjourn the special meeting, if necessary or appropriate, in order to allow for the solicitation of additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement and approve the transactions contemplated thereby.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES.

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MARKET PRICE OF LONE STAR STEAKHOUSE COMMON STOCK

AND DIVIDEND INFORMATION

Market Price of our Common Stock

Our common stock is quoted on Nasdaq under the symbol “STAR.” As of August 28, 2006, there were approximately 297 holders of record of our common stock. The following table sets forth, for the periods indicated, the high and low prices during the day for our common stock, as reported on Nasdaq.

	High	Low

Calendar 2004
First Quarter	$29.98	$23.15
Second Quarter	$33.03	$24.73
Third Quarter	$27.47	$20.70
Fourth Quarter	$28.17	$23.84
Calendar 2005
First Quarter	$29.60	$25.66
Second Quarter	$31.98	$27.61
Third Quarter	$31.14	$24.02
Fourth Quarter	$27.07	$22.56
Calendar 2006
First Quarter	$29.09	$22.96
Second Quarter	$28.50	$24.33
Third Quarter (through August 28, 2006)	$28.25	$22.55

Dividends

We initiated the payment of quarterly cash dividends in April 2000 and paid cash dividends at the rate of $0.125 per share each quarter until January 2002. We increased our quarterly cash dividend to $0.15 per share in January 2002, to $.165 per share in February 2003, to $.175 per share in February 2004, to $.195 per share in January 2005 and to $.205 per share in January 2006. In view of the pending transaction, we do not anticipate paying a cash dividend for the 2006 third quarter. We plan to subsequently pay this dividend and to continue the quarterly dividend payments for the foreseeable future if for any reason we do not consummate the transactions contemplated by the merger agreement; however, there can be no assurance that such cash dividends will be paid or as to the amount of the cash dividend.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information concerning ownership of our common stock, as of August 28, 2006, by each person known by us to be the beneficial owner of more than five percent of our common stock, each director, each executive officer as defined in Item 402(a)(3) of Regulation S-K and by all of our directors and executive officers as a group. Unless otherwise indicated, the address for five percent stockholders, directors and executive officers is 224 East Douglas, Suite 700, Wichita, Kansas 67202. The percentage of shares owned is based on 21,318,952 shares outstanding as of August 28, 2006.

Name of Beneficial Owner	Shares Beneficially Held		Percentage of Class

Jamie B. Coulter	3,574,032	(1)	15.9%
John D. White	430,000	(2)	2.0%
Gerald T. Aaron	221,457	(3)	1.0%
Deidra Lincoln	89,576	(4)	*
Mark Mednansky	8,750	(5)	*
Fred B. Chaney	7,625	(6)	*
William B. Greene, Jr.	51,725	(7)	*
Clark R. Mandigo	49,225	(7)	*
Mark Saltzgaber	44,925	(8)	*
Thomas Lasorda	43,839	(9)	*
Michael Ledeen	52,925	(10)	*
Anthony Bergamo	20,160	(11)	*
Tomlinson D. O’Connell	65,156	(12)	*
Dimensional Fund Advisors Inc.	1,859,807	(13)	8.7%
Pioneer Global Asset Management	1,318,000	(14)	6.2%
Wachovia Corporation	1,430,695	(15)	6.7%
Barington Companies Equity Partners, L.P. and Related Entities	1,975,140	(16)	9.3%
All directors and executive officers as a group (17 persons) (1-11)	4,607,489	(17)	19.8%

*	Less than 1%
(1)

Based on Schedule 13D filed in August 2006. Includes presently exercisable options to purchase 1,178,639 shares of common stock. Does not include 177,145 shares held by Intrust Bank as Trustee of a Rabbi Trust for the Company. Under the terms of a Deferred Compensation Agreement, Mr. Coulter defers receipt of the value of his deferred compensation account within 30 days after the termination of his employment with the Company. In connection with the transactions, Mr. Coulter entered into a voting agreement in which he has agreed to vote his shares in favor of the adoption of the merger agreement and the transactions contemplated thereby and the adjournment proposal, subject to specified exceptions.

(2)	Includes presently exercisable options to purchase 265,000 shares of common stock.
(3)	Includes presently exercisable options to purchase 158,750 shares of common stock.
(4)	Includes presently exercisable options to purchase 84,576 shares of common stock.
(5)	Consists of presently exercisable options to purchase 8,750 shares of common stock.
(6)	Includes presently exercisable options to purchase 5,625 shares of common stock.
(7)	Includes presently exercisable options to purchase 19,225 shares of common stock.
(8)	Includes presently exercisable options to purchase 37,425 shares of common stock.
(9)	Includes presently exercisable option to purchase 42,425 shares of common stock.
(10)	Includes presently exercisable options to purchase 52,425 shares of common stock.
(11)	Includes presently exercisable options to purchase 16,875 shares of common stock.
(12)	Based on the information available to the Company, includes presently exercisable options to purchase 64,156 shares of common stock.
(13)

Based on a Schedule 13G filed in February 2006, Dimensional Fund Advisors Inc. beneficially holds 1,859,807 shares of the Company’s common stock. Dimensional Fund Advisors Inc. disclaims beneficial ownership to the 1,859,807 shares of the Company’s common stock due to its role as an investment advisor or manager to numerous funds. The address of Dimensional Fund Advisors Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.

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(14)

Based on a Schedule 13G filed in December 2001, Pioneer Global Asset Management beneficially holds 1,318,000 shares of the Company’s common stock. The address of Pioneer Global Asset Management is Galleria San Carlo 6, 20122 Milan, Italy.

(15)

Based on a Schedule 13G filed in February 2006, Wachovia Corporation beneficially holds sole voting power over 1,417,633 shares and sole dispositive power over 1,430,695 shares of the Company’s common stock. Wachovia Corporation filed the Schedule 13G as a parent holding company and its relevant subsidiaries are Evergreen Investment Management Company, Wachovia Securities, LLC and Wachovia Bank, N.A. The address of Wachovia Corporation is One Wachovia Center, Charlotte, North Carolina 28288-0137.

(16)

According to a Schedule 13D filed with the Securities Exchange Commission on June 20, 2006, Barington Companies Equity Partners, L.P. is a member of a “group” within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934 that includes the following “reporting persons”: Barington Investments, L.P.; Barington Companies Advisors, LLC; Barington Companies Investors, LLC; Barington Companies Offshore Fund, Ltd.; Barington Offshore Advisors, LLC; Barington Capital Group, L.P.; LNA Capital Corp.; James Mitarotonda; RJG Capital Partners, L.P.; RJG Capital Management, LLC; Ronald Gross; D.B. Zwirn Special Opportunities Fund, L.P.; D.B. Zwirn Special Opportunities Fund (TE), L.P.; D.B. Zwirn Special Opportunities Fund, Ltd.; The Coast Fund, L.P.; D.B. Zwirn & Co., L.P.; DBZ GP, LLC; Zwirn Holdings, LLC; Daniel B. Zwirn. The address of the principal business and principal office of Barington Companies Equity Partners, L.P. is 888 Seventh Avenue, 17th Floor, New York, New York 10019.

(17)

Does not include shares beneficially owned by the Company’s former President of Lone Star Restaurants and Chief Operating Officer, Tomlinson D. O’Connell. Includes presently exercisable options to purchase 1,901,690 shares of common stock, which includes presently exercisable options to purchase 12,750 shares of common stock held by an executive officer, who is not specifically identified in the table above. The executive officer who is not specifically identified in the table also owns an additional 500 shares of common stock.

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FORWARD LOOKING STATEMENTS

This proxy statement includes and incorporates by reference statements that are not historical facts. These forward-looking statements are based on our and/or, where applicable, Acquisitions’ current estimates and assumptions and, as such, involve uncertainty and risk. Forward-looking statements include the information concerning possible or assumed future results of operations and also include those preceded or followed by words such as “anticipates,” “believes,” “thinks,” “could,” “estimates,” “expects,” “intends,” “may,” “should,” “plans,” “targets” and/or similar expressions. There may be events in the future that cannot be accurately predicted or over which there is no control. Stockholders should be aware that the occurrence of the events described in this proxy statement or in the documents incorporated herein by reference could have a material adverse effect on our business, operating results and financial condition or ability to consummate the transactions contemplated by the merger agreement. Examples of these risks include without limitation:

•	risk factors disclosed in our Annual Report on Form 10-K for the fiscal year ended December 27, 2005 incorporated by reference in this proxy statement;
•	The risk that the merger agreement could be terminated, including under circumstances that would require us to reimburse expenses up to $1.5 million or pay a termination fee of $18 million; and
•	costs and charges related to the transactions.

The forward-looking statements are not guarantees of future performance, events or circumstances, and actual results may differ materially from those contemplated by the forward-looking statements.

The forward-looking statements contained in this proxy statement are excluded from the safe harbor protection provided by the Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act of 1933, as amended.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our stockholders may read and copy the documents incorporated by reference, and any reports, statements or other information we have filed at the SEC’s public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains an Internet site that contains reports and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are also available to the public through this web site at www.sec.gov.

If you have questions about the special meeting or the transactions after reading this proxy statement, you may contact our proxy solicitor, Innisfree M&A Incorporated, at 501 Madison Avenue, 20th Floor, New York, New York 10022 or call Innisfree toll-free at (877) 456-3488.

We have not authorized anyone to give you any information or to make any representation about the transactions or any of the parties involved that differs from or adds to the information contained in this proxy statement or in the documents we have publicly filed with the SEC. Therefore, if anyone should give you any different or additional information, you should not rely on it.

The information contained in this proxy statement speaks only as of the date indicated on the cover of this proxy statement unless the information specifically indicates that another date applies.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information filed with it, which means that we can disclose important information to you by referring you to the documents containing such information. The information incorporated by reference is an important part of this proxy statement, and information filed later by us with the SEC will automatically update and supersede this information.

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We incorporate by reference the documents listed below and, with respect to this proxy statement, any future filings made with the SEC by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act:

•	our Annual Report on Form 10-K for the fiscal year ended December 27, 2005, as amended on Form 10-K/A on April 26, 2006;
•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 21, 2006;
•	our Quarterly Report on Form 10-Q for the fiscal quarter ended June 13, 2006;
•	our Current Report on Form 8-K, as filed with the SEC on January 11, 2006;
•	our Current Report on Form 8-K, as filed with the SEC on February 8, 2006;
•	our Current Report on Form 8-K, as filed with the SEC on March 14, 2006;*
•	our Current Report on Form 8-K, as filed with the SEC on May 2, 2006;*
•	our Current Report on Form 8-K, as filed with the SEC on May 9, 2006;
•	our Current Report on Form 8-K, as filed with the SEC on June 15, 2006;
•	our Current Report on Form 8-K, as filed with the SEC on July 26, 2006;*
•	our Current Report on Form 8-K, as filed with the SEC on August 2, 2006;*
•	our Current Report on Form 8-K, as filed with the SEC on August 18, 2006; and
•	our Current Report on Form 8-K, as filed with the SEC on August 21, 2006.

*

Portions of these reports were furnished to the SEC under Item 2.02 (Results of Operations and Financial Condition) or Item 7.01 (Regulation FD Disclosure). Pursuant to General Instruction B(2) and (6) of Form 8-K, the portions of these reports submitted under Items 2.02 and 7.01 are not deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section. We are not incorporating by reference those portions of these reports that are not deemed to be “filed” for purposes of Section 18 of the Exchange Act, and will not incorporate by reference those portions of future filings of reports on Form 8-K into a filing under the Securities Act of 1933, as amended, or the Exchange Act or into this proxy statement that are not deemed to be “filed” for purposes of Section 18 of the Exchange Act.

All documents and reports filed by us pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this proxy statement and on or prior to the date of the special meeting are deemed to be incorporated by reference in this proxy statement, and only for the purpose of this proxy statement, from the date of filing of such documents or reports, except as to any portion of any future annual or quarterly reports or proxy statements which is not deemed to be filed under those sections. Any statement contained in a document incorporated or deemed to be incorporated by reference in this proxy statement will be deemed to be modified or superseded for purposes of this proxy statement, and only for the purposes of this proxy statement, to the extent that any statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this proxy statement modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.

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Any person receiving a copy of this proxy statement may obtain, without charge, upon written or oral request, a copy of any of the documents incorporated by reference except for the exhibits to such documents. Requests should be directed to our proxy solicitor, Innisfree M&A Incorporated, at 501 Madison Avenue, 20th Floor, New York, New York 10022, or call Innisfree toll-free at (877) 456-3488. A copy will be provided by first class mail or other equally prompt means within one business day after receipt of your request. To obtain timely delivery of any of this information, you must make your request at least five business days prior to the date of the special meeting.

SUBMISSION OF STOCKHOLDERS PROPOSALS

If the transactions are completed, there will be no public participation in any future meetings of stockholders of Lone Star Steakhouse. If the transactions are not completed, you will continue to be entitled to attend and participate in our stockholder meetings, and we will hold a 2007 annual meeting of stockholders.

In order to be considered for inclusion in the proxy materials to be distributed in connection with the next Annual Meeting of Stockholders of Lone Star Steakhouse, stockholder proposals for such meeting must be submitted to us no later than January 26, 2007.

On May 21, 1998, the SEC adopted an amendment to Rule 14a-4, as promulgated under the Exchange Act. The amendment to Rule 14a-4(c)(1) governs our use of discretionary proxy voting authority with respect to a stockholder proposal which is not addressed in our proxy statement. The amendment provides that if we do not receive notice of the proposal at least 45 days prior to the first anniversary of the date of mailing of the prior year’s proxy statement, then we will be permitted to use our discretionary voting authority when the proposal is raised at the annual meeting, without any discussion of the matter in the proxy statement.

With respect to our 2007 Annual Meeting of Stockholders, if we are not provided notice of a stockholder proposal, which has not been timely submitted, for inclusion in our proxy statement by April 11, 2007, we will be permitted to use our discretionary voting authority as outlined above.

Our bylaws establish procedures for stockholder nominations for elections of our directors and bringing business before any annual meeting or special meeting of stockholders. Any stockholder entitled to vote generally in the election of directors may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder’s intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to our Secretary, not less than 90 days nor more than 120 days prior to the meeting; provided, however, that in the event that if and only if the annual meeting is not scheduled to be held within a period that commences thirty days after such anniversary date (the “Other Meeting Date”), such Stockholder Notice shall be given in the manner provided by the later of (a) the close of business on the date ninety days prior to such Other Meeting Date or (b) the close of business on the tenth day following the date on which such Other Meeting Date is first publicly announced or disclosed. Any notice to the Secretary must include: (1) the name and address of record of the stockholder who intends to make the nomination; (2) a representation that the stockholder is a holder of record of shares entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (3) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC; and (4) the consent of each nominee to serve as a director if so elected. We may require any proposed nominee to furnish such other information as we may reasonably require to determine the eligibility of such proposed nominee to serve as a director. The presiding officer of the meeting may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedure, in which event, the officer will announce that determination to the meeting and the defective nomination will be disregarded.

OTHER MATTERS

Other Business

As of this time, our board of directors knows of no other matters to be brought before the meeting. However, if other matters properly come before the meeting or any adjournment thereof, and if discretionary authority to vote with respect thereto has been conferred by the enclosed proxy, the persons named in the proxy will vote the proxy in accordance with their best judgment as to such matters.

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Delivery of Proxy Statement

Some banks, brokers and other record holders have begun the practice of “householding” proxy statements and annual reports. “Householding” is the term used to describe the practice of delivering a single set of the proxy statement and annual report to any household at which two or more stockholders share an address. This procedure would reduce the volume of duplicate information stockholders receive and would also reduce our printing and mailing costs. We will deliver promptly, upon written or oral request, a separate copy of this proxy statement to a stockholder at a shared address to which a single copy of this proxy statement was delivered. A stockholder who wishes to receive a separate copy of our proxy statements and annual reports, now or in the future, should submit this request to our proxy solicitor, Innisfree M&A Incorporated, at 501 Madison Avenue, 20th Floor, New York, New York 10022 or by calling Innisfree toll-free at (877) 456-3488. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and annual reports and who wish to receive a single copy of these materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all shareowners at the shared address in the future.

Other Proxy Statement Matters

A form of proxy is enclosed for your use. Please complete, date, sign and return the proxy at your earliest convenience in the enclosed envelope, which requires no postage if mailed in the United States, or submit your proxy by telephone or over the Internet following the instructions on the proxy card. A prompt submission of your proxy will be appreciated.

This proxy statement does not constitute an offer to sell or to buy, or a solicitation of an offer to sell or to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any offer or solicitation in such jurisdiction.

By order of the Board of Directors,
/s/ Gerald T. Aaron

GERALD T. AARON, Secretary
[______], 2006

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ANNEX A

AGREEMENT AND PLAN OF MERGER

by

and

among

LONE STAR STEAKHOUSE & SALOON, INC.,

LONE STAR U.S. ACQUISITIONS LLC

and

COI ACQUISITION CORP.

Dated as of August 18, 2006

ii

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AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (this “Agreement”) is made and entered into as of August 18, 2006, by and among Lone Star Steakhouse & Saloon, Inc., a Delaware corporation (the “Company”), Lone Star U.S. Acquisitions LLC, a Delaware limited liability company (“Purchaser”), and COI Acquisition Corp., a Delaware corporation and an affiliate of Purchaser (“Merger Sub”).

WITNESSETH:

A. The respective boards of directors or other governing body of Merger Sub, Purchaser and the Company deem it advisable and in the best interests of their respective stockholders and/or interest holders that Purchaser acquire the Company upon the terms and subject to the conditions provided for in this Agreement.

B. The respective boards of directors or other governing body of Purchaser and the Company deem it advisable and in the best interests of their respective stockholders and/or interest holders that, immediately prior to Purchaser acquiring the Company, Purchaser or its designee acquire all of the capital stock of certain subsidiaries of the Company upon the terms and subject to the conditions provided for in this Agreement.

C. The board of directors of the Company (the “Board”) has unanimously approved this Agreement, the merger of Merger Sub with and into the Company with the Company surviving (the “Merger”), the Transfers (as defined below) and the Distribution (as defined below) (the Merger, the Transfers and the Distribution being hereinafter referred to as the “Transactions”), and the Board has determined that such approval is sufficient to render inapplicable to this Agreement and the Transactions the restrictions against the parties hereto engaging in any business combination as set forth in Section 203 of the Delaware General Corporation Law (“DGCL”), has determined that this Agreement and the Transactions are fair to and in the best interests of the Company and its stockholders, and has resolved to recommend that the holders of the Company’s issued and outstanding shares of common stock, par value $0.01 per share (the “Common Stock”, with all of the outstanding shares of Common Stock being hereinafter referred to as the “Shares”), adopt this Agreement and approve the Transactions.

D. The board of directors or other governing body of each of Purchaser, Merger Sub and the Company have each approved this Agreement and the Transactions, including the Merger, the Transfers and the Distribution, all in accordance with the DGCL and, in each such case, upon the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

TERMS OF THE MERGER; THE TRANSFERS

1.1.	Stock Transfers.

Immediately prior to the Effective Time (as defined herein), upon the terms and subject to the conditions of this Agreement, the Company shall, or shall cause its applicable subsidiaries to, sell, assign, transfer and deliver (each, a “Transfer” and, collectively, the “Transfers”) to one or more affiliates designated by Purchaser in writing at least five business days prior to the Effective Time (“Purchase Sub”) all of the shares of the capital stock of the subsidiaries of the Company set forth on Schedule 1.1 (each, a “Transferred Sub” and, collectively, the “Transferred Subs”), free and clear of all liens, claims, pledges, mortgages, security interests, charges, restrictions or encumbrances of any kind or nature whatsoever or agreements with respect thereto, in exchange for the aggregate amount of $442,649,781.91 (the “Stock Purchase Amount”). In connection and concurrently with, and as a part of, the Transfers, the Company will, or will cause its affiliates to, execute and deliver to Purchase Sub, as of the Transfer Closing, such instruments of transfer and assignment (but without any requirement to record, or otherwise notify any person of or obtain the Consent (as defined below) of any person to, any such transfer or assignment) as are reasonably necessary to transfer to Purchase Sub any other capital stock, properties, assets or contracts owned by the Company or its affiliates reasonably requested by Purchaser in writing at least 10 business days prior to the Effective Time.

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1.2.	The Merger.

Upon the terms and subject to the conditions of this Agreement, the Merger shall be consummated in accordance with the DGCL. At the Effective Time, upon the terms and subject to the conditions of this Agreement, Merger Sub shall be merged with and into the Company in accordance with the DGCL and the separate existence of Merger Sub shall thereupon cease and the Company, as the surviving corporation in the Merger (the “Surviving Corporation”), shall continue its corporate existence under the laws of the State of Delaware as a wholly-owned subsidiary of Purchaser. It is intended that the Merger, combined with the Distribution, will be treated as a single overall plan to fully redeem each Company stockholder of his, her or its shares of Common Stock for United States federal income tax purposes pursuant to Section 302 of the Internal Revenue Code of 1986, as amended, including all regulations and interpretations thereof (the “Code”), and Revenue Rulings 55-745, 1955-2 C.B. 223 and 75-447, 1975-2 C.B. 113, thereby effecting a complete termination of each Company stockholder’s interest in the Company.

1.3.	The Closings; Effective Time.

(a) The closing of the Transfers (the “Transfer Closing”) shall take place at the offices of Olshan Grundman Frome Rosenzweig & Wolosky LLP, Park Avenue Tower, 65 East 55th Street, New York, New York 10022 at 9:00 a.m. local time on a date to be specified by the parties, which shall be no later than the second (2nd) business day after the date that all of the conditions to each party’s obligations to effect the Transfers have been satisfied or waived (if waivable), unless another time, date or place is agreed upon in writing by the parties hereto (the “Transfer Closing Date”).

(b) Subject to the provisions of this Agreement, on the Transfer Closing Date:

(i) The Company shall deliver to Purchase Sub the certificates representing all of the shares of the capital stock of each Transferred Sub, either duly endorsed for transfer to Purchase Sub or accompanied by duly executed stock powers.

(ii) Purchaser shall pay, or cause Purchase Sub to pay, to the Company or its applicable subsidiaries, the Stock Purchase Amount, by wire transfer of immediately available funds to a bank account specified by the Company in writing to Purchaser.

(iii) Upon receipt of the Stock Purchase Amount, the Company shall, or shall cause its applicable subsidiaries to, immediately deposit with American Stock Transfer & Trust Company, 10150 Mallard Creek Road, Suite 307, Charlotte, NC 28262 (the “Transfer Agent”) an amount equal to $442,741,087.98 for distribution to the Company’s stockholders pursuant to the terms of Section 1.5 (the “Distribution”).

(iv) The parties intend for the Distribution to the Company’s stockholders to be treated as a partial redemption of each Company stockholder’s shares of Common Stock for United States federal income tax purposes. The parties further intend for the cash received by the Company’s stockholders on partial redemption of their shares of Common Stock pursuant to the Distribution and the cash received by the Company’s stockholders in exchange for their remaining shares of Common Stock pursuant to the Merger will be treated as part of the same overall plan to fully redeem each Company stockholder of his, her or its shares of Common Stock for United States federal income tax purposes pursuant to Section 302 of the Code, and Revenue Rulings 55-745, 1955-2 C.B. 223 and 75-447, 1975-2 C.B. 113, thereby effecting a complete termination of each Company stockholder’s interest in the Company.

(c) The closing of the Merger (the “Closing”) shall take place at the offices of Olshan Grundman Frome Rosenzweig & Wolosky LLP, Park Avenue Tower, 65 East 55th Street, New York, New York 10022, at 10:00 a.m. local time on the Transfer Closing Date after all of the conditions to each party’s obligations to effect the Merger have been satisfied or waived (if waivable), unless another time, date or place is agreed upon in writing by the parties hereto. The Closing shall not occur unless the Transfer Closing shall have occurred.

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(d) Subject to the provisions of this Agreement, on the Closing Date the parties shall file with the Secretary of State of the State of Delaware a certificate of merger in accordance with the DGCL (the “Certificate of Merger”) executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL in order to effect the Merger. The Merger shall become effective upon the filing of the Certificate of Merger or at such other time as is agreed by the parties hereto and specified in the Certificate of Merger. The time when the Merger shall become effective is herein referred to as the “Effective Time” and the date on which the Effective Time occurs is herein referred to as the “Closing Date.”

1.4.	Conversion of Securities.

At the Effective Time, by virtue of the Merger and without any action on the part of the holders of any securities of Merger Sub or the Company:

(a) Each Share that is owned by Purchaser or Merger Sub, or that is owned by the Company as treasury stock, shall automatically be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

(b) Each issued and outstanding Share (other than Shares to be cancelled in accordance with Section 1.4(a) hereof and Dissenting Shares (as defined in Section 1.7 below)) shall automatically be converted into the right to receive $6.33 in cash, as a result of the Merger (the “Merger Consideration”), and $20.77 in cash, as a result of the Distribution (the “Distribution Consideration”), payable, without interest, to the holder of such Share upon surrender, in the manner provided in Section 1.5 hereof, of the certificate that formerly evidenced such Share. All such Shares, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration and the Distribution Consideration therefor upon the surrender of such certificate in accordance with Section 1.5 hereof. Without limiting any other provision of this Agreement, the Merger Consideration and the Distribution Consideration shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Common Stock), reorganization, recapitalization or other like change with respect to the Common Stock occurring after the date hereof and prior to the Effective Time and/or the Transfer Closing Date.

(c) Each issued and outstanding share of common stock of Merger Sub shall be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

1.5.	Payment for Certificates; Distribution.

(a) Transfer Agent. The Transfer Agent shall act as agent for the holders of the Shares (other than Shares held by Purchaser, the Company and any of their respective subsidiaries and Dissenting Shares) in connection with the Merger and the Distribution to receive in trust the aggregate Merger Consideration and the Distribution Consideration to which holders of Shares shall become entitled pursuant to Section 1.4(b) hereof. The Company shall deposit the Distribution with the Transfer Agent pursuant to the terms of Section 1.3(b)(iii). Purchaser shall deposit the aggregate Merger Consideration with the Transfer Agent on the Transfer Closing Date. The aggregate Merger Consideration and the aggregate Distribution Consideration shall be invested by the Transfer Agent as directed by Purchaser.

(b) Exchange Procedures. Promptly after the Effective Time, Purchaser and the Surviving Corporation shall cause to be mailed to each holder of record, as of the Effective Time, of a certificate or certificates, which immediately prior to the Effective Time represented outstanding Shares (the “Certificates”), whose Shares were converted pursuant to Section 1.4(b) hereof into the right to receive the Merger Consideration and the Distribution Consideration, a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Transfer Agent and shall be in such form and have such other provisions as Purchaser may reasonably specify) and instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration and the Distribution Consideration to be received by each stockholder. Upon surrender of a Certificate for cancellation to the Transfer Agent or to such other agent or agents as may be appointed by Purchaser, together with such letter of transmittal, properly completed and duly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration and the Distribution Consideration for each Share formerly represented by such Certificate, and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on the cash payable upon the surrender of the Certificates. If payment of the Merger Consideration and the Distribution Consideration is to be made to a person other than the person in whose name the surrendered Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such payment shall have paid all transfer and other Taxes (as defined herein) required by reason of the issuance to a person other than the registered holder of the Certificate surrendered or shall have established to the reasonable satisfaction of the Surviving Corporation that such Tax (as defined herein) either has been paid or is not applicable. Until surrendered as contemplated by this Section 1.5, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration and the Distribution Consideration for each Share in cash as contemplated by Section 1.4(b) hereof.

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(c) Transfer Books; No Further Ownership Rights in the Shares. At the Effective Time, the stock transfer books of the Company shall be closed, and thereafter there shall be no further registration of transfers of the Shares on the records of the Company. From and after the Effective Time, the holders of Certificates evidencing ownership of the Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares, except as otherwise provided for herein or by applicable Law. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article I.

(d) Termination of Fund; No Liability. At any time following the nine-month anniversary of the Effective Time, the Surviving Corporation shall be entitled to require the Transfer Agent to deliver to it any funds (including any interest received with respect thereto) which had been made available to the Transfer Agent, and holders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) only as general creditors thereof with respect to the Merger Consideration and the Distribution Consideration payable upon due surrender of their Certificates, without any interest thereon. Notwithstanding the foregoing, neither the Surviving Corporation nor the Transfer Agent nor any party hereto shall be liable to any holder of a Certificate for Merger Consideration or the Distribution Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

(e) Lost, Stolen or Destroyed Certificates. In the event any Certificate(s) shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate(s) to be lost, stolen or destroyed and, if required by Purchaser, the posting by such person of a bond in such sum as Purchaser may reasonably direct as indemnity against any claim that may be made against any party hereto or the Surviving Corporation with respect to such Certificate(s), the Transfer Agent will disburse the Merger Consideration and the Distribution Consideration pursuant to Section 1.5(b) payable in respect of the Shares represented by such lost, stolen or destroyed Certificate(s).

(f) Withholding Taxes. Purchaser, Merger Sub and the Company, as applicable, shall be entitled to deduct and withhold, or cause the Transfer Agent to deduct and withhold, from the Merger Consideration and/or the Distribution Consideration payable to a holder of Shares pursuant to the Merger and/or the Distribution any such amounts as are required under the Code, or any applicable provision of state, local or foreign Tax law. To the extent that amounts are so withheld by Purchaser, Merger Sub or the Company, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by Purchaser, Merger Sub or the Company.

1.6.	Options.

(a) With respect to all outstanding options to purchase Shares (the “Company Options”) granted under the Company’s 1992 Incentive and Non-qualified Stock Option Plan, as amended, 1992 Directors’ Stock Option Plan, as amended, and 2004 Stock Option Plan, as amended (collectively, the “Company Option Plans”) or otherwise, whether or not then vested, at the Effective Time, subject to the terms and conditions set forth below in this Section 1.6(a), each holder of a Company Option will be entitled to receive from the Company, and shall receive, in settlement of each Company Option a cash amount (the “Cash Amount”) equal to the net amount of (A) the product of (i) the excess, if any, of the sum of the Merger Consideration plus the Distribution Consideration less the exercise price per share of such Company Option at the Effective Time, multiplied by (ii) the number of shares subject to such Company Option, less (B) any applicable withholdings for Taxes. If the exercise price per share of any Company Option equals or exceeds the sum of the Merger Consideration plus the Distribution Consideration, the Cash Amount therefor shall be zero and such Company Option shall be cancelled and all of such holder’s rights under such Company Options shall terminate at the Effective Time. Notwithstanding the foregoing, (i) payment of the Cash Amount is subject to written acknowledgement, in a form reasonably acceptable to the Surviving Corporation, that no further payment is due to such holder on account of any Company Option and all of such holder’s rights under such Company Options have terminated and (ii) with respect to any person subject to Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), any Cash Amount to be paid to such person in accordance with this Section 1.6(a) shall be paid as soon as practicable after the payment can be made without liability to such person under Section 16(b) of the Exchange Act.

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(b) As of the Effective Time, except as provided in this Section 1.6, all rights under any Company Option and any provision of the Company Option Plans and any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the securities of the Company shall be cancelled. The Company shall ensure that, as of and after the Effective Time, except as provided in this Section 1.6, no person shall have any right (including, without limitation, any right to acquire any securities of the Company or any of its subsidiaries) under the Company Option Plans or any other plan, program or arrangement with respect to securities of the Company, the Surviving Corporation or any subsidiary thereof.

(c) At or before the Effective Time, the Company shall cause to be effected any necessary amendments to the Company Option Plans and any other resolutions, consents or notices, in form and substance reasonably acceptable to Purchaser, required under the Company Option Plans or any Company Options to give effect to the foregoing provisions of this Section 1.6.

(d) The Company and the Purchaser agree that it is their intent to, and that they will, report all income tax deductions resulting from the payment of the Cash Amount in the portion of the Company’s taxable year prior to the Effective Time.

1.7.	Dissenting Shares.

Notwithstanding any provision of this Agreement to the contrary, each outstanding Share, the holder of which has demanded and perfected such holder’s right to dissent from the Merger and to be paid the fair value of such Shares in accordance with the DGCL and, as of the Effective Time, has not effectively withdrawn or lost such dissenters’ rights (“Dissenting Shares”), shall not be converted into or represent a right to receive the Merger Consideration and the Distribution Consideration into which Shares are converted pursuant to Section 1.4(b) hereof, but the holder thereof shall be entitled only to such rights as are granted by the DGCL. Notwithstanding the immediately preceding sentence, if any holder of Shares who demands dissenters’ rights with respect to its Shares under the DGCL effectively withdraws or loses (through failure to perfect or otherwise) its dissenters’ rights, then as of the Effective Time or the occurrence of such event, whichever later occurs, such holder’s Shares will automatically be converted into and represent only the right to receive the Merger Consideration and the Distribution Consideration as provided in Section 1.4(b) hereof, without interest thereon, upon surrender of the certificate or certificates formerly representing such Shares, in the manner provided in Section 1.5 hereof. The Company shall give Purchaser (i) prompt written notice of any notice of intent to demand fair value for any Shares, withdrawals of such notices, and any other instruments served pursuant to the DGCL and received by the Company, and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for fair value for Shares under the DGCL. The Company shall not, except with the prior written consent of Purchaser, make any payment with respect to any demands for fair value for Shares or offer to settle or settle any such demands.

1.8.	Certificate of Incorporation and Bylaws.

Subject to Section 5.4 hereof, at and after the Effective Time until the same have been duly amended, (i) the Certificate of Incorporation of the Company in effect at the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation and (ii) and the Bylaws of Merger Sub in effect at the Effective Time shall be the Bylaws of the Surviving Corporation.

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1.9.	Directors and Officers.

At and after the Effective Time, the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation, in each case until their successors are elected or appointed and qualified. If, at the Effective Time, a vacancy shall exist on the board of directors or in any office of the Surviving Corporation, such vacancy may thereafter be filled in the manner provided by Law.

1.10.	Other Effects of Merger.

The Merger shall have all further effects as specified in the applicable provisions of the DGCL.

1.11.	Additional Actions.

If, at any time after the Effective Time, the Surviving Corporation or Purchase Sub shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in Purchaser, the Surviving Corporation or Purchase Sub its right, title or interest in, to or under any of the rights, properties or assets of Merger Sub, the Company or the Transferred Subs or otherwise to carry out this Agreement or the Transactions, the officers and directors of the Surviving Corporation or Purchase Sub, as applicable, shall be authorized to execute and deliver, in the name and on behalf of Merger Sub, the Company or the Transferred Subs, as applicable, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of Merger Sub, the Company or the Transferred Subs, as applicable, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Purchaser, Surviving Corporation or Purchase Sub, as applicable, or otherwise to carry out this Agreement or the Transactions. Any such transfers or actions that occur pursuant to this Section 1.11 shall be deemed to have occurred immediately prior to or on the Transfer Closing Date or the Closing Date, as applicable.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The following representations and warranties by the Company to Purchaser and Merger Sub are qualified by the Company Disclosure Schedule, which sets forth certain disclosures concerning the Company, its subsidiaries and its business (the “Company Disclosure Schedule”). The disclosure of any fact or item in any section of the Company Disclosure Schedule shall, should the existence of such fact or item be relevant to any other section, be deemed to be disclosed with respect to that other section so long as the relevance of such disclosure to such other section is reasonably apparent.

The Company hereby represents and warrants to Purchaser and Merger Sub as follows:

2.1.	Due Organization and Good Standing.

Each of the Company and its subsidiaries is a corporation or other form of entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of the Company and its subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing could not reasonably be expected to have a Company Material Adverse Effect. For purposes of this Agreement, the term “Company Material Adverse Effect” shall mean a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, or the ability of the Company to consummate any of the Transactions, except in each case for any such effects resulting from, arising out of or relating to (a) the taking of any action or incurring of any expense in connection with this Agreement or any of the Transactions, (b) the entry into or announcement of this Agreement and the Transactions, (c) any change in or interpretations of (i) U.S. generally accepted accounting principles (“GAAP”) or (ii) any Law, (d) any change in interest rates or general economic conditions in the industries or markets in which the Company or any of its subsidiaries operates or affecting the United States or foreign economies in general or in the United States or foreign financial, banking or securities markets (which changes do not affect the Company and its subsidiaries to a materially disproportionate degree), (e) any action taken by Purchaser, Merger Sub, Purchase Sub or any of their respective affiliates, (f) any natural disaster or act of God, or (g) any act of terrorism or outbreak or escalation of hostilities or armed conflict. Company Material Adverse Effect does not include any changes, events, conditions or effects relating solely to Purchaser or its subsidiaries’ financial condition, results of operations or business. The Company has heretofore made available to Purchaser accurate and complete copies of the Certificate of Incorporation and Bylaws or other organizational documents, as currently in effect, of the Company and each of its subsidiaries.

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2.2.	Capitalization.

(a) The authorized capital stock of the Company consists of 98,000,000 shares of Common Stock and 2,000,000 shares of preferred stock, par value $.01 per share (the “Preferred Stock” and, together with the Common Stock, the “Company Capital Stock”). As of the close of business on the date hereof, except as set forth on Section 2.2(a) of the Company Disclosure Schedule, (i) 21,316,374 shares of Common Stock were issued and outstanding, (ii) no shares of Preferred Stock were issued and outstanding, and (iii) 3,723,671 shares of Common Stock were reserved for issuance pursuant to outstanding Company Options. All of the outstanding shares of Company Capital Stock are, and all shares of Company Capital Stock which may be issued pursuant to the exercise of outstanding Company Options will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and non-assessable. None of the outstanding Company Capital Stock has been issued in violation of any federal or state securities laws or in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right. Except as set forth above or in Section 2.3 below, as of the date hereof, no shares of voting or non-voting capital stock, other equity interests, or other voting securities of the Company or its subsidiaries are issued, reserved for issuance or outstanding. All outstanding Company Options were granted under the Company Option Plans. Neither the Company nor any of its subsidiaries has issued any Company Option where, as of the date the Company Option was granted, the exercise price of the Company Option was less than the fair market value of the stock subject to such Company Option as of that date. Except as set forth on Section 2.2(a) of the Company Disclosure Schedule, there are no stock-appreciation rights, stock-based performance units, “phantom” stock rights or other agreements, arrangements or commitments of any character (contingent or otherwise), pursuant to which any person is or may be entitled to receive any payment or other value based on the revenues, earnings or financial performance, stock price performance or assets of the Company or any of its subsidiaries or calculated in accordance therewith (other than ordinary course payments, commissions or bonus plans to employees or sales representatives of the Company or its subsidiaries based upon revenues or profits generated by them without augmentation as a result of the Transactions) or to cause the Company or any of its subsidiaries to file a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), or which otherwise require the registration of any securities of the Company or any of its subsidiaries.

(b) Except as set forth in Section 2.2(b) of the Company Disclosure Schedule, (i) the Company directly or indirectly owns all of the capital stock of, or other equity interests in, its subsidiaries, (ii) there are no existing options, warrants, puts, calls, preemptive or similar rights, bonds, debentures, notes or other indebtedness having voting rights or debt convertible into securities having such rights (“Voting Debt”) or subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the issued or unissued capital stock of, or other equity interests in, the Company or any of its subsidiaries obligating the Company or any of its subsidiaries to issue, transfer or sell or cause to be issued, transferred, sold or repurchased any options or shares of capital stock or Voting Debt of, or other equity interest in, the Company or any of its subsidiaries or securities convertible into or exchangeable for such shares or equity interests, or obligating the Company or any of its subsidiaries to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment and (iii) there are no outstanding contractual obligations or other commitments of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any Company Capital Stock, or other capital stock of, or equity interests in, the Company or any of its subsidiaries or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any other entity.

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(c) There are no voting trusts or other agreements or understandings to which the Company is a party with respect to the voting of the Company Capital Stock.

(d) Following the Effective Time, no holder of Company Options will have any right to receive shares of common stock of the Surviving Corporation upon exercise of Company Options.

(e) Except as disclosed in Section 2.2(e) of the Company Disclosure Schedule, no Indebtedness of the Company or any of its subsidiaries contains any restriction upon (i) the prepayment of any of such Indebtedness, (ii) the incurrence of Indebtedness by the Company or any of its subsidiaries, or (iii) the ability of the Company or any of its subsidiaries to grant any lien on its properties or assets. As used in this Agreement, “Indebtedness” means (A) all indebtedness for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (B) any other indebtedness that is evidenced by a note, bond, debenture or similar instrument, (C) all obligations under financing leases, (D) all obligations in respect of acceptances issued or created, (E) all liabilities secured by any lien on any property and (F) all guarantee obligations.

(f) Section 2.2(f) of the Company Disclosure Schedule lists all Company Options outstanding as of the date hereof and the name of the holder, the exercise price, and the number and class of Company Capital Stock which are the subject of each Company Option.

(g) No agreement or understanding requires consent or approval from the holder of any Company Option to effectuate the terms of this Agreement.

2.3.	Subsidiaries

Section 2.3 of the Company Disclosure Schedule contains a list of all subsidiaries of the Company and the number and class of outstanding capital stock, or other equity interests, held directly or indirectly by the Company in each such subsidiary. Each subsidiary is wholly owned by the Company or one of its subsidiaries, except as set forth in Section 2.3 of the Company Disclosure Schedule. All of the capital stock and other interests of the subsidiaries so held are owned by the Company free and clear of any liens, claims, pledges, mortgages, security interests, charges, restrictions or encumbrances of any kind or nature whatsoever or agreement with respect thereto. All of the outstanding shares of capital stock in each of the subsidiaries held by the Company are duly authorized, validly issued, fully paid and nonassessable and were issued free of preemptive rights and in compliance with applicable Laws. No equity securities or other interests of any of the subsidiaries are or may become required to be issued or purchased by reason of any options, warrants, rights to subscribe to, puts, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any capital stock of, or other equity interests in, any subsidiary, and there are no contracts, commitments, understandings or arrangements by which any subsidiary is bound to issue additional shares of its capital stock or other equity interests, or options, warrants or rights to purchase or acquire any additional shares of its capital stock or other equity interests or securities convertible into or exchangeable for such shares or interests.

2.4.	Authorization; Binding Agreement.

The Company has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution and delivery of this Agreement and the consummation of the Transactions have been duly and validly authorized and unanimously approved by the Board, such approval is sufficient to render inapplicable to this Agreement and the Transactions the provisions of Section 203 of the DGCL such that said provisions will not apply to this Agreement and the Transactions, and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement or to consummate the Transactions (other than the requisite approval of the Transactions by the stockholders of the Company in accordance with the DGCL). This Agreement has been duly and validly executed and delivered by the Company and constitutes the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by principles of equity regarding the availability of remedies (“Enforceability Exceptions”).

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2.5.	Governmental Approvals.

No consent, approval, waiver or authorization of, notice to or declaration or filing with (“Consent”), any nation or government, any state or other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, any governmental or regulatory authority, agency, department, board, commission, administration or instrumentality, any court, tribunal or arbitrator or any self-regulatory organization (“Governmental Authority”) on the part of the Company or any of its subsidiaries is required to be obtained or made in connection with the execution or delivery by the Company of this Agreement or the consummation by the Company of the Transactions other than (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the DGCL, (ii) filings with the Securities and Exchange Commission (the “SEC”) and state securities laws administrators, (iii) such filings as may be required in any jurisdiction where the Company or its subsidiaries are qualified or authorized to do business as a foreign corporation in order to maintain such qualification or authorization, (iv) pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (v) such filings as may be required with respect to the Company Permits (as hereinafter defined), (vi) pursuant to federal, state, city and local Laws governing the sale of liquor that may be applicable, and (vii) those Consents that, if they were not obtained or made, could not reasonably be expected to result in a Company Material Adverse Effect.

2.6.	No Violations.

The execution and delivery of this Agreement, the consummation of the Transactions and the compliance by the Company and its subsidiaries with any of the provisions hereof will not (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or Bylaws or other governing instruments of the Company or any of its subsidiaries, (ii) except as set forth on Section 2.6 of the Company Disclosure Schedule, require any Consent under or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any Company Material Contract (as defined below), Company Lease (as defined below), material agreement related to Company Intellectual Property (as defined below) or Franchise Agreement (as defined below), to which the Company or any of its subsidiaries is a party or by which their assets are bound, (iii) result in the creation or imposition of any liens, charges, security interests, options, claims, mortgages, pledges, assessments, adverse claims, rights of others or restrictions (whether on voting, sale, transfer, disposition or otherwise) or other encumbrances or restrictions of any nature whatsoever, whether imposed by agreement, understanding, law or equity, or any conditional sale contract, title retention contract or other contract to give or refrain from giving any of the foregoing (“Encumbrances”) upon any of the assets of the Company or any of its subsidiaries or (iv) subject to obtaining the Consents from Governmental Authorities referred to in Section 2.5 hereof, contravene any applicable provision of any statute, law, rule or regulation or any legally binding order, decision, injunction, judgment, award or decree (“Law” or “Laws”) to which the Company, any of its subsidiaries or any of their assets or properties is subject or any Company Permit.

2.7.	SEC Filings; Company Financial Statements.

(a) The Company has timely filed all forms, reports, schedules, statements and other documents required to be filed by the Company with the SEC since December 31, 2003 under the Exchange Act or the Securities Act, and has made available to Purchaser true and complete copies of such forms, reports and documents in the form filed with the SEC. All such required forms, reports and documents (including those that the Company may file subsequent to the date hereof) are referred to herein as the “Company SEC Reports.” At the time when filed (or if amended or superseded by a subsequent filing prior to the date hereof then on the date of such later filing), the Company SEC Reports (i) complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. There are no outstanding comments from, or, to the Company’s knowledge, unresolved issues raised by, the SEC with respect to the Company SEC Reports. To the Company’s knowledge, none of the Company SEC Reports is currently being reviewed by the SEC, and the Company has not received any correspondence or indication in writing from the SEC that it, or any transaction or transactions entered into by the Company or any of its subsidiaries, is being investigated either formally or informally by the SEC. Between the date of this Agreement and the Closing Date, the Company will timely file with the SEC all documents required to be filed by it under the Exchange Act. None of the Company’s subsidiaries has filed, or is obligated to file, any report, registration statement or other filing with the SEC.

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(b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports as amended to date (the “Company Financials”), including each Company SEC Report filed after the date hereof until the Closing, (i) was prepared from, in accordance with and accurately reflects in all material respects the Company’s books and records as of the times and for the periods referred to therein, (ii) complied in all material respects with the published rules and regulations of the SEC with respect thereto, (iii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act), and (iv) fairly presented the consolidated financial position of the Company as at the respective dates thereof and the consolidated results of the Company’s operations and cash flows for the periods indicated, except that the unaudited interim financial statements may not contain footnotes and were or are subject to normal and recurring year-end adjustments, none of which were or are expected to be material. The balance sheet of the Company contained in the Company SEC Report as of June 13, 2006 (the “Balance Sheet Date”) as filed with the SEC before the date hereof is hereinafter referred to as the “Company Balance Sheet.”

(c) The Company has heretofore made available to Purchaser a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by the Company with the SEC pursuant to the Securities Act or the Exchange Act.

(d) Section 2.7(d) of the Company Disclosure Schedule sets forth a complete list of all effective registration statements filed on Form S-3 or Form S-8 or otherwise relying on Rule 415 under the Securities Act on which there remain unsold securities.

(e) The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-14 and 15d-14 promulgated under the Exchange Act) so that material information relating to the Company should be made known to the Chief Executive Officer and Chief Financial Officer. To the Company’s knowledge, there are no significant deficiencies or material weaknesses in the design or operation of the Company’s internal controls that could adversely affect the Company’s ability to record, process, summarize and report financial data.

(f) Section 2.7(f) of the Company Disclosure Schedule lists all “off-balance sheet arrangements” (as defined in Item 303 of Regulation S-K promulgated by the SEC) effected by the Company or any of its subsidiaries since December 31, 2003, and the Company has provided or made available to Purchaser copies of the documentation creating or governing such arrangements.

2.8.	Absence of Certain Changes.

Except as disclosed in Section 2.8 of the Company Disclosure Schedule, from the Balance Sheet Date to the date hereof, the Company and its subsidiaries have not:

(a) suffered any Company Material Adverse Effect or any event or change which could reasonably be expected to result in a Company Material Adverse Effect;

(b) except for items incurred in the ordinary course of business and consistent with past practice, incurred any liabilities or obligations (absolute, accrued, contingent or otherwise) which exceed $500,000 in the aggregate;

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(c) paid, discharged or satisfied any claims, liabilities or obligations (absolute, accrued, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of claims, liabilities and obligations reflected or reserved against in the Company Balance Sheet or incurred in the ordinary course of business and consistent with past practice since the Balance Sheet Date;

(d) permitted or allowed any of their properties or assets (real, personal or mixed, tangible or intangible) to be subjected to any Encumbrances, except for liens for current Taxes not yet due or liens the incurrence of which could not reasonably be expected to have a Company Material Adverse Effect;

(e) cancelled any debts or waived any claims or rights of material value;

(f) sold, transferred or otherwise disposed of any of their material properties or assets (real, personal or mixed, tangible or intangible), except in the ordinary course of business, consistent with past practice;

(g) granted any material increase in the compensation or benefits payable or to become payable to any director, officer or employee of the Company;

(h) made any material change in severance policies or practices;

(i) declared, paid or set aside for payment any dividend or other distribution (whether in cash, stock or property) in respect of their respective capital stock or other equity interests or redeemed, purchased or otherwise acquired, directly or indirectly, any shares of capital stock or other securities of the Company, other than (1) the Distribution or (2) the Company’s standard quarterly cash dividend payments to its stockholders;

(j) (i) made any changes in any of the accounting methods used by it, except for such changes required by GAAP; or (ii) made or changed any election relating to Taxes, adopted or changed any accounting method relating to Taxes, entered into any closing agreement relating to Taxes, filed any amended Tax Return, settled or consented to any claim or assessment relating to Taxes, incurred any obligation to make any payment of, or in respect of, any Taxes, except in the ordinary course of business, or agreed to extend or waive the statutory period of limitations for the assessment or collection of Taxes;

(k) paid, loaned, modified or advanced any amount to, or sold, transferred or leased any material properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any material agreement or arrangement with, any of their respective officers, directors or stockholders or any affiliate or associate of any of their officers, directors or stockholders, except for directors’ fees, expense reimbursements in the ordinary course and compensation to officers at rates not inconsistent with the Company’s past practice;

(l) written-down the value of any inventory (including write-downs by reason of shrinkage or mark-down) or assets, or written off as uncollectible any notes or accounts receivable in excess of $500,000 in the aggregate;

(m) suffered any material impairment of any Company Intellectual Property (as defined in Section 2.15 below) or any material adverse change in any Company Intellectual Property licensed from a third party, in each case, other than in the ordinary course of business consistent with past practice;

(n) granted, issued, accelerated, paid, accrued or agreed to pay or make any accrual or arrangement for payments or benefits pursuant to any Company Employee Plans (as defined in Section 2.16(a) below) except in accordance with the terms of the respective Company Employee Plans, or adopted any Company Employee Plan, or amended any Company Employee Plan in any material respect, except in the ordinary course of business consistent with past practice; or

(o) authorized or agreed, whether in writing or otherwise, to take any action described in this Section 2.8.

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2.9.	Absence of Undisclosed Liabilities.

As of the date hereof, except (a) as disclosed in the Company Balance Sheet, (b) for liabilities and obligations incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date which do not, in the aggregate, materially increase the amount of such type of liabilities reflected on the Company Balance Sheet, or (c) as set forth on Section 2.9 of the Company Disclosure Schedule, neither the Company nor its subsidiaries has any liabilities or obligations of any nature (whether absolute, accrued, fixed, contingent or otherwise) that are material to the financial condition of the Company and its subsidiaries, taken as a whole.

2.10.	Compliance with Laws.

The business of the Company and its subsidiaries has been operated in compliance with all Laws applicable thereto, except for any instances of non-compliance which could not reasonably be expected to have a Company Material Adverse Effect.

2.11.	Permits.

Each of the Company and its subsidiaries has all material permits, certificates, licenses, approvals and other authorizations required in connection with the operation of its business, including those required under regulatory Laws and those required by state, city or local liquor licensing boards, agencies or other similar entities (collectively, “Company Permits”). Neither the Company nor any of its subsidiaries is in material violation of any Company Permit. No proceedings are pending or, to the knowledge of the Company, threatened to revoke or limit any Company Permit except, in each case, those the absence or violation of which could not reasonably be expected to have a Company Material Adverse Effect.

2.12.	Litigation.

Except as disclosed in Section 2.12 of the Company Disclosure Schedule, as of the date hereof, there is no private or governmental action, suit, proceeding, claim, arbitration or investigation (“Litigation”) pending before any agency, arbitrator, mediator, court or tribunal, foreign or domestic, or, to the knowledge of the Company, threatened against the Company, its subsidiaries or any of their properties or, to the knowledge of the Company, any of their officers or directors (in their capacities as such). As of the date hereof, there is no judgment, decree or order against the Company or its subsidiaries or, to the knowledge of the Company, any of their directors or officers (in their capacities as such) that would prevent, enjoin or materially alter or delay any of the Transactions. Except as disclosed in Section 2.12 of the Company Disclosure Schedule, as of the date hereof there is no Litigation that the Company or its subsidiaries have pending against other parties.

2.13.	Restrictions on Business Activities.

Except as disclosed in Section 2.13 of the Company Disclosure Schedule, there is no agreement, judgment, injunction, order or decree binding upon the Company or any of its subsidiaries which has or could reasonably be expected to have the effect of prohibiting or impairing in any material respect any current business practice of the Company or any of its subsidiaries, any acquisition of property by the Company or any of its subsidiaries, the conduct of business by the Company or any of its subsidiaries as currently conducted, or restricting in any material respect the ability of the Company or any of its subsidiaries from engaging in business or from competing with other parties.

2.14.	Material Contracts.

(a) Except as filed as an exhibit to the Company SEC Reports filed before the date of this Agreement or as set forth in Section 2.14 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is a party to or bound by any:

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(i) employment agreement pursuant to which an employee is entitled to receive a base salary in excess of $100,000 per year (other than those that are terminable at will by the Company or such subsidiary without cost, payment or penalty);

(ii) contract, whether as licensor or licensee, for the license of any patent, know-how, trademark, trade name, service mark, copyright or other intangible asset that provides for payments by or to the Company or such subsidiary in excess of $100,000 per year (other than licenses of commercial off-the-shelf computer software);

(iii) loan or guaranty agreement, indenture or other instrument, contract or agreement under which in excess of $100,000 has been borrowed or loaned or any note, bond or other evidence of indebtedness in excess of $100,000 has been issued, other than guarantees by the Company of real property leases of certain of its subsidiaries;

(iv) mortgage, security agreement, conditional sales contract, capital lease or similar agreement with total payments in excess of $100,000 per year or that effectively creates a lien, encumbrance or security interest on any material assets of the Company or any of its subsidiaries;

(v) contract restricting the Company or any of its subsidiaries in any material respect from engaging in business or from competing with any other parties, including, but not limited to, geographic limitations on the Company’s or any of its subsidiaries’ activities;

(vi) written agreement relating to the reorganization or merger of the Company or any subsidiary that has not been consummated as of the date hereof;

(vii) material partnership or joint venture agreement;

(viii) collective bargaining agreement;

(ix) contract that is a “material contract” (as defined in Item 601(b)(10) of Regulation S-K under the Securities Act);

(x) restaurant services, management, royalty or similar agreement with total payments by the Company or any subsidiary in excess of $100,000 per year, other than intercompany agreements among the Company and/or one or more of its subsidiaries;

(xi) agreements relating to the acquisition of any material assets or relating to the merger or consolidation of the Company or any of its subsidiaries with any other entity that have (A) not been consummated as of the date hereof or (B) that, if consummated as of the date hereof, have any remaining outstanding monetary obligations in excess of $100,000;

(xii) investment banking agreement of any kind or nature whatsoever;

(xiii) other contracts (other than those listed in clauses (i) through (xii) above) (A) with a term longer than one (1) year from the date hereof that involve payments by the Company and/or any of its subsidiaries in excess of $100,000 per year; or (B) with a term less than one (1) year from the date hereof that involve payments by the Company and/or any of its subsidiaries in excess of $200,000, that are not terminable without premium or penalty on less than 30 days’ notice;

(xiv) agreements or insurance policies providing for indemnification of any officer or director of the Company or any of its subsidiaries, other than the existing directors’ and officers’ insurance policy and the Certificate of Incorporation and Bylaws or other organizational documents, as currently in effect, of the Company and each of its subsidiaries; or

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(xv) agreements evidencing a loan to any officer or director of the Company or any of its subsidiaries, other than advances for expenses pursuant to the Company’s standard expense reimbursement policies.

All of the foregoing, together with the Company Leases, any material agreements related to Company Intellectual Property, and the Franchise Agreements, are collectively called “Company Material Contracts.”

(b) All such Company Material Contracts are in full force and effect and are valid and binding obligations of the Company or its subsidiaries and enforceable against the Company or its subsidiaries in accordance with their respective terms, subject to the Enforceability Exceptions. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any other party to any Company Material Contract is in breach of or in default under any of the Company Material Contracts, except for such breaches or defaults that have not had and could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. True and complete copies of all written Company Material Contracts and true and correct summaries of all oral Company Material Contracts have been delivered or made available to Purchaser.

2.15.	Intellectual Property.

Except as set forth in Section 2.15 of the Company Disclosure Schedule, each of the Company and its subsidiaries owns, or holds adequate licenses or other rights to use, all material (i) patents, patent applications and statutory invention registrations, (ii) trademarks, service marks, trade dress, logos, trade names, corporate names, domain names and other source identifiers, and registrations and applications for registration thereof, (iii) copyrightable works, copyrights and registrations and applications for registration thereof, including, without limitation, software, recipes, menus, operation manuals, marketing materials, architectural designs and layouts, (iv) confidential and proprietary information, including, without limitation, trade secrets, customer lists, vendor and supply lists, know-how and processes, and (v) rights of publicity and privacy related to the use of names, likenesses, voice, signatures and biographical information of real persons, in each case necessary for their respective businesses as now conducted by them (the “Company Intellectual Property”), and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with, and, to the Company’s knowledge, there are no infringements of or conflicts with, the rights of others with respect to the use of any of the Company Intellectual Property that, in either such case, has had or could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

2.16.	Employee Benefit Plans.

(a) Section 2.16(a) of the Company Disclosure Schedule lists, with respect to the Company and its subsidiaries and any trade or business (whether or not incorporated) which is treated as a single employer with the Company and its affiliates within the meaning of Sections 414(b), (c), (m) or (o) of the Code (an “ERISA Affiliate”), (i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), (ii) loans to officers and directors, other than advances for expenses reimbursements incurred in the ordinary course of business, and any stock option, stock purchase, “phantom” stock, stock appreciation right, supplemental retirement, severance, sabbatical, medical, dental, vision care, disability, employee relocation, cafeteria (Code Section 125), health flexible spending, dependent care (Code Section 129), life insurance or accident insurance plans, programs, agreements or arrangements not disclosed under Section 2.16(a)(i) above, (iii) all material bonus, pension, profit sharing, savings, deferred compensation or incentive plans, programs, agreements or arrangements not disclosed under Sections 2.16(a)(i) or 2.16(a)(ii) above, (iv) other material fringe or employee benefit plans, programs, agreements or arrangements of the Company and its subsidiaries (including long term care plans) and (v) any current or former employment, change of control, retention or executive compensation or severance agreements, written or otherwise, as to which unsatisfied obligations of the Company or any of its affiliates remain for the benefit of, or relating to, any present or former employee, consultant or director of the Company or any of its subsidiaries (together, the “Company Employee Plans”).

(b) The Company has made available to Purchaser a copy of each of the Company Employee Plans and other plan-related documents (including trust documents, insurance policies or contracts, employee booklets, summary plan descriptions and other authorizing documents, and any material employee communications required under Part 1 of ERISA and relating thereto) and has, with respect to each Company Employee Plan which is subject to ERISA reporting requirements, provided copies of the Form 5500 reports filed for the most recent three (3) plan years. Any Company Employee Plan intended to be qualified under Section 401(a) of the Code has either obtained from the Internal Revenue Service (“IRS”) a favorable determination letter as to its qualified status under the Code, including all amendments to the Code effected by the Economic Growth and Tax Relief Reconciliation Act of 2001 and related guidance and subsequent Law and regulatory changes, has timely applied to the IRS for such a determination letter prior to the expiration of the requisite period under applicable Treasury Regulations or IRS pronouncements in which to apply for such determination letter and to make any amendments necessary to obtain a favorable determination, or has been established under a standardized prototype plan for which an IRS opinion letter has been obtained by the plan sponsor and is valid as to the adopting employer. The Company has also made available to Purchaser the most recent IRS determination, notification, advisory or opinion letter, as appropriate, issued with respect to each such Company Employee Plan, and, to the Company’s knowledge, nothing has occurred since the issuance of each such letter which could reasonably be expected to cause the loss of the tax-qualified status of any Company Employee Plan subject to Code Section 401(a).

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(c) There has been no “prohibited transaction,” as such term is defined in Sections 406 or 407 of ERISA and Section 4975 of the Code, by the Company or, to the knowledge of the Company, by any trusts created thereunder or any trustee or administrator thereof, with respect to any Company Employee Plan. Each Company Employee Plan has been administered in accordance with its terms and in compliance with the requirements prescribed by any and all applicable Laws (including ERISA and the Code), except as could not reasonably be expected to have, in the aggregate, a Company Material Adverse Effect, and the Company and each ERISA Affiliate have performed all material obligations required to be performed by them under, are not in any material respect in default under or violation of, and have no knowledge of any material default or violation by any other party to, any of the Company Employee Plans. To the Company’s knowledge, neither the Company nor any of its subsidiaries is subject to any liability or penalty under Sections 4976 through 4980 of the Code or ERISA with respect to any of the Company Employee Plans. All contributions and premiums required to be made by the Company or any ERISA Affiliate to any Company Employee Plan have been made on or before their due dates. Each Company Employee Plan can be amended, terminated or otherwise discontinued in accordance with its terms. With respect to each Company Employee Plan subject to ERISA, the Company has prepared in good faith and timely filed all requisite material governmental reports (which were true and correct in all material respects as of the date filed) and has in good faith and timely filed and distributed or posted all material notices and reports to employees required to be filed, distributed or posted with respect to each such Company Employee Plan. No suit, administrative proceeding, action or other litigation has been brought, or to the knowledge of the Company is threatened, against or with respect to any such Company Employee Plan, including any audit or inquiry by the IRS or United States Department of Labor, other than routine claims for benefits.

(d) With respect to each Company Employee Plan, the Company and its affiliates have complied with (i) the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) and the regulations thereunder, (ii) the applicable requirements of the Family Medical and Leave Act of 1993 and the regulations thereunder and (iii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996 and the regulations thereunder, except where the failure to comply with the applicable requirements of such laws and regulations could not reasonably be expected to have a Company Material Adverse Effect.

(e) Except as disclosed in Section 2.16(e) of the Company Disclosure Schedule, the consummation of any of the Transactions will not (i) entitle any current or former employee, director or consultant of the Company or its subsidiaries to any payment (whether of severance pay, unemployment compensation, golden parachute, bonus or otherwise), (ii) accelerate, forgive indebtedness, vest, distribute, or increase benefits or obligation to fund benefits with respect to any employee, former employee or director of the Company, or (iii) accelerate the time of payment or vesting of any Company Options, or increase the amount of compensation due any such employee, former employee, director or consultant.

(f) Except as set forth on Section 2.16(f) of the Company Disclosure Schedule, no amounts payable under any of the Company Employee Plans or any other contract, agreement or arrangement with respect to which the Company may have any liability will not be deductible for federal income tax purposes by virtue of Section 162(m) or Section 280G of the Code. None of the Company Employee Plans contains any provision requiring a gross-up pursuant to Section 280G of the Code or similar tax provisions.

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(g) Except as set forth on Section 2.16(g) of the Company Disclosure Schedule, no Company Employee Plan maintained by the Company or its subsidiaries provides benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former employees of the Company or its subsidiaries after retirement or other termination of service (other than (i) coverage mandated by COBRA, (ii) death benefits or retirement benefits under any Company Employee Plan that is an “employee pension benefit plan,” as that term is defined in Section 3(2) of ERISA, that has been disclosed under this Section 2.16, or (iii) benefits, the full cost of which is borne by the current or former employee (or beneficiary thereof)).

(h) There has been no amendment to, written or oral interpretation or announcement by the Company or any ERISA Affiliate relating to, or change in participation or coverage under, any Company Employee Plan which would materially increase the expense of maintaining such Plan above the level of expense incurred with respect to that Plan for the most recent fiscal quarter included in the Company Financials.

(i) Neither the Company nor any ERISA Affiliate has any liability with respect to any (i) employee pension benefit plan (within the meaning of Section 3(2) of ERISA) which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code or (ii) “multiemployer plan” as defined in Section 3(37) of ERISA.

(j) Section 2.16(j) of the Company Disclosure Schedule sets forth each written employment, compensation and employee benefit plan, program or arrangement known to the Company with respect to persons with no U.S. source income, as defined in Section 862 of the Code, and who provide or have provided services to the Company and its affiliates and any trade or business (whether or not incorporated) which is treated as a single employer with the Company and its affiliates within the meaning of Sections 414(b), (c), (m) or (o) of the Code.

(k) Except as otherwise disclosed in Section 2.16(k) of the Company Disclosure Schedule, none of the Company, any of its subsidiaries or any ERISA Affiliate has granted, or is a party to any contract that grants, any compensation, equity award or bonus that constitutes deferred compensation within the meaning of Section 409A of the Code. None of the Company, any of its subsidiaries or any ERISA Affiliate has any liability, or other obligation, to make any payments or issue any equity award or bonus that constitutes deferred compensation within the meaning of Section 409A of the Code. None of the Company, any of its subsidiaries or any ERISA Affiliate sponsors, maintains or administers any benefit plan, contract or arrangement that constitutes, in whole or in part, a deferred compensation plan within the meaning of Section 409A of the Code.

2.17.	Taxes and Returns.

(a) Except as set forth on Section 2.17(a) of the Company Disclosure Schedule, the Company has timely filed, or caused to be timely filed, all material Tax Returns (as defined in Section 2.17(p) below) required to be filed by it and its subsidiaries under applicable laws and regulations. All such Tax Returns were correct and complete in all material respects and were prepared in substantial compliance with all applicable laws and regulations. All material Taxes (as defined in Section 2.17(p) below) due and owing by the Company or any of its subsidiaries (whether or not shown on any Tax Return) have been paid. Neither the Company nor any of its subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return. Except as set forth on Section 2.17(a) of the Company Disclosure Schedule, no claim has been made in writing within the six years immediately preceding the date hereof by a Governmental Authority in a jurisdiction where the Company or any of its subsidiaries does not file Tax Returns that the Company or any of its subsidiaries is or may be subject to taxation by that jurisdiction. The Company and each of its subsidiaries has paid, collected or withheld, or caused to be paid, collected or withheld, all material Taxes required to be paid, collected or withheld (whether or not any such Taxes were shown on any Tax Return).

(b) The unpaid Taxes of the Company and its subsidiaries did not, as of the date of the most recent Company Financials, exceed by a material amount the reserve or accrual for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the most recent Company Financials (rather than in any notes thereto). Since the date of the most recent Company Financials, neither the Company nor any of its subsidiaries has incurred any liability for Taxes arising from extraordinary gains or losses, as that term is used in GAAP, outside the ordinary course of business consistent with past custom and practice.

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(c) Except as set forth on Section 2.17(c) of the Company Disclosure Schedule, there are no outstanding requests by the Company or any of its subsidiaries for any extension of time within which to file any Tax Return or within which to pay any Taxes shown to be due on any return. There are no liens for material amounts of Taxes on the assets of the Company or any of its subsidiaries, except for statutory liens for current Taxes not yet due and payable.

(d) Except as set forth on Section 2.17(d) of the Company Disclosure Schedule, there are no outstanding claims or assessments pending against the Company or any of its subsidiaries for any alleged material deficiency in any Tax claimed or raised by any Governmental Authority in writing. Neither the Company nor any of its subsidiaries has any outstanding waivers of any statute of limitations in respect of Taxes or has agreed to any extension of time with respect to a Tax assessment or deficiency.

(e) Neither the Company nor any of its subsidiaries has distributed stock of another person, or, to the knowledge of the Company, has had its stock distributed by another person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.

(f) The Company (i) is a domestic corporation as defined in 7701(a)(4) of the Code and (ii) has never been a member of any consolidated, combined, unitary or affiliated group of corporations for any Tax purpose other than a group of which the Company is or was the common parent corporation. Neither the Company nor any of its subsidiaries has any material liability for the Taxes of any person or entity (other than the Company or any of its subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of Law), as a transferee or successor, by contract or otherwise.

(g) Except as set forth on Section 2.17(g) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting for a taxable period ending on or prior to the Closing Date; (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date; (iii) intercompany transactions or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law); (iv) installment sale or open transaction disposition made on or prior to the Closing Date; or (v) prepaid amount received on or prior to the Closing Date.

(h) Except as set forth on Section 2.17(h) of the Company Disclosure Schedule, as of the date hereof, neither the Company nor any of its subsidiaries is being audited by any taxing authority or, to the knowledge of the Company, has been notified by any tax authority that any such audit is contemplated or pending.

(i) Neither the Company nor any of its subsidiaries is or has been a beneficiary or has otherwise participated in: (i) any reportable transaction within the meaning of Treasury Regulation § 1.6011-4(b)(1); (ii) any transaction that was required to be registered as a “tax shelter” pursuant to Section 6111 of the Code; or (iii) any transaction subject to comparable provisions of state law.

(j) Each of the Company and its subsidiaries have disclosed on their federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code.

(k) None of the assets of the Company or any of its subsidiaries constitutes tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code and none of the assets reflected on the Company Financials or the Company Balance Sheet will be subject to a safe harbor lease within the meaning of Section 168(f)(8) of the Code, as in effect prior to amendment by the Tax Equity and Fiscal Responsibility Act of 1982.

(l) Except as set forth on Section 2.17(l) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is a party to any Tax sharing agreement.

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(m) Except as set forth on Section 2.17(m) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is a party to any joint venture, partnership or other arrangement that is treated as a partnership or disregarded entity for federal income tax purposes.

(n) Except as set forth on Section 2.17(n) of the Company Disclosure Schedule, correct and complete copies of all federal income Tax Returns filed by the Company or any of its subsidiaries (including any predecessors) for each of the last three (3) years, together with all schedules and attachments thereto, have been delivered or made available to Purchaser. Copies of examination reports, and statements of deficiencies assessed against, or agreed to by the Company or any of its subsidiaries with respect to such Tax Returns or any other Tax Returns filed covering the taxable years of those Tax Returns have been delivered or made available to Purchaser. None of such Tax Returns has been audited or is currently the subject of an audit by a Governmental Authority.

(o) The Company has delivered or made available to Purchaser a tax basis balance sheet for the Company and its subsidiaries as of June 13, 2006 that is true and correct in all material respects. Section 2.17(o) of the Company Disclosure Schedule lists and contains an accurate and complete description of the net operating and capital loss carryforwards for the Company and each of its subsidiaries (including any limitations of such net operating or capital loss carryforwards under Code Sections 382, 383 or 384 of the Treasury Regulations).

(p) For purposes of this Agreement, the term “Tax” or “Taxes” shall mean any tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, imposed by any Governmental Authority (including, but not limited to, any federal, state, local, foreign or provincial income, gross receipts, real property, personal property, sales, use, registration, license, excise, severance, stamp, profits, franchise, employment, payroll, occupation, windfall profits, environmental, capital stock, withholding, social security (or similar), unemployment, disability, estimated, alternative or added minimum, ad valorem, transfer or excise tax) together with any interest, addition or penalty imposed thereon, whether disputed or not and including any obligations to indemnify or otherwise assume or succeed to the Tax liability of any other person. The term “Tax Return” shall mean any report, return or other information statement (including any attached schedules or any amendments to such report, return or other information statement) required to be supplied to or filed with a Governmental Authority with respect to any Tax, including an information return, claim for refund, amended return or declaration of estimated Tax.

2.18.	Finders and Investment Bankers.

Except as set forth in Section 2.18 of the Company Disclosure Schedule, the Company has not employed any broker or finder or otherwise incurred any liability for any brokerage fees, commissions or finders’ fees in connection with the Transactions. Section 2.18 of the Company Disclosure Schedule sets forth the amount of any brokerage fees, commissions or finders’ fees payable in connection with the Transactions.

2.19.	Fairness Opinion.

The Company has received from each of North Point Advisors LLC and Thomas Weisel Partners LLC, its financial advisors, a written opinion addressed to it for inclusion in the Proxy Statement (as defined in Section 4.4(a)) to the effect that the consideration to be received in the Transactions by the Company’s stockholders is fair to the Company’s stockholders (other than Purchaser, Merger Sub, Purchase Sub and their respective affiliates) from a financial point of view.

2.20.	Insurance.

Section 2.20 of the Company Disclosure Schedule sets forth a true and complete list of all material insurance policies carried by, or covering, (i) the Company or any of its subsidiaries with respect to each of their business, assets and properties and (ii) the directors and officers of the Company or its subsidiaries. The Company and its subsidiaries maintain insurance policies in such amounts as the Company believes are adequate for its business. Each insurance policy set forth on Section 2.20 of the Company Disclosure Schedule is in full force and effect and all premiums due thereon have been paid in full. The Company has delivered, or has caused to be delivered, or made available, or caused to be made available, to Purchaser true, correct and complete copies of each of the insurance policies and all self-insurance programs or policies relating to the Company and its subsidiaries that are currently in effect. With respect to each such insurance policy, neither the Company nor any of its subsidiaries, nor to the knowledge of the Company, any other party to the policy, is in material breach or default thereunder. Neither the Company nor any of its subsidiaries has received any written notice of cancellation or termination of any such policy or refusal of coverage thereunder.

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2.21.	Vote Required; Ownership of Purchaser Capital Stock.

(a) The affirmative vote of the holders of a majority of the outstanding shares of Common Stock (the “Company Stockholder Approval”) to approve the Merger and the Transfers is the only vote of the holders of any class or series of the Company’s capital stock necessary to approve the Transactions.

(b) Other than any actions described in Section 2.21(a), the Company has taken all actions necessary under the DGCL to approve this Agreement and the Transactions. The Board, at a meeting duly called and held, has unanimously approved this Agreement and the Transactions.

2.22.	Title to Properties.

Section 2.22 of the Company Disclosure Schedule sets forth a complete list of all material real property owned in fee by the Company and its subsidiaries and sets forth all material real property leased by the Company and its subsidiaries as lessee as of the date hereof (such owned and leased material real property, including all improvements thereon, referred to collectively as the “Company Real Property”). The Company has heretofore furnished or made available to Purchaser true and correct copies of all leases, subleases and other occupancy or use agreements concerning the material real property leased by the Company or any of its subsidiaries (the “Company Leases”). All such Company Leases are in full force and effect and are valid and binding obligations of the Company or its subsidiaries and enforceable against the Company or its subsidiaries in accordance with their respective terms, subject to the Enforceability Exceptions. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any other party to any Company Lease is in breach of or in default under any of the Company Leases, except for such breaches or defaults that have not had and could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company Real Property set forth in Section 2.22 of the Company Disclosure Schedule comprises all of the material real property necessary and/or currently used in the operations of the business of the Company and its subsidiaries. The Company and its subsidiaries have good and valid title to, or, as to Company Real Property designated as leased, a valid leasehold interest in, all of the Company Real Property. The Company Real Property is free of Encumbrances, except for: (a) liens with respect to Taxes either not due or being diligently contested in appropriate proceedings; (b) mechanics’, materialmen’s or similar statutory liens for amounts not yet due or being diligently contested in appropriate proceedings; (c) the terms and conditions of the lease creating the leaseholds; and (d) other exceptions with respect to title to the Company Real Property (including easements of public record) that do not and would not materially interfere with the current and currently intended use of such Company Real Property (clauses, (a), (b), (c) and (d) being referred to herein as “Permitted Encumbrances”); and the consummation of the Transactions will not create any Encumbrance (other than Permitted Encumbrances) on any of the Company Real Property. The Company and its subsidiaries enjoy undisturbed possession under all leases of Company Real Property, except for such breaches of the right to undisturbed possession that do not materially interfere with the ability of the Company and its subsidiaries to conduct their business on such property.

2.23.	Employee Matters.

(a) Except as set forth on Section 2.23(a) of the Company Disclosure Schedule, as of the date hereof, there are no labor or employment claims, grievances, arbitration demands, actions, suits or disputes pending or, to the Company’s knowledge, threatened involving the Company or any of its subsidiaries and any of their employees or former employees, other than those that could not reasonably be expected to have a Company Material Adverse Effect. Except as set forth on Section 2.23(a) of the Company Disclosure Schedule, there has been: (i) to the knowledge of the Company, no labor union organizing or attempting to organize any employee of the Company or any of its subsidiaries into one or more collective bargaining units; and (ii) no labor dispute, strike, work slowdown, work stoppage, picketing, or lock out or other collective labor action by or with respect to any employees of the Company or any of its subsidiaries pending or occurring within the past three (3) years, or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries. Except as set forth on Section 2.23(a) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is a party to, or bound by, any collective bargaining agreement or other agreement with any labor organization applicable to the employees of the Company or any of its subsidiaries and no such agreement is currently being negotiated.

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(b) The Company and its subsidiaries (i) are in compliance in all material respects with all applicable Laws, regulations, policies and procedures, and collective bargaining and other contractual obligations respecting employment and employment practices, terms and conditions of employment, including all such obligations relating to health and safety, discrimination, harassment, immigration, compensation, and wages and hours, and are not engaged in any unfair labor practice, (ii) are not liable in any material respect for any arrears of wages or any penalty for failure to comply with any of the foregoing and (iii) are not liable for any material payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the ordinary course of business and consistent with past practice).

(c) To the Company’s knowledge, no employee of the Company or any of its subsidiaries has provided or is providing information to any law enforcement agency regarding the commission or possible commission of any crime or the violation or possible violation of any applicable Law involving the Company or any of its subsidiaries. None of the Company, any of its subsidiaries or, to the Company’s knowledge, any officer, employee, contractor, subcontractor or agent of the Company or any of its subsidiaries has discharged, demoted, suspended, threatened, harassed or in any other manner discriminated against an employee of the Company or any of its subsidiaries in the terms and conditions of employment because of any act of such employee described in 18 U.S.C. Section 1514A(a).

(d) Neither the Company nor any of its subsidiaries: (A) has effected during the past three (3) years, or currently intends to effect, any mass layoff of employees, as defined under the Workers Adjustment and Retraining Notification Act (“WARN”) (or other similar state law); or (B) has implemented during the past three (3) years, or currently intends to implement, any early mass retirement or mass separation program.

2.24.	Environmental Matters.

Except as set forth in Section 2.24 of the Company Disclosure Schedule or as could not reasonably be expected to result in a Company Material Adverse Effect:

(a) Neither the Company nor any of its subsidiaries is the subject of any federal, state, local or foreign investigation, decree, order or judgment, and neither the Company nor any of its subsidiaries has received any written notice or claim, or entered into any negotiations or agreements with any person, relating to any liability or remedial action under any applicable Environmental Laws;

(b) The Company and its subsidiaries have complied and currently comply with all Environmental Laws;

(c) Neither the Company nor any of its subsidiaries has manufactured, treated, stored, disposed of, arranged for or knowingly permitted the disposal of, generated, handled or released any Hazardous Substance or owned or operated any property or facility in a manner that has given or would reasonably be expected to give rise to any liability under Environmental Laws;

(d) No Hazardous Substances have been released or, to the knowledge of the Company, otherwise come to be located at any property or facility owned, operated or used by on behalf of the Company or any of its subsidiaries in a manner that is in violation of any Environmental Law or that has given or would reasonably be expected to give rise to any liability under Environmental Laws; and

(e) The Company and each of its subsidiaries holds and is in compliance with all Company Permits required to conduct its business and operations under all applicable Environmental Laws.

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(f) “Environmental Laws” means any and all applicable federal, state or local statutes, regulations, ordinances, codes, decrees, permits or other legally enforceable requirement (including common law) of any foreign government, the United States, or any state, local, municipal or other governmental entity, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment (including indoor air, ambient air, surface water, groundwater, land surface, subsurface strata, or plant or animal species) or human health as affected by the environment or Hazardous Substances (including employee health and safety).

“Hazardous Substance” means all explosive or radioactive substances, materials or wastes, hazardous or toxic substances, materials or wastes, friable asbestos, friable asbestos-containing materials, toxic mold, pollutants and contaminants (including petroleum or any fraction thereof) and all other substances, materials or wastes that are regulated pursuant to any applicable Environmental Law.

2.25.	Proxy Statement.

The Proxy Statement will not, on the date the Proxy Statement (or any amendment or supplement thereto) is first mailed to stockholders of the Company, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading or, at the time of the Special Meeting (as defined herein), omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Special Meeting which shall have become false or misleading in any material respect. The Proxy Statement will comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to information supplied in writing by or on behalf of Purchaser or Merger Sub which is contained in the Proxy Statement.

2.26.	Franchise Matters.

(a) Section 2.26(a) of the Company Disclosure Schedule sets forth all currently-effective oral and written franchise agreements, license agreements, subfranchise agreements, sublicense agreements, master franchise agreements, development agreements, market development agreements, and reserved area agreements (each a “Franchise Agreement” and, collectively, the “Franchise Agreements”), to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound, which grants or purports to grant to a Franchisee the right to operate or license others to operate or to develop within a geographic area any of the following: “Lone Star Steakhouse & Saloon” restaurants; “Del Frisco Double Eagle Steakhouse” restaurants; “Sullivan’s Steakhouse” restaurants; or “Texas Land & Cattle” restaurants (each a “Franchised Restaurant”). True and complete copies of all Franchise Agreements have been delivered or made available to Purchaser.

(b) Except as set forth on Section 2.26(b) of the Company Disclosure Schedule, no person holds any option or right to acquire from the Company or any of its subsidiaries any Franchise Agreements. For purposes of this Agreement, a “Franchisee” is a person other than the Company or its subsidiaries that is granted a right (whether directly by the Company or one of its subsidiaries or by another Franchisee) to operate or license others to operate or to develop within a geographic area a Franchised Restaurant.

(c) With respect to all terminations (including expirations without renewal) of Franchise Agreements since January 1, 2004, the Company and each of its subsidiaries have complied in all material respects with all applicable Laws. Since January 1, 2004, neither the Company nor any of its subsidiaries has offered or sold a Franchise Agreement except in material compliance with all applicable Laws.

(d) Except as set forth on Section 2.26(d) of the Company Disclosure Schedule, none of the Company or any of its subsidiaries has previously registered to offer and sell franchises in any jurisdiction, foreign or domestic. Neither the Company nor any of its subsidiaries is subject to any currently effective order, injunction, or similar mandate with respect to the offer or sale of Franchise Agreements in any jurisdiction. There are no proceedings pending (or to the knowledge of the Company, threatened) against the Company or any of its subsidiaries alleging failure to comply with any franchise registration laws or franchise relationship laws of any jurisdiction.

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(e) Except as may be granted by operation of Law or as set forth on Section 2.26(e) of the Company Disclosure Schedule, no Franchisee has a protected territory, exclusive territory, right of first refusal, option, or other similar arrangement with respect to a Franchised Restaurant. Except as set forth on Section 2.26(e) of the Company Disclosure Schedule, no person currently holds any right or option to operate, develop, or locate a Franchised Restaurant, or to exclude the Company, its subsidiaries, or others from operating or licensing a third party to operate a Franchised Restaurant, in any geographic area.

(f) All the Franchise Agreements are in full force and effect and are valid and binding obligations of the Company or its subsidiaries and enforceable against the Company or its subsidiaries in accordance with their respective terms, subject to the Enforceability Exceptions. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any other party to any Franchise Agreement is in breach of or in default under any of the Franchise Agreements, except for such breaches or defaults that have not had and could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(g) The Company and its subsidiaries have no currently-effective contracts with any formal or informal franchisee association or group of franchisees regarding any Franchise Agreement or franchise operational matter.

2.27.	Transactions with Affiliates.

All transactions, agreements, arrangements or understandings between the Company or any of its subsidiaries, on the one hand, and the Company’s affiliates or other persons, on the other hand (an “Affiliate Transaction”), that are required to be disclosed in the Company SEC Reports in accordance with Item 404 of Regulation S-K under the Securities Act have been so disclosed. There have been no Affiliate Transactions that are required to be disclosed pursuant to Item 404 of Regulation S-K which have not already been disclosed in the Company SEC Reports.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby represents and warrants to the Company as follows:

3.1.	Due Organization and Good Standing.

Each of Purchaser and Merger Sub is a corporation or limited liability company duly formed, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite corporate or limited liability company power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Purchaser has heretofore made available to the Company accurate and complete copies of the organizational documents, as currently in effect, of Purchaser and Merger Sub.

3.2.	Authorization; Binding Agreement.

Purchaser and Merger Sub have all requisite corporate or limited liability company power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution and delivery of this Agreement and the consummation of the Transactions have been duly and validly authorized by the respective boards of directors, or other governing bodies, of Purchaser and Merger Sub, as appropriate, and no other corporate or limited liability company proceedings on the part of Purchaser or Merger Sub are necessary to authorize the execution and delivery of this Agreement or to consummate the Transactions (other than the requisite approval by the sole stockholder of Merger Sub of this Agreement and the Transactions). This Agreement has been duly and validly executed and delivered by each of Purchaser and Merger Sub and constitutes the legal, valid and binding agreement of each of Purchaser and Merger Sub, enforceable against each of Purchaser and Merger Sub in accordance with its terms, subject to the Enforceability Exceptions.

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3.3.	Governmental Approvals.

No Consent from or with any Governmental Authority on the part of Purchaser or Merger Sub is required to be obtained or made in connection with the execution or delivery by Purchaser or Merger Sub of this Agreement or the consummation by Purchaser or Merger Sub of the Transactions other than (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the DGCL, (ii) filings with the SEC, state securities laws administrators and the National Association of Securities Dealers, Inc. (the “NASD”), (iii) pursuant to the HSR Act, and (iv) those Consents that, if they were not obtained or made, could not reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of Purchaser and its subsidiaries, taken as a whole, or the ability of Purchaser or Merger Sub to consummate any of the Transactions, except in each case for any such effects resulting from, arising out of or relating to (a) the taking of any action or incurring of any expense in connection with this Agreement or any of the Transactions or (b) any action taken by the Company or any of its affiliates (“Purchaser Material Adverse Effect”).

3.4.	No Violations.

The execution and delivery of this Agreement, the consummation of the Transactions and the compliance by Purchaser and Merger Sub with any of the provisions hereof will not (i) conflict with or result in any breach of any provision of the organizational documents of Purchaser or Merger Sub, (ii) require any Consent under or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any agreement or other instrument to which Purchaser or Merger Sub is a party or by which its assets are bound, (iii) result in the creation or imposition of any Encumbrance upon any of the assets of Purchaser or Merger Sub or (iv) subject to obtaining the Consents from Governmental Authorities referred to in Section 3.3 hereof, contravene any Law to which Purchaser or Merger Sub or any of their respective assets or properties is subject, except, in the case of clauses (ii), (iii) and (iv) above, for any deviations from the foregoing which could not reasonably be expected to have a Purchaser Material Adverse Effect.

3.5.	Finders and Investment Bankers.

Other than Piper Jaffray & Co., neither Purchaser nor Merger Sub has employed any broker or finder or otherwise incurred any liability for any brokerage fees, commissions or finders’ fees in connection with the Transactions.

3.6.	Disclosures.

The information supplied by Purchaser or Merger Sub for inclusion in the Proxy Statement will not, on the date the Proxy Statement (or any amendment or supplement thereto) is first mailed to stockholders of the Company, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading or, at the time of the Special Meeting, omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Special Meeting which shall have become false or misleading in any material respect. Notwithstanding the foregoing, Purchaser and Merger Sub make no representation or warranty with respect to any information supplied in writing by or on behalf of the Company which is contained in the Proxy Statement or any amendment or supplement thereto.

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3.7.	Financing.

At the Transfer Closing Date and the Closing Date, Purchaser and Merger Sub will have sufficient cash and cash equivalent resources available to pay the aggregate Stock Purchase Amount and Merger Consideration pursuant to the Transactions.

3.8.	Litigation.

There is no Litigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Purchaser, threatened against Purchaser, its subsidiaries or any of their properties or, to the knowledge of Purchaser, any of their officers or directors (in their capacities as such) that would prevent, enjoin or materially alter or delay any of the Transactions. There is no judgment, decree or order against Purchaser or its subsidiaries or, to the knowledge of Purchaser, any of their directors or officers (in their capacities as such) that would prevent, enjoin or materially alter or delay any of the Transactions.

3.9.	No Prior Activities.

Except for obligations or liabilities incurred in connection with its incorporation or organization or the negotiation and consummation of this Agreement and the Transactions, Merger Sub has not incurred any obligations or liabilities, engaged in any business or activities of any type or kind whatsoever or entered into any agreements or arrangements with any person or entity.

The Shares owned, whether beneficially or of record, by Purchaser, Merger Sub and their respective affiliates do not constitute as of the date hereof more than 10% of the issued and outstanding Shares.

3.10.	Investigation by Purchaser and Merger Sub.

Each of Purchaser and Merger Sub:

(a) acknowledges that, other than as set forth in this Agreement, none of the Company, its subsidiaries or any of their respective directors, officers, employees, affiliates, agents or representatives makes any representation or warranty, either express or implied, as to the accuracy or completeness of any of the information provided or made available to Purchaser or Merger Sub or its agents or representatives prior to the execution of this Agreement; and

(b) agrees, to the fullest extent permitted by Law (except with respect to claims of fraud), that none of the Company, its subsidiaries or any of their respective directors, officers, employees, stockholders, affiliates, agents or representatives shall have any liability or responsibility whatsoever to Purchaser or Merger Sub on any basis (including, without limitation, in contract, tort or otherwise) based upon any information provided or made available, or statements made, to Purchaser or Merger Sub prior to the execution of this Agreement.

ARTICLE IV

ADDITIONAL COVENANTS OF THE COMPANY

4.1.	Conduct of Business of the Company.

(a) Unless Purchaser shall otherwise agree in writing or except as expressly contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time, (i) the Company and its subsidiaries shall conduct their business in the ordinary course and consistent with past practice and (ii) the Company and its subsidiaries shall use their commercially reasonable efforts to preserve intact their business organizations, to keep available the services of their officers and employees, to perform all of their contractual obligations, to maintain satisfactory relationships with all persons with whom they do business, and to preserve the title, possession, control and condition of all of their assets.

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(b) Without limiting the generality of the foregoing clause (a) and except as expressly contemplated by this Agreement or as specifically set forth in Section 4.1 of the Company Disclosure Schedule, during the period from the date of this Agreement to the Effective Time, neither the Company nor any of its subsidiaries will, without the prior written consent of Purchaser:

(i) amend or propose to amend its certificate of incorporation or bylaws (or comparable governing instruments) or alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate or organizational structure or ownership of the Company or any of its subsidiaries;

(ii) authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of (A) any shares of, or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any shares of, its capital stock or other securities or equity interests or any Voting Debt, including, but not limited to, any securities convertible into or exchangeable for shares of stock of any class, except for the issuance of Shares pursuant to the exercise of Company Options outstanding on the date of this Agreement in accordance with their present terms, or (B) any “phantom” stock, “phantom” stock rights, stock appreciation rights or stock based performance units;

(iii) split, combine, reclassify, alter or amend the terms of any of the items set out in Section 4.1(b)(ii) or declare, pay or set aside any dividend or other distribution (whether in cash, stock or property or any combination thereof), other than the Distribution, in respect of the items set out in Section 4.1(b)(ii), or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any of the items set out in Section 4.1(b)(ii), including any dividends or distributions to the Company from its subsidiaries (or to a subsidiary of the Company from its subsidiaries), other than with respect to the Distribution;

(iv) (A) create, incur, assume, forgive or make any changes to the terms or collateral of any debt or receivables (other than trade payables and receivables in the ordinary course of business consistent in type and amount with prior practice and the incurrence of debt in connection with capital expenditures made in accordance with the Capex Budget (as defined below)), or any employee or officer loans or advances, except incurrences that constitute a refinancing of existing obligations on terms that are no less favorable to the Company and its subsidiaries than the existing terms; (B) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, indirectly, contingently or otherwise) for the obligations of any person; (C) except in accordance with the Company’s capital expenditure budget for the 2006 fiscal year (the “Capex Budget”), make any capital expenditures or incur any opening or preopening expenses; (D) make any loans, advances or capital contributions to, or investments in, any other person (other than customary travel, relocation or business advances to employees consistent with past practices); (E) acquire stock or assets of, or merge or consolidate with, any other person; (F) incur any material liability or obligation (absolute, accrued, contingent or otherwise) other than trade payables in the ordinary course of business consistent in type and amount with past practice; or (G) sell, transfer, mortgage, pledge, lease, encumber or otherwise dispose of, or agree to sell, transfer, mortgage, pledge, lease, encumber or otherwise dispose of, any assets or properties (real, personal or mixed, tangible or intangible) other than inventory held for sale or the disposition and replacement of obsolete personal property in the ordinary course of business, or to secure debt permitted under subclause (A) of this clause (iv);

(v) increase the wages, salaries, bonus, compensation or other benefits of any of its officers or employees (other than non-material increases granted to retain employees, other than officers, who have been offered employment by another person) or enter into, establish, amend or terminate any employment, consulting, retention, change in control, collective bargaining, bonus or other incentive compensation, profit sharing, health or other welfare, stock option or other equity, pension, retirement, vacation, severance, termination, deferred compensation or other compensation or benefit plan, policy, agreement, trust, fund or other arrangement with, for or in respect of any officer, director or employee other than as required by applicable Law or pursuant to the terms of agreements in effect on the date of this Agreement or in the ordinary course of business consistent with past practice with employees (other than officers) of the Company or any of its subsidiaries;

(vi) (A) commence or settle any Litigation or other proceedings with any Governmental Authority or other person in excess of amounts reserved for such Litigation in the Company Financial Statements or (B) make, amend or rescind any election relating to Taxes, settle any Litigation, audit or controversy relating to Taxes in excess of amounts reserved therefor in the Company Financial Statements, file any amended Tax Return or claim for refund, change any method of accounting or make any other change in its accounting or Tax policies or procedures, agree to an extension of any statute of limitations related to any Tax, enter into a closing agreement related to any Tax, or surrender any right to claim a Tax refund, except as required by applicable Law or GAAP;

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(vii) adopt or amend any resolution or agreement concerning indemnification of its directors, officers, employees or agents;

(viii) transfer or license to any person or entity or otherwise extend, materially amend or modify, permit to lapse or fail to preserve any of the Company Intellectual Property as currently maintained or disclose to any person who has not entered into a confidentiality agreement any trade secrets;

(ix) modify, amend or terminate any Company Material Contract, or waive, release or assign any rights or claims thereunder, enter into any agreement that if entered into prior to the date hereof would be a Company Material Contract, or enter into or materially amend any contract or agreement with any affiliate of the Company;

(x) modify, amend or terminate, or waive, release or assign any rights or claims with respect to, any confidentiality agreement or non-competition agreement to which the Company or any of its subsidiaries is a party;

(xi) fail to maintain its books, accounts and records in the usual manner on a basis consistent with that heretofore employed;

(xii) establish any subsidiary or enter into any new line of business;

(xiii) permit any insurance policy naming the Company or any of its subsidiaries as a beneficiary or a loss payee to be cancelled or terminated, unless the Company maintains substantially similar insurance coverage as is currently in place;

(xiv) revalue any of its assets or make any change in accounting methods, principles or practices, except as required by GAAP;

(xv) fail to make in a timely manner any filings with the SEC required under the Securities Act or the Exchange Act or the rules and regulations promulgated thereunder;

(xvi) discharge any obligations (including accounts payable) other than on a timely basis in the ordinary course of business consistent with past practice;

(xvii) close or materially reduce the Company’s or any subsidiary’s activities, or effect any layoff or other Company-initiated personnel reduction or change, at any of the Company’s or any subsidiary’s facilities; or

(xviii)	authorize any of, or agree to commit to do any of, the foregoing actions.

(c) The Company shall, and shall cause its subsidiaries to, use its commercially reasonable efforts to comply with all Laws applicable to it or any of its properties, assets or business and maintain in full force and effect all the Company Permits.

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4.2.	Notification of Certain Matters.

The Company shall give prompt notice to Purchaser if any of the following occur after the date of this Agreement: (i) there has been a material failure of the Company to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; (ii) receipt of any notice or other communication in writing from any third party alleging that the Consent of such third party is or may be required in connection with any of the Transactions; (iii) receipt of any notice or other communication from any Governmental Authority (including, but not limited to, the NASD or any securities exchange) in connection with any of the Transactions; (iv) the occurrence of an event which could reasonably be expected to have a Company Material Adverse Effect or that could otherwise reasonably be expected to cause a condition in Article VI not to be satisfied; or (v) the commencement or threat, in writing, of any Litigation against the Company or any of its subsidiaries, or any of their respective properties or assets, or, to its knowledge, any employee, agent, director or officer, in his or her capacity as such, of the Company or any of its subsidiaries which, if pending on the date hereof, would have been required to have been disclosed by the Company in this Agreement or which relates to the consummation of any of the Transactions. No such notice to Purchaser shall have any effect on the determination of whether any of the conditions to the consummation of any of the Transactions have been satisfied or in determining whether any of the representations, warranties or covenants contained in this Agreement have been breached.

4.3.	Access and Information.

(a) Between the date of this Agreement and the Effective Time, the Company will give, and shall direct its accountants and legal counsel to give, Purchaser and its authorized representatives (including, without limitation, its financial advisors, accountants and legal counsel), at all reasonable times, access as reasonably requested to all offices and other facilities and to all contracts, agreements, commitments, books and records (including work papers) of or pertaining to the Company and any of its subsidiaries, will permit the foregoing to make such reasonable inspections as they may require and will cause its officers promptly to furnish Purchaser with (i) periodic unaudited combined (and separated by brand) balance sheets of the Company and its subsidiaries’ domestic operations as of each four-week period then ended and related domestic combined (and separated by brand) statements of earnings, cash flow and stockholders’ equity, in the Company’s standard format, (ii) such other financial and operating data and other information with respect to the business and properties of the Company and any of its subsidiaries as Purchaser may from time to time reasonably request, and (iii) a copy of each report, schedule and other document filed or received by the Company pursuant to the requirements of applicable securities laws or the NASD. Between the date hereof and the Effective Time, Purchaser may, upon the prior written approval of the Company’s Chief Executive Officer or Chief Financial Officer, contact any employee of the Company or any of its subsidiaries directly, provided that such contact is for informational purposes only and does not unreasonably interfere with such employee’s ongoing responsibilities to the Company or any of its subsidiaries. No such access, inspections or furnishing of information shall have any effect on Purchaser or Merger Sub’s ability to assert that conditions to Closing or to the consummation of the Merger have not been satisfied.

(b) Between the date of this Agreement and the Transfer Closing Date, subject to any limitations set forth in Section 4.3(a), the Company shall provide such information as is reasonably requested by Purchaser, and shall reasonably cooperate with Purchaser, to enable Purchaser to determine (A) whether the Company has been at any time within the five-year period ending on the Transfer Closing Date a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code, (B) whether the Company has any shareholders as of the Transfer Closing Date who are “Foreign Persons” as defined in Section 1445 of the Code that have owned more than 5% of the outstanding stock of the Company at any time within the five-year period ending on the Transfer Closing Date and (C) the current and accumulated earnings and profits of the Company and each of its subsidiaries for federal income tax purposes.

(c) Without limiting any other provision of this Agreement, immediately before the close of business on the day which is six (6) business days prior to the then scheduled Closing Date, the Company shall inform Purchaser as to the then-current status of satisfaction of the conditions described in Sections 6.2(a), (b) and (c).

4.4.	Special Meeting; Proxy Statement.

(a) As promptly as practicable following the execution of this Agreement, the Company, acting through its Board, shall, in accordance with applicable Law:

(i) (A) duly call, give notice of, convene and (unless this Agreement has been terminated) hold a special meeting of its stockholders (the “Special Meeting”) for the purposes of considering and taking action upon the approval and adoption of this Agreement and the Transactions, including adjourning such meeting for up to ten (10) business days to obtain such approval;

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(B) subject to Section 4.8, declare advisable and recommend to its stockholders that they adopt this Agreement and approve the Transactions, and shall include disclosure regarding the approval of the Board; and

(C) without limiting the generality of the foregoing, the Company agrees that its obligations under clause (A) of this Section 4.4(a)(i) shall not be affected by the commencement, public proposal, public disclosure or other communication to the Company or any other person of any Company Takeover Proposal (as such term is defined in Section 4.8(a)) or the withdrawal or modification by the Board of its approval of this Agreement or the Transactions or its recommendation that holders of Shares adopt this Agreement and approve the Transactions;

(ii) prepare and file with the SEC a preliminary proxy statement relating to the Transactions and this Agreement and obtain and furnish the information required to be included by the SEC therein (the Company agrees that it shall be obligated to file such preliminary proxy statement on or before fifteen (15) days after the date of this Agreement) and, after consultation with Purchaser, respond as promptly as reasonably practicable to any comments made by the SEC with respect to the preliminary proxy statement and cause a definitive proxy statement, including any amendments or supplements thereto (the “Proxy Statement”), to be mailed to its stockholders at the earliest practicable date, provided that no amendments or supplements to the Proxy Statement will be made by the Company without prior consultation with Purchaser and its counsel; and

(iii) notify Purchaser promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and will supply Purchaser with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement. The Company shall give Purchaser a reasonable opportunity to comment on any correspondence with the SEC or its staff or any proposed material to be included in the Proxy Statement prior to transmission to the SEC or its staff and shall not, unless required by Law, transmit any such material to which Purchaser reasonably objects. If at any time prior to the Special Meeting there shall occur any event that should be set forth in an amendment or supplement, after obtaining the consent of Purchaser to such amendment or supplement (which consent shall not be unreasonably withheld or delayed), the Company shall promptly transmit such amendment or supplement to its stockholders.

(b) To the extent permitted by Law, Purchaser shall vote, or cause to be voted, all of the Shares then owned by it, Merger Sub or any of Purchaser’s other subsidiaries in favor of the adoption of this Agreement and the approval of the Transactions.

4.5.	Commercially Reasonable Efforts.

Subject to the terms and conditions herein provided, including Section 4.8 of this Agreement, the Company agrees to, and shall cause its subsidiaries to, use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the Transactions, including, but not limited to: (i) obtaining all Consents from Governmental Authorities and other third parties for which the Company or any of its subsidiaries would need to obtain consent required for the consummation of the Transactions (provided that the Company shall not make any payment or amend the terms of any agreement in connection with obtaining any such Consent without the prior written approval of Purchaser) and (ii) consulting and cooperating with, providing assistance to and furnishing information reasonably requested by Purchaser and Merger Sub in the preparation and filing with the SEC of the Proxy Statement and all necessary amendments and supplements thereto. Upon the terms and subject to the conditions hereof, the Company agrees to, and shall cause its subsidiaries to, use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary to satisfy the conditions to the consummation of the Transactions to be satisfied by the Company.

4.6.	Public Announcements.

So long as this Agreement is in effect, the Company shall not, and shall cause its affiliates not to, (i) issue or cause the publication of any press release or any other announcement or communication with respect to this Agreement or the Transactions without the prior written consent of Purchaser, or (ii) discuss with the press or the media this Agreement or the Transactions (and will refer any and all questions and inquiries concerning Purchaser or its affiliates to Purchaser), except in any case under (i) or (ii) to the extent that such release, announcement communication or discussion is required by applicable Law or Governmental Authority and in such cases only after consultation with Purchaser.

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4.7.	Compliance.

In consummating the Transactions, the Company shall, and shall cause its subsidiaries to, comply with the provisions of the Exchange Act, the Securities Act, the DGCL and all other applicable Laws, provided, however, that the failure of the Company or any of its subsidiaries to obtain any Consent in connection with this Agreement or any of the Transactions pursuant to any federal, state, city or local Law governing the sale of liquor that may be applicable or required by any Company Material Contract shall not be deemed to cause a breach of this covenant.

4.8.	No Solicitation.

(a) For purposes of this Agreement, “Company Takeover Proposal” means (other than the Transactions) any inquiry, proposal or offer from any person relating to (1) any direct or indirect acquisition or purchase of assets of the Company representing 20% or more of the assets of the Company and its subsidiaries, including by way of the purchase of stock of subsidiaries of the Company, (2) any issuance, sale or other disposition of (including by way of merger, consolidation, business combination, share exchange, joint venture or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing 20% or more of the voting power of the Company, (3) any tender offer, exchange offer or other transaction in which, if consummated, any person or “group” (as such term is defined under the Exchange Act) shall acquire beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act), or the right to acquire beneficial ownership, of 20% or more of the voting power of the Company, or (4) any merger, consolidation, share exchange, business combination, recapitalization, liquidation or dissolution involving the Company. For purposes of this Agreement, a “Company Superior Offer” means a Company Takeover Proposal on terms that the Board determines, in good faith, based upon consultations with its outside legal counsel and its financial advisors, are more favorable to the Company’s stockholders than this Agreement and the Transactions, taken as a whole, after giving effect to any adjustments to the terms and conditions of this Agreement agreed to in writing by Purchaser in response to such Company Takeover Proposal, and is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of, and conditions to, the Company Superior Offer and the person making the Company Superior Offer (including any financing required by such person).

(b) Except as set forth in this Section 4.8, the Company shall not, directly or indirectly, and shall not, directly or indirectly, authorize or permit any officer, director, employee, agent or representative of the Company to, (i) solicit, encourage, initiate or facilitate the making, submission or announcement of any Company Takeover Proposal, (ii) furnish any non-public information regarding the Company or the Transactions to any person (other than Purchaser, Merger Sub or their representatives) in connection with or in response to a Company Takeover Proposal, (iii) engage in discussions or negotiations with any person with respect to any Company Takeover Proposal, (iv) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Purchaser, the approval of this Agreement or the Transactions or its recommendation that holders of Shares adopt this Agreement, (v) approve or recommend, or propose publicly to approve or recommend, any Company Takeover Proposal, or (vi) cause the Company to discuss, negotiate or enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Company Takeover Proposal.

(c) Notwithstanding the provisions of Section 4.8(b), nothing in this Agreement shall prohibit or limit (i) the Company, or the Board, prior to the date of the Special Meeting, from furnishing non-public information regarding the Company to, or entering into discussions or negotiations with, any person in response to an unsolicited, bona fide written Company Takeover Proposal if (A) the Board determines in good faith, after consultation with its outside legal counsel, that such action with respect to such Company Takeover Proposal is necessary for the Board to comply with its fiduciary duties to the Company’s stockholders under applicable Law, (B) the Company receives from such person an executed confidentiality agreement with provisions no less favorable, in the aggregate, to the Company than those contained in the confidentiality agreement dated December 7, 2005 by and between the Company and Purchaser, and (C) contemporaneously with furnishing any such information to such person, the Company furnishes such information to Purchaser to the extent such information has not been previously furnished to Purchaser; or (ii) the Company from complying with Rules l4d-9 and 14e-2 promulgated under the Exchange Act with regard to any Company Takeover Proposal.

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(d) The Company shall notify Purchaser as promptly as practicable (and in any event within one business day) of the receipt by the Company, or any of its representatives, of any bona fide inquiries, proposals or offers, requests for information or requests for discussions or negotiations regarding any Company Takeover Proposal or any bona fide inquiries, proposals or offers, requests for information or requests for discussions or negotiations that could reasonably be expected to result in a Company Takeover Proposal, specifying the terms and conditions thereof and the identity of the party making such inquiry, proposal, offer or request for information. The Company shall keep Purchaser informed of the status of any such discussions or negotiations and of any modifications to such inquiries, proposals, offers or requests for information. The Company agrees that it shall not terminate, waive, amend or modify any provision of any existing standstill or confidentiality agreement to which it is a party and that relates to a Company Takeover Proposal, and the Company shall use commercially reasonable efforts to enforce the provisions of any such agreement. The Company shall immediately cease and cause to be terminated any discussions or negotiations with any parties that may be ongoing with respect to any Company Takeover Proposal as of the date hereof and shall inform its representatives of the obligations undertaken in this Section 4.8.

(e) Notwithstanding anything in this Agreement to the contrary, including Section 4.8(b), the Board may, at any time prior to the date of the Special Meeting: (i) (A) withdraw or modify its approval of this Agreement or the Transactions or its recommendation that holders of Shares adopt this Agreement and approve the Transactions or (B) approve or recommend a Company Superior Offer if, in the case of both clause (A) and (B) above: (x) an unsolicited, bona fide written offer is made to the Company by a third party for a Company Takeover Proposal; (y) the Board determines in good faith, after consultation with its financial advisors, that such offer constitutes a Company Superior Offer; and (z) following consultation with outside legal counsel, the Board determines that the withdrawal or modification of its approval of this Agreement or the Transactions or its recommendation that holders of Shares adopt this Agreement and approve the Transactions is required to comply with the fiduciary duties of the Board to the stockholders of the Company under applicable Law, but only, in the case of both clause (A) and (B) above, (i) after providing written notice to Purchaser (a “Notice of Superior Offer”) advising Purchaser that the Board has received a Company Superior Offer, specifying the material terms and conditions of such Company Superior Offer and identifying the person or persons making such Company Superior Offer, and (ii) if Purchaser does not, within three (3) business days of Purchaser’s receipt of the Notice of Superior Offer, make an offer that the Board determines in good faith, after consultation with its financial advisors, to be at least as favorable to the Company’s stockholders as the Company Superior Offer; provided that during such three (3) business day period, the Company shall, and shall use commercially reasonable efforts to cause its financial and legal advisors to, negotiate in good faith with Purchaser (to the extent Purchaser wishes to negotiate) to enable Purchaser to make such an offer; or (ii) other than in connection with a Company Takeover Proposal, withdraw or modify its approval of this Agreement or the Transactions or its recommendation that holders of Shares adopt this Agreement and approve the Transactions, if the Board reasonably determines (after consultation with outside legal counsel) that the withdrawal or modification of such approval or recommendation is required to comply with the fiduciary duties of the Board to the stockholders of the Company under applicable Law.

4.9.	SEC and Stockholder Filings.

The Company shall send to Purchaser a copy of all reports and materials promptly after the time it sends the same to its stockholders, the SEC or any state or foreign securities commission.

4.10.	State Takeover Laws.

Notwithstanding any other provision in this Agreement, if any state takeover statute may become, or may purport to be, applicable to any of the Transactions, the Company and the members of its Board will, and the Company will cause its subsidiaries to, grant such approvals and take such actions as are necessary so that the Transactions may be consummated as promptly as practicable on the terms and conditions contemplated hereby and otherwise act to eliminate the effect of any takeover statute on any of the Transactions.

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4.11.	Amendment of the Company Employee Plans.

The Company will, effective at or immediately before the Effective Time, cause any of its or its subsidiaries’ Company Employee Plans to be amended, to the extent reasonably requested by Purchaser, for the purpose of permitting such Company Employee Plan to continue to operate in conformity with ERISA and the Code and with the structure of the Company and its affiliates following the Transfers and the Merger.

4.12.	HSR Act.

The Company will, and will cause its subsidiaries to, promptly after the execution of this Agreement, file all Notification and Report Forms and related materials that it may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the HSR Act in connection with the Transactions, will exercise its commercially reasonable efforts to obtain an early termination of the applicable waiting period, and will make any further filings pursuant thereto that may be necessary to consummate the Transactions.

4.13.	Actions With Respect to the Transfers.

(a) Notwithstanding any other provision in this Agreement, on or prior to the Transfer Closing Date, the following events will occur:

(i) The Board shall have declared the Distribution, payable to all holders of record of Shares immediately prior to the Effective Time.

(ii) The Company and Purchaser shall join in making an election under Section 338(h)(10) of the Code (and any corresponding elections under state, local or foreign Tax law) (collectively, a “Section 338(h)(10) Election”) with respect to the purchase and sale of the stock of each of the Transferred Subs.

(iii) Each such Section 338(h)(10) Election shall be made pursuant to Section 338(h)(10) of the Code and the Treasury Regulations promulgated thereunder. The Company shall include any income, gain, loss, deduction or other Tax items resulting from the Section 338(h)(10) Election on its Tax Returns to the extent required by applicable Law.

(iv) The Company shall have also furnished Purchaser with a non-foreign affidavit dated as of the Transfer Closing Date, sworn under penalty of perjury and in form and substance required under the Treasury Regulations issued pursuant to Section 1445 of the Code, stating that the Company is not a “Foreign Person” as defined in Section 1445 of the Code.

(b) Effective immediately prior to the Transfer Closing, the Company shall eliminate all intercompany receivables owed to the Company or any of its subsidiaries by any of the Transferred Subs in a tax-free transaction by having the Company and/or any of its subsidiaries contribute such intercompany receivables to the applicable Transferred Sub having the corresponding intercompany payable.

4.14.	Tax Sharing Agreements.

            To the extent permitted by the Internal Revenue Service, all Tax sharing agreements or similar arrangements with respect to or involving the Company or any of its subsidiaries shall be terminated as of the Closing Date and, after the Closing Date, the Company and its subsidiaries shall not be bound thereby or have any liability thereunder.

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ARTICLE V

ADDITIONAL COVENANTS OF PURCHASER

5.1.	Notification of Certain Matters.

Purchaser shall give prompt notice to the Company if any of the following occur after the date of this Agreement: (i) there has been a material failure of Purchaser or Merger Sub to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; (ii) receipt of any notice or other communication in writing from any third party alleging that the Consent of such third party is or may be required in connection with any of the Transactions; (iii) receipt of any notice or other communication from any Governmental Authority (including, but not limited to, the NASD or any securities exchange) in connection with any of the Transactions; (iv) the occurrence of an event which could reasonably be expected to have a Purchaser Material Adverse Effect or that could otherwise reasonably be expected to cause a condition in Article VI not to be satisfied; or (v) the commencement or threat, in writing, of any Litigation against Purchaser or any of its subsidiaries, or any of their respective properties or assets, or, to its knowledge, any employee, agent, director or officer, in his or her capacity as such, of Purchaser or any of its subsidiaries which, if pending on the date hereof, would have been required to have been disclosed by Purchaser in this Agreement or which relates to the consummation of any of the Transactions. No such notice to the Company shall have any effect on the determination of whether any of the conditions to the consummation of any of the Transactions have been satisfied or in determining whether any of the representations, warranties or covenants contained in this Agreement have been breached.

5.2.	Commercially Reasonable Efforts.

Subject to the terms and conditions herein provided, Purchaser agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the Transactions, including, but not limited to: (i) obtaining all Consents from Governmental Authorities and other third parties (for which Purchaser would need to obtain Consent) required for the consummation of the Transactions and (ii) consulting and cooperating with, providing assistance to and furnishing information reasonably requested by the Company in the preparation and filing with the SEC of the Proxy Statement and all necessary amendments and supplements thereto. Upon the terms and subject to the conditions hereof, Purchaser agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary to satisfy the conditions to the consummation of the Transactions to be satisfied by Purchaser.

5.3.	Compliance.

In consummating the Transactions, Purchaser and Merger Sub shall comply with the provisions of the Exchange Act, the Securities Act, the DGCL and all other applicable Laws.

5.4.	Indemnification and Insurance.

(a) The Certificate of Incorporation and Bylaws of the Surviving Corporation shall contain provisions no less favorable with respect to indemnification than are set forth in the Certificate of Incorporation and Bylaws, respectively, of the Company, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Effective Time, were directors, officers, employees, fiduciaries or agents of the Company or any of its subsidiaries. After the Closing, the Surviving Corporation shall, to the fullest extent permitted under applicable Law, indemnify and hold harmless each present and former director and officer of the Company and each of its subsidiaries at or prior to the Effective Time (collectively, the “Indemnified Parties”) against all costs and expenses (including attorneys’ fees), judgments, fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), whether civil, criminal, administrative or investigative, arising out of or pertaining to any action or omission, in his or her capacity as an officer, director, employee, fiduciary or agent, occurring on or before the Effective Time, to the same extent as provided in the Certificate of Incorporation or Bylaws of the Company, or any other applicable contract or agreement, in effect on the date hereof. In the event of any such claim, action, suit, proceeding or investigation, (i) the Surviving Corporation shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to the Surviving Corporation, promptly after statements therefor are received (provided the applicable Indemnified Party provides an undertaking to repay all advanced expenses if it is finally judicially determined that such Indemnified Party is not entitled to indemnification) and (ii) the Surviving Corporation shall cooperate in the defense of any such matter; provided, however, that the Surviving Corporation shall not be liable for any settlement effected without the Surviving Corporation’s written consent (which consent shall not be unreasonably withheld or delayed); and provided, further, that the Surviving Corporation shall not be obligated pursuant to this Section 5.4(a) to pay the fees and expenses of more than one counsel (selected by a plurality of the applicable Indemnified Parties) for all Indemnified Parties in any jurisdiction with respect to any single action except to the extent that two or more of such Indemnified Parties shall have conflicting interests in the outcome of such action; and provided, further, that, in the event that any claim for indemnification is asserted or made within six (6) years after the Effective Time, all rights to indemnification in respect of such claim shall continue until the disposition of such claim.

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(b) The Surviving Corporation shall either (i) cause to be obtained at the Effective Time “tail” insurance policies with a claims period of at least six years from the Effective Time with respect to directors’ and officers’ liability insurance in amount and scope at least as favorable as the Company’s existing policies for claims arising from facts or events that occurred on or prior to the Effective Time; or (ii) maintain in effect for six years from the Effective Time, if available, the current directors’ and officers’ liability insurance policies maintained by the Company (provided that the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms and conditions that are not less favorable) with respect to matters occurring on or prior to the Effective Time; provided, however, that in no event shall the Surviving Corporation, in order to obtain the insurance policies required under this Section 5.4(b), be required to expend in any year during such six (6) year period more than 300% of current annual premiums paid by the Company for current comparable insurance coverage; provided, however, that in the event of an expiration, termination or cancellation of such current policies, the Surviving Corporation shall be required to obtain as much coverage as is possible under substantially similar policies for such maximum annual amount. The Company represents that such current annual premium amount is set forth in Section 5.4(b) of the Company Disclosure Schedule.

(c) In the event the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation shall succeed to the obligations set forth in this Section 5.4.

(d) The provisions of this Section 5.4 (i) are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

5.5.	Benefit Plans and Employee Matters.

(a) From and after the Transfer Closing or the Effective Time, as the case may be, Purchaser shall cause the Transferred Subs to, and the Surviving Corporation and its subsidiaries shall, continue to honor, in accordance with their terms, all binding contracts, agreements, arrangements, policies, plans and commitments of the Company and its subsidiaries as in effect immediately prior to the Transfer Closing or the Effective Time, as the case may be, that are applicable to any current or former employees or directors of the Company or any of its subsidiaries.

(b) Employees of the Company and its subsidiaries as of the Transfer Closing or the Effective Time, as the case may be (each, an “Employee”), shall receive credit under any employee benefit plan, program or arrangement (including vacation plans, programs and arrangements) established or maintained by Purchase Sub or any of the Transferred Subs or the Surviving Corporation or any of its subsidiaries, as the case may be, for service with the Company and its subsidiaries through the Transfer Closing or the Effective Time, as the case may be. Each Employee shall retain their current credit for service accrued or deemed accrued on or prior to the Transfer Closing or the Effective Time, as the case may be, with the Company or any of its subsidiaries; provided, however, that such crediting of service shall not operate to duplicate any benefit or the funding of any such benefit.

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(c) With respect to the welfare benefit plans, programs and arrangements maintained, sponsored or contributed to by Purchase Sub or any of the Transferred Subs, or by the Surviving Corporation or any of its subsidiaries, in which an Employee may be eligible to participate on or after the Transfer Closing or the Effective Time, as the case may be, Purchaser shall provide credit to each Employee for any co-payments, deductibles and out-of-pocket expenses paid by such Employee under the Company Employee Plans during the relevant plan year, up to and including the Transfer Closing or the Effective Time, as the case may be.

(d) From and after the Transfer Closing or the Effective Time, as the case may be, Purchaser shall cause the Transferred Subs to, and the Surviving Corporation and its subsidiaries shall, continue to honor, in accordance with their terms, all employment and retention agreements listed in Section 5.5(d) of the Company Disclosure Schedule.

5.6.	Public Announcements.

So long as this Agreement is in effect, each of Purchaser and Merger Sub shall not, and each shall cause its respective affiliates not to, (i) issue or cause the publication of any press release or any other announcement or communication with respect to this Agreement or the Transactions without the prior written consent of the Company, or (ii) discuss with the press or the media this Agreement or the Transactions (and will refer any and all questions and inquiries concerning the Company or its affiliates to the Company), except in any case under (i) or (ii) to the extent that such release, announcement, communication or discussion is required by applicable Law or Governmental Authority and in such cases only after consultation with the Company.

5.7.	HSR Act.

Each of Purchaser and Merger Sub will, promptly after the execution of this Agreement, file all Notification and Report Forms and related materials that it may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the HSR Act in connection with the Transactions, will exercise its commercially reasonable efforts to obtain an early termination of the applicable waiting period, and will make any further filings pursuant thereto that may be necessary to consummate the Transactions.

ARTICLE VI

CONDITIONS

6.1.	Conditions to Each Party’s Obligations.

The respective obligations of each party to effect the Transactions shall be subject to the fulfillment or waiver at or prior to the Effective Time of the following conditions:

(a) Stockholder Approval. The Company Stockholder Approval shall have been obtained.

(b) No Injunction or Action. No order, statute, law, rule, regulation, executive order, stay, decree, judgment or injunction shall have been enacted, entered, promulgated or enforced by any court or other Governmental Authority, which makes illegal, prohibits or prevents the consummation of any of the Transactions and which has not been vacated, dismissed or withdrawn prior to the Transfer Closing Date or the Closing Date, as applicable. The Company and Purchaser shall use their commercially reasonable efforts to have any of the foregoing vacated, dismissed or withdrawn by the Transfer Closing Date.

(c) HSR Act. The applicable waiting period under the HSR Act shall have expired or been terminated.

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6.2.	Conditions to Obligations of Purchaser to Effect the Transfers.

The obligations of Purchaser to effect the Transfers shall be subject to the fulfillment at or prior to the Transfer Closing Date of the following additional conditions, which may be waived by Purchaser in writing in its sole discretion:

(a) Representations and Warranties. The representations and warranties of the Company (i) set forth in this Agreement (other than Sections 2.2(a)-(d), 2.2(f), 2.3 and 2.4) shall be true and correct as of the date of this Agreement and as of the Transfer Closing Date (other than representations and warranties which address matters only as of a particular date, which shall be true and correct on and as of such particular date, subject to the qualification below), as if made at and as at such date, except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” set forth therein) could not reasonably be expected to have a Company Material Adverse Effect, and (ii) set forth in Sections 2.2(a)-(d), 2.2(f), 2.3 and 2.4 shall be true and correct in all material respects as of the date of this Agreement and as of the Transfer Closing Date (other than representations and warranties which address matters only as of a particular date, which shall be true and correct in all material respects on and as of such particular date), as if made at and as at such date.

(b) Covenants. The Company shall have performed in all material respects its obligations and complied in all material respects with its agreements or covenants to be performed or complied with by it under this Agreement on or prior to the Transfer Closing Date.

(c) Material Adverse Effect. There shall not have occurred any changes, conditions, events or developments that have had or that could reasonably be expected to have a Company Material Adverse Effect.

(d) Certificate. The Company shall have furnished Purchaser with a certificate dated as of the Transfer Closing Date signed on its behalf by its Chief Executive Officer, in such capacity but not as an individual, to the effect that the conditions set forth in paragraphs (a) and (b) of this Section 6.2 have been satisfied.

(e) Governmental Action. There shall not have been entered, enforced or issued by any Governmental Authority any judgment, order, injunction, ruling or decree which: (i) prohibits or materially limits the ownership or operation by the Surviving Corporation, Purchaser or Purchase Sub of any material portion of the shares of stock (or other rights of ownership) or assets of the Company and its subsidiaries, taken as a whole; or (ii) requires divestiture or rescission by Purchaser, Merger Sub or Purchase Sub of any material portion of the shares of stock (or other rights of ownership) or assets of the Company and its subsidiaries, taken as a whole.

(f) Consents. All Consents required in connection with this Agreement or the Transactions (other than any Consents that may be required under any Company Leases or Company Permits, including, without limitation, pursuant to any federal, state, city or local Law governing the sale of liquor that may be applicable) shall have been obtained and shall be in full force and effect, except where the failure to so obtain or have in effect such Consents could not reasonably be expected to have, in the aggregate, a Company Material Adverse Effect.

(g) Dissent Condition. The holders of not more than twenty-two and one-half percent (22.5%) of the Shares shall have exercised dissenter’s rights in accordance with the DGCL.

Purchaser and Merger Sub expressly acknowledge that the Company’s failure to obtain or have in effect Consents that may be required under any Company Leases or Company Permits, including, without limitation, pursuant to any federal, state, city or local Law governing the sale of liquor that may be applicable, shall not constitute a Company Material Adverse Effect.

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6.3.	Conditions to Obligations of Purchaser to Effect the Merger.

The obligations of Purchaser and Merger Sub to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions, which may be waived by Purchaser in writing in its sole discretion:

(a) Closing of Transfers and Distribution. The Transfer Closing shall have occurred and the Company shall have deposited the Distribution with the Transfer Agent.

(b) Transfer Closing Conditions. All of the conditions set forth in Section 6.2 shall be conditions to the obligation of Purchaser and Merger Sub to effect the Merger, with any such conditions that are to be fulfilled at or prior to the Transfer Closing Date being required to be fulfilled as of the Effective Time.

(c) Certificate. The Company shall have furnished Purchaser with a certificate in substance the same as the one furnished pursuant to Section 6.2(d), dated as of the Closing Date.

6.4.	Conditions to Obligations of the Company.

(a) Closing of Transfers. The obligations of the Company to effect the Transfers shall be subject to the fulfillment at or prior to the Transfer Closing Date of the following additional conditions, which may be waived by the Company in writing in its sole discretion:

(i) Representations and Warranties. The representations and warranties of Purchaser set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Transfer Closing Date (other than representations and warranties which address matters only as of a particular date, which shall be true and correct on and as of such particular date, subject to the qualification below), as if made at and as at such date, except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” or “Purchaser Material Adverse Effect” set forth therein) could not reasonably be expected to have a Purchaser Material Adverse Effect.

(ii) Covenants. Purchaser shall have performed in all material respects its obligations and complied in all material respects with its agreements or covenants to be performed or complied with by it under this Agreement on or prior to the Transfer Closing Date.

(iii) Certificate. Purchaser shall have furnished the Company with a certificate dated as of the Transfer Closing Date signed on its behalf by its President, in such capacity but not as an individual, to the effect that the conditions set forth in paragraphs (i) and (ii) of this Section 6.4(a) have been satisfied.

(b) Closing of Merger. The obligations of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions, which may be waived by the Company in writing in its sole discretion:

(i) Closing of Transfers. The Transfer Closing shall have occurred.

(ii) Transfer Closing Conditions. All of the conditions set forth in Section 6.4(a) shall be conditions to the obligation of the Company to effect the Merger, with any such conditions that are to be fulfilled at or prior to the Transfer Closing Date being required to be fulfilled as of the Effective Time.

(iii) Certificate. Purchaser shall have furnished the Company with a certificate in substance the same as the one furnished pursuant to Section 6.4(a)(iii), dated as of the Closing Date.

6.5.	Frustration of Conditions.

None of Purchaser, Merger Sub or the Company may rely on the failure of any condition set forth in this Article VI to be satisfied if such failure was caused by such party’s failure to comply with or perform any of its covenants or obligations set forth in this Agreement.

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ARTICLE VII

TERMINATION AND ABANDONMENT

7.1.	Termination.

This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Closing Date by action taken or authorized by the Board of Directors or other governing body of the terminating party or parties, as follows (the date of any such termination, the “Termination Date”):

(a) by mutual written consent of Purchaser and the Company;

(b) by either Purchaser or the Company, if the Merger has not been consummated on or before December 15, 2006 (the “Outside Date”); provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Merger to be consummated on or before such date;

(c) by either Purchaser or the Company, if any Governmental Authority shall have enacted, issued, promulgated, enforced or entered any legally binding Law, injunction, order, decree or ruling or taken any other action (including the failure to have taken an action) which has become final and non-appealable and has the effect of making consummation of any of the Transactions illegal or otherwise preventing or prohibiting consummation of any of the Transactions;

(d) by Purchaser, if neither Purchaser nor Merger Sub is in material breach of any of its representations, warranties or covenants under this Agreement, and if (i) any of the representations or warranties of the Company herein become untrue or inaccurate such that the condition set forth in Section 6.2(a) would not be satisfied, or (ii) there has been a breach on the part of the Company of any of its covenants or agreements herein such that the condition set forth in Section 6.2(b) would not be satisfied, and such breach (if curable) has not been cured within twenty (20) days after notice to the Company;

(e) by the Company, if the Company is not in material breach of any of its representations, warranties or covenants under this Agreement, and if (i) any of the representations or warranties of Purchaser or Merger Sub herein become untrue or inaccurate, such that the condition set forth in Section 6.4(a)(i) would not be satisfied or (ii) there has been a breach on the part of Purchaser or Merger Sub of any of its covenants or agreements herein such that the condition set forth in Section 6.4(a)(ii) would not be satisfied, and such breach (if curable) has not been cured within twenty (20) days after notice to Purchaser or Merger Sub, as the case may be;

(f) by Purchaser, if the Board shall have (i) withdrawn or modified in a manner adverse to Purchaser its approval of this Agreement or the Transactions or its recommendation that holders of Shares adopt this Agreement and approve the Transactions or (ii) recommended or approved any Company Takeover Proposal;

(g) by the Company, if the Board shall have withdrawn or modified in a manner adverse to Purchaser its approval of this Agreement or the Transactions or its recommendation that holders of Shares adopt this Agreement and approve the Transactions in accordance with Section 4.8(e)(i) of this Agreement, provided, however, that any such purported termination pursuant to this Section 7.1(g) shall be void and of no force or effect unless the Company concurrently with such termination (i) pays to Purchaser the Company Termination Fee and the Termination Expenses in accordance with Section 7.3 and (ii) enters into a definitive acquisition, merger or similar agreement to effect the Company Superior Offer; or

(h) by Purchaser or the Company, if, at the Special Meeting, the Company Stockholder Approval is not obtained.

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7.2.	Effect of Termination.

In the event of the termination of this Agreement pursuant to Section 7.1, this Agreement shall forthwith become void, and there shall be no liability under this Agreement on the part of any party hereto (except that the provisions of this Section 7.2, Section 7.3 (Fees and Expenses) and Section 8.1 (Confidentiality) shall survive any such termination); provided, however, that, in the event of a termination of this Agreement under Section 7.1(d) or 7.1(e), the terminating party shall be entitled to receive from the breaching party, within two business days after such termination of this Agreement, an amount equal to $3,000,000 (the “Liquidated Damages Amount”) as the sole and liquidated damages of the terminating party, except as otherwise expressly provided in Section 7.3(b)(iii). The parties acknowledge that, in the event of a termination of this Agreement under either such Section, the damages incurred by the terminating party would be difficult to determine and that the Liquidated Damages Amount represents a reasonable estimate of such damages. A party will not otherwise have any liability for any breach of any of its representations, warranties, covenants or agreements set forth in this Agreement prior to a termination of this Agreement under Section 7.1, or otherwise in connection with any termination of this Agreement under Section 7.1, except as otherwise expressly provided above in this Section 7.2 or in Section 7.3 below. Notwithstanding anything to the contrary contained in this Agreement, nothing shall limit or prevent any party from exercising any rights or remedies it may have under Section 8.12 hereof in lieu of terminating this Agreement pursuant to Section 7.1.

7.3.	Fees and Expenses.

(a) Except as otherwise set forth in this Section 7.3, all Expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such expenses, whether or not any of the Transactions is consummated. As used in this Agreement, “Expenses” shall include all reasonable out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, financing sources, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution or performance of this Agreement, the preparation, printing, filing or mailing of the Proxy Statement, the solicitation of stockholder approvals and all other matters related to the consummation of the Transactions. Purchaser and the Company shall each pay one-half of the filing fee in connection with the filings under the HSR Act.

(b) The Company agrees that if this Agreement shall be terminated:

(i) pursuant to Section 7.1(f), then (so long as neither Purchaser nor Merger Sub was, as of the Termination Date, in breach of any of its representations, warranties or covenants in this Agreement such that the condition set forth in Section 6.4(a)(i) or Section 6.4(a)(ii) would not be satisfied) the Company shall pay Purchaser the Company Termination Fee and the Termination Expenses; or

(ii) pursuant to Section 7.1(g), then the Company shall pay Purchaser the Company Termination Fee and the Termination Expenses;

(iii) pursuant to Section 7.1(b) or Section 7.1(h) (if prior to such termination a Company Takeover Proposal shall have been publicly announced or otherwise disclosed to the stockholders of the Company (a “Company Public Proposal”)) or pursuant to Section 7.1(d) and within nine (9) months of the Termination Date the Company or any of its subsidiaries enters into a definitive agreement with respect to, or the Board recommends that the Company stockholders approve, adopt or accept, any Company Takeover Proposal, then the Company shall pay Purchaser the Company Termination Fee (in the case of a termination pursuant to Section 7.1(d), with a credit for the Liquidated Damages Amount previously paid as provided in Section 7.2) and the Termination Expenses; or

(iv) pursuant to Section 7.1(h) if prior to such termination no Company Public Proposal shall have been publicly announced or otherwise disclosed to the stockholders of the Company, then the Company shall pay Purchaser the Termination Expenses.

(c) All Termination Expenses payable to Purchaser under Section 7.3(b) shall be paid to Purchase or its designee by the Company in immediately available funds within two (2) business days after receiving evidence of the reasonably documented Expenses of Purchaser and its affiliates. The Company Termination Fee shall be paid to Purchaser or its designee by the Company in immediately available funds (i) within two (2) business days after the termination of this Agreement pursuant to Section 7.1(f), (ii) concurrently with and as a condition to the effectiveness of a termination of this Agreement by the Company pursuant to Section 7.1(g), and (iii) concurrently upon the Company entering into a definitive agreement with respect to, or the Board recommending that the Company stockholders approve, adopt or accept, a Company Takeover Proposal, if this Agreement is terminated under any of the circumstances set forth in Section 7.3(b)(iii). In no event shall the Company be required to pay under Section 7.3(b) an amount in the aggregate in excess of $19,500,000.

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(d) For purposes of this Agreement, (i) “Company Termination Fee” means an amount equal to $18,000,000 and (ii) “Termination Expenses” means an amount, not to exceed $1,500,000 (and not to exceed $1,000,000 in the case of Section 7.3(b)(iv)), equal to the reasonably documented Expenses of Purchaser and its affiliates.

(e) Each of the Company and Purchaser acknowledges that the agreements contained in this Section 7.3 are an integral part of the Transactions. In the event that the Company shall fail to pay the Company Termination Fee or any Termination Expenses when due, the Company shall reimburse Purchaser, in addition to the Termination Expenses and not subject to any cap or limit thereon, for all reasonable costs and expenses actually incurred or accrued by Purchaser (including reasonable fees and expenses of counsel) in connection with the collection under and enforcement of this Section 7.3. Notwithstanding anything to the contrary in this Agreement, if this Agreement is terminated under any of the circumstances set forth in Section 7.3(b) as a result of which Purchaser is entitled to receive payment of the Company Termination Fee and/or Termination Expenses, Purchaser’s right to receive payment of the Company Termination Fee and/or Termination Expenses pursuant to this Section 7.3 shall be the exclusive remedy of Purchaser and Merger Sub for the loss suffered as a result of the failure of the Transactions to be consummated, and upon payment of the Company Termination Fee and/or Termination Expenses in accordance with this Section 7.3, the Company shall have no further liability or obligation relating to or arising out of this Agreement or the Transactions (except with respect to the second sentence of this Section 7.3(e) and with respect to Section 8.1) if this Agreement is terminated under any of the circumstances set forth in Section 7.3(b).

ARTICLE VIII

MISCELLANEOUS

8.1.	Confidentiality.

Unless (i) otherwise expressly provided in this Agreement, (ii) required by applicable Law or Governmental Authority, (iii) necessary to secure any required Consents as to which the other party has been advised, or (iv) consented to in writing by Purchaser or the Company, as applicable, any information or documents furnished in connection herewith shall be kept strictly confidential by the Company, Purchaser, Merger Sub and their respective officers, directors, employees, agents and representatives. Prior to any disclosure pursuant to the preceding sentence, the party intending to make such disclosure shall use its commercially reasonable efforts to consult with the other party regarding the nature and extent of the disclosure. Nothing contained herein shall preclude disclosures to the extent necessary to comply with accounting, SEC and other disclosure obligations imposed by applicable Law. To the extent required by such disclosure obligations, Purchaser or the Company, after a party uses its commercially reasonable efforts to consult with the other party, may file with the SEC a Report on Form 8-K pursuant to the Exchange Act with respect to the Transactions, which report may include, among other things, financial statements and pro forma financial information with respect to the other party. Purchaser and the Company shall cooperate with the other and provide such information and documents as may be required in connection with any filings with the SEC. In the event this Agreement is terminated, each party shall return to the other any documents furnished by the other and all copies thereof any of them may have made and will hold in confidence any information obtained from the other party except to the extent (i) such party is required to disclose such information by applicable Law or such disclosure is necessary in connection with the pursuit or defense of a claim, (ii) such information was known by such party prior to such disclosure or was thereafter developed or obtained by such party independent of such disclosure or (iii) such information becomes generally available to the public other than by breach of this Section 8.1. Prior to any disclosure of information pursuant to the exception in clause (i) of the preceding sentence, the party intending to disclose the same shall so notify the party which provided the same in order that such party may seek a protective order or other appropriate remedy should it choose to do so.

8.2.	Amendment and Modification.

This Agreement may be amended, modified or supplemented only by a written agreement among the Company, Purchaser and Merger Sub.

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8.3.	Waiver of Compliance; Consents.

Any failure of the Company, on the one hand, or Purchaser or Merger Sub, on the other hand, to comply with any obligation, covenant, agreement or condition herein may be waived by Purchaser, on the one hand, or the Company, on the other hand, only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 8.3.

8.4.	Survival.

The respective representations and warranties of the Company, Purchaser and Merger Sub contained herein or in any certificates or other documents delivered prior to or at the Closing shall survive the execution and delivery of this Agreement, notwithstanding any investigation made or information obtained by the other party, but shall terminate at the Effective Time.

8.5.	Notices.

All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by facsimile, receipt confirmed, or on the next business day when sent by overnight courier or on the second succeeding business day when sent by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(i)	if to the Company, to:

Lone Star Steakhouse & Saloon, Inc.

224 East Douglas, Suite 700

Wichita, Kansas 67202

Attention: John D. White

Facsimile: (316) 264-5988

with a copy to (but which shall not constitute notice to the Company):

Olshan Grundman Frome Rosenzweig & Wolosky LLP

Park Avenue Tower

65 East 55th Street

New York, New York 10022

Attention: Steven Wolosky, Esq.

Facsimile: (212) 451-2222

(ii)	if to Purchaser or Merger Sub, to:

c/o Hudson Advisors, L.L.C.

717 North Harwood Street, Suite 2100

Dallas, Texas 75201

Attention: Marc L. Lipshy, Esq.

Facsimile: (214) 459-1430

with a copy to (but which shall not constitute notice to Purchaser or Merger Sub)

Jenkens & Gilchrist, P.C.

1445 Ross Avenue, Suite 3700

Dallas, Texas 75202

Attention:	Robert G. McCormick, Esq.

Gregory J. Schmitt, Esq.

Facsimile: (214) 855-4300

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8.6.	Binding Effect; Assignment.

This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto prior to the Effective Time, without the prior written consent of the other parties hereto; provided, however, that Purchaser and Merger Sub may assign all or any of their rights hereunder to any of their respective affiliates; provided, further, however, that no such assignment shall relieve the assigning party of its obligations hereunder.

8.7.	Governing Law; Jurisdiction.

This Agreement shall be deemed to be made in, and in all respects shall be interpreted, construed and governed by and in accordance with the internal laws of, the State of Delaware, without regard to the conflicts of law principles thereof. In any action between any of the parties arising out of or relating to the subject matter of this Agreement or any of the Transactions: (a) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state and federal courts located in the State of Delaware (and agrees not to commence any such action except in such courts) and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action brought in such court has been brought in an inconvenient forum; (b) if any such action is commenced in a state court, then, subject to applicable law, no party shall object to the removal of such action to any federal court located in the State of Delaware; (c) each of the parties irrevocably waives the right to trial by jury and (d) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 8.5.

8.8.	Counterparts.

This Agreement may be executed in one or more counterparts, each of which together shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.9.	Interpretation.

The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. As used in this Agreement, (i) the term “person” shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an association, an unincorporated organization, a Governmental Authority and any other entity, (ii) unless otherwise specified herein, the term “affiliate,” with respect to any person, shall mean and include any person controlling, controlled by or under common control with such person, (iii) the term “subsidiary” of any specified person shall mean any corporation a majority of the outstanding voting power of which, or any partnership, joint venture, limited liability company or other entity a majority of the total equity interest of which, is directly or indirectly owned by such specified person, (iv) the term “knowledge,” when used with respect to the Company, shall mean the knowledge of the executive officers of the Company (without a duty to investigate) and, when used with respect to Purchaser, shall mean the knowledge of the executive officers of Purchaser (without a duty to investigate), and (v) the term “including” shall mean “including, without limitation.” The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

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8.10.	Entire Agreement.

This Agreement and the documents or instruments referred to herein, including, but not limited to, the Exhibit(s) attached hereto and the Company Disclosure Schedule referred to herein, which Exhibit(s) and Company Disclosure Schedule are incorporated herein by reference, any other written agreement entered into contemporaneously herewith, and the Confidentiality Agreement, dated December 7, 2005, between the Company and Purchaser, embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings other than those expressly set forth or referred to herein. This Agreement and such other agreements supersede all prior agreements and the understandings between the parties with respect to such subject matter.

8.11.	Severability.

In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction.

8.12.	Specific Performance.

The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties further agree that each party shall be entitled to an injunction or restraining order to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

8.13.	Attorneys’ Fees.

If any legal action or any arbitration is brought for the enforcement of this Agreement or because of an alleged dispute, controversy, breach or default in connection with the subject matter of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys’ fees and all other reasonable costs and expenses incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

8.14.	Third Parties.

Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the Transactions shall create any rights in, or be deemed to have been executed for the benefit of, any person or entity that is not a party hereto or thereto or a successor or permitted assign of such a party, except pursuant to, as provided by and in accordance with the provisions of Sections 5.4 and 5.5(d) hereof.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger to be signed and delivered by their respective duly authorized officers as of the date first above written.

LONE STAR STEAKHOUSE & SALOON, INC., a Delaware corporation
By:	/s/ Jamie B. Coulter

Jamie B. Coulter, Chief Executive Officer
LONE STAR U.S. ACQUISITIONS LLC, a Delaware limited liability company
By:	/s/ Marc L. Lipshy

Marc L. Lipshy, Vice President
COI ACQUISITION CORP., a Delaware corporation
By:	/s/ Marc L. Lipshy

Marc L. Lipshy, Vice President

[SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]

ANNEX B

[LETTERHEAD OF NORTH POINT ADVISORS LLC]

August 18, 2006

Personal and Confidential

Lone Star Steakhouse and Saloon, Inc.

224 East Douglas

Suite 700

Wichita, Kansas 67202

Attn: Fred B. Chaney, PHD

Members of the Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, of the Aggregate Per Share Consideration (defined below) to be paid to the holders of outstanding Shares of Lone Star Steakhouse & Saloon, Inc. (the “Company”) by Lone Star U.S. Acquisitions LLC (the “Purchaser”) and COI Acquisition Corp. (“Merger Sub”) in connection with the Transactions contemplated by the Agreement and Plan of Merger dated as of August 18, 2006 (the “Merger Agreement”) among the Company, the Purchaser and the Merger Sub. Pursuant to the Merger Agreement, at the Effective Time, each outstanding Share (other than certain Shares to be canceled and Dissenting Shares) of the Company will be converted into the right to receive cash equal to the Merger Consideration and cash equal to the Distribution Consideration (the Merger Consideration together with the Distribution Consideration collectively being referred to herein as the “Aggregate Per Share Consideration”), such Aggregate Per Share Consideration to equal $27.10. The terms and conditions of the Transactions are more fully set forth in the Merger Agreement, and capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

North Point Advisors LLC (“North Point”), as a customary part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers, acquisitions and divestitures, underwriting and secondary distributions of securities, private placements and other purposes. North Point has acted as financial advisor to the Company in connection with the Transactions. We will receive a fee for rendering this opinion. We will also receive a fee for our services that is contingent upon the consummation of the Transactions. Our opinion fee will be credited against any transaction fee payable to us upon the consummation of the Transactions. Also, whether or not the Transactions are consummated, the Company has agreed to pay the reasonable out-of-pocket expenses of North Point and to indemnify North Point against certain liabilities in connection with our services.

In arriving at our opinion, we have undertaken such review, analyses and inquiries as we deemed necessary and appropriate under the circumstances. Among other things, we have reviewed:

(i)	the August 18, 2006 draft of the Merger Agreement;
(ii)

certain financial, operating and business information prepared and furnished by the Company’s management related to the Company, including certain audited and unaudited financial statements of the Company;

(iii)

certain internal information prepared and furnished by the Company’s management with respect to the business, operations and prospects of the Company, including financial forecasts and projected financial data;

(iv)	to the extent publicly available, information concerning selected transactions deemed comparable to the proposed Transactions;
(v)	certain publicly available financial and securities data of selected public companies deemed comparable to the Company;
(vi)	certain internal financial information, including financial forecasts, of the Company on a stand-alone basis, prepared and furnished by the Company’s management;
(vii)	certain publicly available market and securities data of the Company; and
(viii)	certain publicly available press releases and research reports.

We had discussions with members of the management of the Company concerning the financial condition, current operating results and business outlook for the Company. We also had discussions with members of the management of the Company concerning the financial condition and historical operating results for the Company, and the regulatory and business outlook for the Company.

We have relied upon and assumed the completeness, accuracy and fairness of the financial statements, financial forecasts, the Company management’s estimates as to the future performance of the Company, and other information provided to us by or on behalf of the Company, or otherwise made available to us, and we have not assumed responsibility for the independent verification of that information. We have further relied upon the assurances of the management of the Company that the information provided to us by the Company was prepared on a reasonable basis in accordance with industry practice.

With respect to the financial planning data, forward-looking statements, and other business outlook information provided to us, we assumed that the information had been reasonably prepared by the Company on bases reflecting the reasonable estimates and judgment of the Company’s management, that the information was based on reasonable assumptions, and that it reflects the anticipated effects of the transactions contemplated in connection with the Merger Agreement. We express no opinion as to such financial planning data or the assumptions on which it is based. In addition, various analyses performed by us incorporate forecasts prepared by research analysts using only publicly available information. These forecasts may or may not prove to be accurate.

We further assume that the management of the Company is not aware of any information or facts that would make the information provided to us incomplete or misleading in any material respect. We have also assumed that other than as provided in the disclosure schedules to the Merger Agreement there have been no material changes in the Company’s assets, financial condition, results of operations, business or prospects since the respective dates of the last financial statements made available to us. We have assumed that the Company is not party to any pending transaction, including external financing, recapitalization, acquisition, merger, consolidation or sale of all or substantially all of its assets, other than the Transactions or in the ordinary course of business.

In rendering this opinion, we have assumed with your consent that the Merger Agreement will not differ in any material respect from the August 18, 2006 draft we examined and that the Company, the Purchaser and the Merger Sub will comply in all material respects with the terms of the Merger Agreement. We have assumed with your consent that the Transactions will be consummated in accordance with the terms described in the Merger Agreement without waiver, modification or amendment to any material term, condition or agreement and that there will not be any material adjustment to the Aggregate Per Share Consideration. With your consent, we have assumed and relied upon the accuracy and completeness of each of the representations and warranties contained in the Merger Agreement.

We have assumed that all the necessary regulatory approvals and consents required for the Transactions will be obtained in a manner that will not change the Aggregate Per Share Consideration or any component thereof to be paid in the Transactions. We have further assumed that the Transactions will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all other applicable federal and state statutes, rules and regulations.

We were not requested to opine as to, and this opinion does not address, the basic business decision to proceed with or effect the Transactions. We did not structure the Transactions. Our opinion does not address, nor should it be construed to address, the relative merits of the Transactions, on the one hand, or any alternative business strategies or alternative transactions that may be available to the Company, on the other hand, or any tax consequences of the Transactions.

In arriving at our opinion, we have not performed any appraisals or valuations of any specific assets or liabilities of the Company, we have not been furnished with any such appraisals or valuations, and we did not make any physical inspection of any property or asset. We express no opinion regarding the liquidation value or financial solvency of any entity. Without limiting the generality of the foregoing, we have undertaken no independent analysis of any pending or threatened litigation, possible unasserted claims or other contingent liabilities, to which the Company or any of its affiliates is a party or may be subject and, at the Company’s direction and with its consent, our opinion makes no assumption concerning, and therefore does not consider, the possible assertions of claims, outcomes or damages arising out of any such matters.

This opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on the date hereof, and upon the information available to us and facts and circumstances as they exist and are subject to evaluation on the date hereof; events occurring after the date hereof could materially affect the assumptions used in preparing this opinion. We have not undertaken to update, reaffirm or revise this opinion or otherwise comment upon any events occurring after the date hereof and do not have any obligation to update, revise or reaffirm this opinion. We express no opinion as to the reaction of the public markets to the announcement or consummation of the Transactions and express no opinion as to the price or range of prices at which the shares of the Company may trade subsequent to the announcement of the Transactions.

In arriving at this opinion, North Point did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, North Point believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering all analyses, would create an incomplete view of the process underlying this opinion.

This opinion is given at the request of, and is intended solely for the benefit and use of, the Board of Directors of the Company in connection with its consideration of the Transactions and as further information for the stockholders of the Company in connection with the Transactions. This opinion shall not be used for any other purpose, and may not be disseminated, reproduced, quoted from or referred to at any time, without our prior written approval; provided that this opinion may be included in its entirety in any proxy statement that may be delivered to the Company’s stockholders in connection with the Transactions and provided further that North Point shall have a reasonable opportunity to review, comment on and approve any summary or reference to this opinion contained in such proxy statement in advance of any such delivery. This opinion does not constitute a recommendation to any stockholder of the Company and is not intended to confer rights or remedies upon the stockholders of the Company. Furthermore, this opinion should not be construed as creating any fiduciary duty on our part to any person.

Based upon and subject to the foregoing, it is our opinion that the Aggregate Per Share Consideration to be received by the holders of the Shares of the Company in the Transactions pursuant to the Merger Agreement is fair, from a financial point of view, to the Company and its stockholders.

Sincerely,
/s/ David Jacquin

NORTH POINT ADVISORS LLC

ANNEX C

Thomas Weisel Partners

MERCHANT BANKING

August 18, 2006

Board of Directors

Lone Star Steakhouse & Saloon, Inc.

224 East Douglas, Suite 700

Wichita, KS 67202

Ladies and Gentlemen,

We understand that Lone Star Steakhouse & Saloon, Inc., a Delaware corporation (the “Company”), Lone Star U.S. Acquisitions LLC, a Delaware limited liability company (“Purchaser”), and COI Acquisition Corp., a Delaware corporation (“Merger Sub”), propose to enter into an Agreement and Plan of Merger, dated as of August 18, 2006 (the “Merger Agreement”), pursuant to which (i) the Company will sell to one or more affiliates of Purchaser (“Purchase Sub”) all of the issued and outstanding shares of capital stock of certain subsidiaries of the Company (the “Stock Transfers”) and (ii) immediately after the Stock Transfers, Merger Sub will merge with and into the Company, with the Company being the surviving entity (the “Merger” and, collectively with the Stock Transfers, the “Transactions”). At the effective time of the Merger, each issued and outstanding share of common stock of the Company, par value $0.01 per share (the “Shares”), other than dissenting shares, shares held in treasury and shares owned by Purchaser or Merger Sub, will be converted into the right to receive the sum of $20.77 in cash, as a result of the distribution of proceeds from the Stock Transfers (the “Distribution Consideration”), and $6.33 in cash, as a result of the Merger, in each case without interest (the “Merger Consideration” and, collectively with the Distribution Consideration, the “Aggregate Consideration”) equaling $27.10 cash per share in Aggregate Consideration. The terms and conditions of the Transactions are set forth in more detail in the Merger Agreement.

You have asked for our opinion as investment bankers as to whether the Aggregate Consideration to be received by the stockholders of the Company (other than Purchaser, Merger Sub, Purchase Sub and their respective affiliates) in the Transactions is fair to such stockholders from a financial point of view, as of the date hereof. As you are aware, we were not retained to advise the Company with respect to alternatives to the Transactions, the terms and conditions, including structure, of the Transactions or the Company’s underlying decision to proceed with or effect the Transactions. Further, we were not requested to, nor did we, solicit or assist the Company in soliciting indications of interest from third parties for all or any part of the Company.

In connection with our opinion, we have, among other things: (i) reviewed certain publicly available financial and other data with respect to the Company, including the consolidated financial statements for recent years and interim periods to the Company’s fiscal quarter ended June 13, 2006 and certain other relevant financial and operating data relating to the Company made available to us from published sources and from the internal records of the Company; (ii) reviewed the financial terms and conditions of the Merger Agreement; (iii) reviewed certain publicly available information concerning the trading of, and the trading market for, the Shares; (iv) compared the Company from a financial point of view with certain other publicly traded companies in the restaurant industry which we deemed to be relevant; (v) considered the financial terms, to the extent publicly available, of selected recent business combinations of companies in the restaurant industry which we deemed to be comparable, in whole or in part, to the Transactions; (vi) reviewed and discussed with representatives of the management of the Company certain information of a business and financial nature regarding the Company, including financial forecasts and related assumptions with respect to the Company; (vii) made inquiries regarding and discussed the Transactions and the Merger Agreement and other matters related thereto with the Company’s counsel; and (viii) performed such other analyses and examinations as we have deemed appropriate.

Thomas Weisel Partners LLC, One Montgomery Street, San Francisco, CA 94104

direct 415.364.2500 www.tweisel.com

San Francisco | New York | Boston | London

C-1

In connection with our review, we have not assumed any obligation independently to verify the foregoing information and have relied on its being accurate and complete. With respect to the financial forecasts and related assumptions with respect to the Company, upon the advice of representatives of the management of the Company and with your consent we have assumed for purposes of our opinion that the forecasts have been reasonably prepared on bases reflecting the best available estimates and judgments of the Company’s management as to the future financial performance of the Company and that they provide a reasonable basis upon which we can form our opinion. We have also assumed that there have been no material changes in the Company’s assets, financial condition, results of operations, business or prospects since the date of its last financial statements made available to us. We have relied on advice of counsel and independent accountants to the Company as to all legal and financial reporting matters with respect to the Company, the Transactions and the Merger Agreement. We have assumed that the Transactions will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, and all other applicable federal and state statutes, rules and regulations. We have also assumed that the Transactions will be treated as a single overall plan to fully redeem each stockholder of the Company of his, her or its Shares for U.S. federal income tax purposes pursuant to Section 302 of the Internal Revenue Code of 1986, as amended. In addition, we have not assumed responsibility for making an independent evaluation, appraisal or physical inspection of any of the assets or liabilities (contingent or otherwise) of the Company, nor have we been furnished with any such appraisals. Finally, our opinion is based on economic, monetary and market and other conditions as in effect on, and the information made available to us as of, the date hereof. Accordingly, although subsequent developments may affect this opinion, we have not assumed any obligation to update, revise or reaffirm this opinion.

We have further assumed with your consent that the Transactions will be consummated in accordance with the terms described in the Merger Agreement, without any amendments thereto, and without waiver by any party thereto of any of the conditions to such party’s obligations thereunder.

As you know, we are receiving a fee from the Company for rendering this opinion, and that fee is not contingent upon the consummation of the Transactions. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. In the ordinary course of our business, we trade the equity securities of the Company for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

Based upon the foregoing and in reliance thereon, it is our opinion as investment bankers that the Aggregate Consideration to be received by the stockholders of the Company (other than Purchaser, Merger Sub, Purchase Sub and their respective affiliates) in the Transactions is fair to such stockholders from a financial point of view, as of the date hereof.

This opinion is directed to the Board of Directors of the Company in its consideration of the Transactions and is not a recommendation to any stockholder as to how such stockholder should vote with respect to the Transactions or any other matter. Further, this opinion addresses only the financial fairness of the Aggregate Consideration to the stockholders of the Company (other than Purchaser, Merger Sub, Purchase Sub and their respective affiliates) and does not address the relative merits of the Transactions or any alternatives to the Transactions, the Company’s underlying decision to proceed with or effect the Transactions, the financial or other fairness of the Distribution Consideration or the Merger Consideration, individually (as opposed to the Aggregate Consideration), or any other aspect of the Transactions. This opinion may not be used or referred to by the Company, or quoted or disclosed to any person in any manner, without our prior written consent, which consent is hereby given to the inclusion of this opinion in any proxy statement filed by the Company with the Securities and Exchange Commission in connection with the Transactions. In furnishing this opinion, we do not admit that we are experts within the meaning of the term “experts” as used in the Securities Act and the rules and regulations promulgated thereunder, nor do we admit that this opinion constitutes a report or valuation within the meaning of Section 11 of the Securities Act.

Very truly yours,
/s/ Thomas Weisel Partners LLC

THOMAS WEISEL PARTNERS LLC

C-2

ANNEX D

Section 262 of the Delaware General Corporation Law

§ 262. Appraisal rights.

(a)       Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b)       Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

(1)       Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.

(2)       Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a.         Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b.         Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

c.         Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d.         Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3)       In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c)       Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d)	Appraisal rights shall be perfected as follows:

(1)       If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2)       If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e)       Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

(f)        Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g)       At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h)       After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i)        The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j)        The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k)       From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

(l)        The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

SPECIAL MEETING OF STOCKHOLDERS OF

LONE STAR STEAKHOUSE & SALOON, INC.

[_______________], 2006

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

1.    To adopt the Agreement and Plan of Merger, dated as of August 18, 2006 (the “Merger Agreement”), by and among Lone Star Steakhouse & Saloon, Inc. (the “Company”), Lone Star U.S. Acquisitions LLC (“Lone Star Acquisitions”) and COI Acquisition Corp., an affiliate of Lone Star Acquisitions, pursuant to which the Company will sell to an affiliate or affiliates of Lone Star Acquisitions all of the shares of capital stock of certain of the Company’s subsidiaries designated by Lone Star Acquisitions, and, immediately thereafter, COI Acquisition Corp. will merge with and into the Company, and the Company will be the surviving corporation in the merger and become an affiliate of Lone Star Acquisitions.

2.    To approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the Merger Agreement and approve the transactions contemplated thereby.

	FOR	AGAINST	ABSTAIN
FOR AGAINST ABSTAIN
3. In their discretion, the Proxies are authorized to consider and take action upon such other matters as may properly come before the meeting or any adjournment thereof.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

PROPERLY EXECUTED PROXIES WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE GIVEN, SUCH PROXIES WILL BE VOTED FOR PROPOSALS 1 AND 2.

The undersigned revokes any prior proxies to vote the shares covered by this proxy.

PLEASE SIGN, DATE AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED REPLY ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

NOTE:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

LONE STAR STEAKHOUSE & SALOON, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

LONE STAR STEAKHOUSE & SALOON, INC. (THE “COMPANY”)

FOR USE AT THE SPECIAL MEETING OF STOCKHOLDERS OF THE COMPANY

TO BE HELD AT [____] [__].M., [_________] TIME, ON [______________], [________], 2006

The undersigned hereby appoints Jamie B. Coulter, John D. White, and each of them, attorneys and proxies with full power of substitution to vote in the name of and as proxy for the undersigned all the shares of common stock of the Company held of record by the undersigned on August 28, 2006 at the Special Meeting of Stockholders of the Company to be held at [____] [__].m. [______] time on [__________], [_________], 2006, at [__________________] located at [_______________________________], and at any adjournment thereof.

(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.)

SPECIAL MEETING OF STOCKHOLDERS OF

LONE STAR STEAKHOUSE & SALOON, INC.

[_____________], 2006

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.

-OR-

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.	COMPANY NUMBER ACCOUNT NUMBER

-OR-

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the internet.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

1.    To adopt the Agreement and Plan of Merger, dated as of August 18, 2006 (the “Merger Agreement”), by and among Lone Star Steakhouse & Saloon, Inc. (the “Company”), Lone Star U.S. Acquisitions LLC (“Lone Star Acquisitions”) and COI Acquisition Corp., an affiliate of Lone Star Acquisitions, pursuant to which the Company will sell to an affiliate or affiliates of Lone Star Acquisitions all of the shares of capital stock of certain of the Company’s subsidiaries designated by Lone Star Acquisitions, and, immediately thereafter, COI Acquisition Corp. will merge with and into the Company, and the Company will be the surviving corporation in the merger and become an affiliate of Lone Star Acquisitions.

2.    To approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the Merger Agreement and approve the transactions contemplated thereby.

	FOR	AGAINST	ABSTAIN
FOR AGAINST ABSTAIN

3. In their discretion, the Proxies are authorized to consider and take action upon such other matters as may properly come before the meeting or any adjournment thereof.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

PROPERLY EXECUTED PROXIES WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE GIVEN, SUCH PROXIES WILL BE VOTED FOR PROPOSALS 1 AND 2.

The undersigned revokes any prior proxies to vote the shares covered by this proxy.

PLEASE SIGN, DATE AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED REPLY ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

NOTE:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.